                                                                   EXHIBIT 10.51


                                 $300,000,000

                     AMENDED AND RESTATED CREDIT AGREEMENT


                           Dated as of June 9, 1999

                                 by and among

                             CNL APF PARTNERS, LP,
                                         as Borrower,

                      CNL AMERICAN PROPERTIES FUND, INC.,
                                         as Parent,

                          FIRST UNION NATIONAL BANK,
                                         as Administrative Agent,

                                    each of
                       FIRST UNION CAPITAL MARKETS GROUP
                                      and
                        BANC OF AMERICA SECURITIES LLC,
                                         as Joint Lead Arrangers
                                                 and
                                         as Book Managers,

                              NATIONSBANK, N.A.,
                                         as Syndication Agent,

                           THE CHASE MANHATTAN BANK,
                                         as Documentation Agent,

                                      and

                    THE FINANCIAL INSTITUTIONS PARTY HERETO
                   AND THEIR ASSIGNEES UNDER SECTION 12.5.,
                                         as Lenders

                             TABLE OF CONTENTS/*/


Article I.   Definitions..........................................................................................    1

     Section 1.1.   Definitions...................................................................................    1
     Section 1.2.   General; References to Times..................................................................    26

Article II.  Credit Facility......................................................................................    26

     Section 2.1.   Revolving Loans...............................................................................    26
     Section 2.2.   Rates and Payment of Interest on Loans........................................................    27
     Section 2.3.   Number of Interest Periods....................................................................    28
     Section 2.4.   Repayment of Loans............................................................................    28
     Section 2.5.   Prepayments...................................................................................    28
     Section 2.6.   Continuation..................................................................................    29
     Section 2.7.   Conversion....................................................................................    29
     Section 2.8.   Notes.........................................................................................    30
     Section 2.9.   Letters of Credit.............................................................................    30
     Section 2.10.  Voluntary Reductions of the Commitment........................................................    34
     Section 2.11.  Increase of Commitments.......................................................................    34
     Section 2.12.  Expiration or Maturity Date of Letters of Credit Past Termination Date........................    35
     Section 2.13.  Amount Limitations............................................................................    35

Article III. Payments, Fees and Other General Provisions..........................................................    35

     Section 3.1.   Payments......................................................................................    35
     Section 3.2.   Pro Rata Treatment............................................................................    36
     Section 3.3.   Sharing of Payments, Etc......................................................................    36
     Section 3.4.   Several Obligations...........................................................................    37
     Section 3.5.   Minimum Amounts...............................................................................    37
     Section 3.6.   Fees..........................................................................................    38
     Section 3.7.   Computations..................................................................................    38
     Section 3.8.   Usury.........................................................................................    39
     Section 3.9.   Agreement Regarding Interest and Charges......................................................    39
     Section 3.10.  Statements of Account.........................................................................    39
     Section 3.11.  Defaulting Lenders............................................................................    39
     Section 3.12.  Taxes.........................................................................................    41

Article IV. Yield Protection, Etc.................................................................................    42

     Section 4.1.   Additional Costs; Capital Adequacy............................................................    42
     Section 4.2.   Suspension of LIBOR Loans.....................................................................    44
     Section 4.3.   Illegality....................................................................................    44
     Section 4.4.   Compensation..................................................................................    44
     Section 4.5.   Treatment of Affected Loans...................................................................    45
     Section 4.6.   Change of Lending Office......................................................................    45
     Section 4.7.   Assumptions Concerning Funding of LIBOR Loans.................................................    45

________________________________
/*/ This Table of Contents is not part of the Credit Agreement and is provided as a convenience only.

Article V. Conditions Precedent..................................................................................... 46

     Section 5.1.   Initial Conditions Precedent.................................................................... 46
     Section 5.2.   Conditions Precedent to All Loans and Letters of Credit......................................... 49
     Section 5.3.   Conditions as Covenants......................................................................... 49

Article VI. Representations and Warranties.......................................................................... 49

     Section 6.1.   Representations and Warranties.................................................................. 49
     Section 6.2.   Survival of Representations and Warranties, Etc................................................. 56

Article VII. Affirmative Covenants.................................................................................. 56

     Section 7.1.   Preservation of Existence and Similar Matters................................................... 56
     Section 7.2.   Compliance with Applicable Law and Material Contracts........................................... 57
     Section 7.3.   Maintenance of Property......................................................................... 57
     Section 7.4.   Conduct of Business............................................................................. 57
     Section 7.5.   Insurance....................................................................................... 57
     Section 7.6.   Payment of Taxes and Claims..................................................................... 58
     Section 7.7.   Visits and Inspections.......................................................................... 58
     Section 7.8.   Use of Proceeds and Letters of Credit........................................................... 58
     Section 7.9.   Environmental Matters........................................................................... 59
     Section 7.10.  Books and Records............................................................................... 59
     Section 7.11.  REIT Status..................................................................................... 59
     Section 7.12.  ERISA Exemptions................................................................................ 59
     Section 7.13.  Exchange Listing................................................................................ 60
     Section 7.14.  Further Assurances.............................................................................. 60
     Section 7.15.  New Subsidiaries; Joint Ventures................................................................ 60
     Section 7.16.  Year 2000 Compliance............................................................................ 60

Article VIII. Information........................................................................................... 60

     Section 8.1.   Quarterly Financial Statements.................................................................. 61
     Section 8.2.   Year-End Statements............................................................................. 61
     Section 8.3.   Compliance Certificate.......................................................................... 61
     Section 8.4.   Other Information............................................................................... 62

Article IX. Negative Covenants...................................................................................... 65

     Section 9.1.   Financial Covenants............................................................................. 65
     Section 9.2.   Debt............................................................................................ 66
     Section 9.3.   Contingent Obligations.......................................................................... 67
     Section 9.4.   Certain Permitted Investments................................................................... 68
     Section 9.5.   Investments Generally........................................................................... 69
     Section 9.6.   Liens; Agreements Regarding Liens; Other Matters................................................ 70
     Section 9.7.   Restricted Payments............................................................................. 71
     Section 9.8.   Ground Leases................................................................................... 72
     Section 9.9.   Merger, Consolidation, Sales of Assets and Other Arrangements; Sale-Lease Back Transactions..... 72
     Section 9.10.  Dispositions of Assets.......................................................................... 74

     Section 9.11.  Fiscal Year..................................................................................... 74
     Section 9.12.  Modifications to Material Contracts............................................................. 74
     Section 9.13.  Transactions with Affiliates.................................................................... 74
     Section 9.14.  Distributions of Income to the Borrower......................................................... 74
     Section 9.15.  Contribution of Assets by Parent to Borrower.................................................... 75
     Section 9.16.  Limitation on International Leases.............................................................. 75
     Section 9.17.  Hedge Agreements................................................................................ 75

Article X. Default.................................................................................................. 75

     Section 10.1.  Events of Default............................................................................... 75
     Section 10.2.  Remedies Upon Event of Default.................................................................. 79
     Section 10.3.  Remedies Upon Default........................................................................... 80
     Section 10.4.  Allocation of Proceeds.......................................................................... 80
     Section 10.5.  Performance by Administrative Agent............................................................. 81
     Section 10.6.  Rights Cumulative............................................................................... 81
     Section 10.7.  Rescission of Acceleration by Requisite Lenders................................................. 81
     Section 10.8.  Collateral Account.............................................................................. 82

Article XI. The Administrative Agent................................................................................ 83

     Section 11.1.  Authorization and Action........................................................................ 83
     Section 11.2.  Administrative Agent's Reliance, Etc............................................................ 83
     Section 11.3.  Notice of Defaults.............................................................................. 84
     Section 11.4.  First Union as Lender........................................................................... 84
     Section 11.5.  Approvals of Lenders............................................................................ 85
     Section 11.6.  Lender Credit Decision, Etc..................................................................... 85
     Section 11.7.  Indemnification of Administrative Agent and Arrangers........................................... 86
     Section 11.8.  Successor Administrative Agent.................................................................. 87
     Section 11.9.  Titled Parties Have No Duties................................................................... 87

Article XII. Miscellaneous.......................................................................................... 88

     Section 12.1.  Notices......................................................................................... 88
     Section 12.2.  Expenses........................................................................................ 89
     Section 12.3.  Setoff.......................................................................................... 89
     Section 12.4.  Waiver of Jury Trial; Arbitration............................................................... 90
     Section 12.5.  Successors and Assigns.......................................................................... 92
     Section 12.6.  Amendments...................................................................................... 94
     Section 12.7.  Nonliability of Administrative Agent and Lenders................................................ 95
     Section 12.8.  Confidentiality................................................................................. 95
     Section 12.9.  Indemnification................................................................................. 96
     Section 12.10. Termination; Survival........................................................................... 98
     Section 12.11. Severability of Provisions...................................................................... 98
     Section 12.12. GOVERNING LAW................................................................................... 98
     Section 12.13. Counterparts.................................................................................... 98
     Section 12.14. Limitation of Liability......................................................................... 99
     Section 12.15. Obligations with Respect to Loan Parties........................................................ 99
     Section 12.16. Entire Agreement................................................................................ 99

     Section 12.17.  Construction................................................................................    99
     Section 12.18.  Limitation of Liability of Officers, Directors, Etc.........................................    99
     Section 12.19.  No Novation.................................................................................   100

EXHIBIT A      Form of Assignment and Acceptance Agreement
EXHIBIT B      Form of Guaranty
EXHIBIT C      Form of Notice of Borrowing
EXHIBIT D      Form of Notice of Continuation
EXHIBIT E      Form of Notice of Conversion
EXHIBIT F      Form of Revolving Note
EXHIBIT G      Form of Opinion of Counsel
EXHIBIT H      Form of Compliance Certificate


SCHEDULE 1.1.      Joint Ventures
SCHEDULE 6.1.(b)   Ownership Structure; Unconsolidated Affiliates
SCHEDULE 6.1.(f)   Title to Properties; Liens
SCHEDULE 6.1.(g)   Unencumbered Properties
SCHEDULE 6.1.(h)   Existing Secured and Unsecured Debt
SCHEDULE 6.1.(i)   Material Contracts
SCHEDULE 6.1.(j)   Litigation
SCHEDULE 9.3.      Existing Contingent Obligations
SCHEDULE 9.5.      Investments
SCHEDULE 9.13.     Transactions With Affiliates
SCHEDULE 9.17.     Hedge Agreements

     THIS AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 9, 1999 by and among CNL APF PARTNERS, LP, a limited partnership formed under the laws of the State of Delaware (the "Borrower"), CNL AMERICAN PROPERTIES FUND, INC., a corporation organized under the laws of the State of Maryland (the "Parent"), FIRST UNION NATIONAL BANK, as contractual representative of the Lenders to the extent and in the manner provided in Article XI. below (in such capacity, the "Administrative Agent"), as Administrative Agent, each of FIRST UNION CAPITAL MARKETS GROUP and BANC OF AMERICA SECURITIES LLC, formerly known as NationsBank Montgomery Securities LLC, as Joint Lead Arrangers and Book Managers (each an "Arranger"), NATIONSBANK, N.A., as Syndication Agent (the "Syndication Agent"), THE CHASE MANHATTAN BANK, as Documentation Agent (the "Documentation Agent"), and each of the financial institutions initially a signatory hereto together with their assignees pursuant to Section 12.5.(d).

     WHEREAS, the Administrative Agent and certain of the Lenders have made available to the Borrower a revolving credit facility in an amount up to $200,000,000, which includes a $10,000,000 letter of credit subfacility, on the terms and conditions contained in that certain Credit Agreement dated as of March 22, 1999 (the "Existing Credit Agreement") by and among the Borrower, the Parent, such Lenders, the Arrangers, the Syndication Agent and the Administrative Agent; and

     WHEREAS, the Borrower, the Lenders and the Agent desire to amend and restate the terms of the Existing Credit Agreement in order, among other things, to increase the amount of such revolving credit facility to $300,000,000, all pursuant to the terms hereof.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree that the Existing Credit Agreement is amended and restated in its entirety as follows:

                            Article I. Definitions

Section 1.1.  Definitions.

     In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

     "Accession Agreement" means an Accession Agreement substantially in the form of Annex I to the Guaranty.

     "Additional Costs" has the meaning given that term in Section 4.1.

     "Adjusted EBITDA" means, for any period, EBITDA for such period excluding the following: (a) EBITDA attributable to income from any Excluded Asset and (b) depreciation with respect to any Real Property Asset which is the subject of a lease that is an Excluded Asset. For purposes of this definition only, EBITDA attributable to a lease under which the tenant is the subject of a Bankruptcy Proceeding shall not be excluded when determining Adjusted EBITDA once such lease has been accepted (as opposed to rejected) under Section 365 of Bankruptcy

Code of 1978, as amended, and the other applicable provisions of such Bankruptcy Code, and so long as such lease otherwise remains an Eligible Lease.

     "Adjusted Eurodollar Rate" means, with respect to each Interest Period for any LIBOR Loan, the rate obtained by dividing (a) LIBOR for such Interest Period by (b) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained against "Eurocurrency liabilities" as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America to residents of the United States of America).

     "Adjusted Net Capitalization" means, with respect to the Parent and its Consolidated Subsidiaries: (a) Total Assets minus (b) the aggregate amount of
                                            -----
all Intangible Assets minus (c) 50% of the Value of all leases that are Excluded
                      -----
Assets, and 50% of the book value of all promissory notes that are Excluded Assets plus (d) the aggregate amount of accumulated depreciation and
       ----
amortization minus (e) 50% of the aggregate amount of accumulated depreciation
             -----
and amortization with respect to the Real Property Assets which are leased under Operating Leases that are Excluded Assets minus (f) the aggregate amount by
                                          -----
which the book value of all Subordinated Interests (excluding those issued in connection with Permitted On Balance Sheet Warehouse Financings and Nonrecourse SPE Financings) held by the Parent and its Consolidated Subsidiaries exceeds the respective Fair Value of such Subordinated Interests. For purposes of determining Adjusted Net Capitalization, the following limitations shall apply:
(i) to the extent that the aggregate value of Excluded Assets would exceed 2% of Adjusted Net Capitalization (determined without giving effect to this clause
(i)), such excess shall be excluded in determining Adjusted Net Capitalization;
(ii) to the extent that the aggregate value (which shall equal the lower of book value or Fair Value) of Subordinated Interests (excluding those issued in connection with Permitted On Balance Sheet Warehouse Financings and Nonrecourse SPE Financings) would exceed 10% of Adjusted Net Capitalization (determined without giving effect to this clause (ii)), such excess shall be excluded in determining Adjusted Net Capitalization; and (iii) the Fair Value of Subordinated Interests shall be redetermined as of the last day of each fiscal quarter of the Parent.

     "Administrative Agent" means First Union National Bank, as contractual representative for the Lenders under the terms of this Agreement, and any of its successors.

     "Affiliate" means any Person (other than the Administrative Agent or any Lender): (a) directly or indirectly controlling, controlled by, or under common control with, the Parent; (b) directly or indirectly owning or holding ten percent (10.0%) or more of any equity interest in the Parent; or (c) ten percent (10.0%) or more of whose Voting Stock or other equity interest is directly or indirectly owned or held by the Parent. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise. The Affiliates of a Person shall include any officer or director of such Person.

     "Agreement Date" means the date as of which this Agreement is dated.

     "Applicable Law" means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and all orders and decrees of all courts, tribunals and arbitrators.

     "Applicable Margin" means:

     (a) during any period for which the Parent has not received an Investment Grade Rating from both Rating Agencies, the percentage rate set forth below corresponding to the ratio of Debt to Adjusted Net Capitalization as determined in accordance with Section 9.1.(a) in effect at such time:

------------------------------------------------------------------------------------------------
            Ratio Of Debt To Adjusted Net       Applicable Margin For     Applicable Margin For
 Level              Capitalization                   LIBOR Loans             Base Rate Loans
------------------------------------------------------------------------------------------------
      2  Less than or equal to 0.30 to 1.00             1.75%                     0.250%
      1  Greater than 0.30 to 1.00                      2.00%                     0.250%
------------------------------------------------------------------------------------------------

The Applicable Margin shall be determined by the Administrative Agent under this clause (a) from time to time, based on the ratio of Debt to Adjusted Net Capitalization as set forth in the Compliance Certificate most recently delivered by the Parent pursuant to Section 8.3. Any adjustment to the Applicable Margin shall be effective (i) in the case of a Compliance Certificate delivered in connection with quarterly financial statements of the Parent delivered pursuant to Section 8.1., as of the date 45 days following the end of the last day of the applicable fiscal period covered by such Compliance Certificate, (ii) in the case of a Compliance Certificate delivered in connection with annual financial statements of the Parent delivered pursuant to
Section 8.2., as of the date 90 days following the end of the last day of the applicable fiscal period covered by such Compliance Certificate, and (iii) in the case of any other Compliance Certificate, as of the date 5 Business Days following the Administrative Agent's request for such Compliance Certificate. Notwithstanding the foregoing, for the period from the Effective Date through but excluding the date on which the Administrative Agent first determines the Applicable Margin as set forth above, the Applicable Margin for LIBOR Loans shall equal 1.75%. Thereafter, the Applicable Margin shall be adjusted from time to time as set forth above; or

     (b) during any period for which the Parent has received an Investment Grade Rating from both Rating Agencies, the percentage per annum determined, at any time, based on the range into which the Parent's Credit Rating then falls, in accordance with the table set forth below. Any change in the Parent's Credit Rating which would cause it to move to a different level in the table shall effect a change in the Applicable Margin on the Business Day immediately following the date on which such change occurs. During any period that the Parent has received Credit Ratings that are not equivalent, the Applicable Margin shall be determined by the lower of such two Credit Ratings.

-----------------------------------------------------------------------------------------------------
                Parent's Credit Rating          Applicable Margin For       Applicable Margin For
  Level              (S&p/moody's)                   LIBOR Loans               Base Rate Loans
-----------------------------------------------------------------------------------------------------
   1       BBB+/Baa1 (or higher)                        1.30%                          0%
-----------------------------------------------------------------------------------------------------
   2       BBB/Baa2                                     1.40%                          0%
-----------------------------------------------------------------------------------------------------
   3       BBB-/Baa3                                    1.50%                          0%
-----------------------------------------------------------------------------------------------------

       "Assignee" has the meaning given that term in Section 12.5.(d).

       "Assignment and Acceptance Agreement" means an Assignment and Acceptance Agreement among a Lender, an Assignee and the Administrative Agent, substantially in the form of Exhibit A.

       "Bankruptcy Proceeding" means a case, proceeding or condition of any of the types described in Sections 10.1.(e) or (f).

       "Base Rate" means the per annum rate of interest equal to the greater of
(a) the Prime Rate or (b) the Federal Funds Rate plus one-half of one percent (0.5%). Any change in the Base Rate resulting from a change in the Prime Rate or the Federal Funds Rate shall become effective as of 12:01 a.m. on the Business Day on which each such change occurs. The Base Rate is a reference rate used by the Administrative Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged by the Administrative Agent or any Lender on any extension of credit to any debtor.

       "Base Rate Loan" means a Loan bearing interest at a rate based on the Base Rate.

       "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

       "Borrower" has the meaning set forth in the introductory paragraph hereof and shall include the Borrower's successors and assigns.

       "Business Day" means (a) any day other than a Saturday, Sunday or other day on which banks in Charlotte, North Carolina are authorized or required to close and (b) with reference to a LIBOR Loan, any such day that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

       "Capital Expenditures" means, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years.

       "Capitalized Lease Obligation" means Debt represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Debt is the capitalized amount of such obligations determined in accordance with GAAP.

     "Cash Equivalents" means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, which has capital and unimpaired surplus in excess of $500,000,000.00 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody's; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any state thereof or the District of Columbia and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, which have net assets of at least $500,000,000.00 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

     "Collateral Account" means a special non-interest bearing deposit account maintained by the Administrative Agent and under its sole dominion and control.

     "Commitment" means, as to each Lender, such Lender's obligation to make Revolving Loans pursuant to Section 2.1. and to issue (in the case of the Administrative Agent) or participate in (in the case of the other Lenders) Letters of Credit pursuant to Section 2.9.(a) and 2.9.(i) respectively, in an amount up to, but not exceeding (but in the case of the Administrative Agent excluding the aggregate amount of participations in the Letters of Credit held by other Lenders), the amount set forth for such Lender on its signature page hereto as such Lender's "Commitment Amount" or as set forth in the applicable Assignment and Acceptance Agreement, as the same may be reduced from time to time pursuant to Section 2.10. or as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 12.5.

     "Commitment Percentage" means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender's Commitment to (b) the aggregate amount of the Commitments of all Lenders hereunder; provided, however, that if
                                                    --------  -------
at the time of determination the Commitments have terminated or been reduced to zero, the "Commitment Percentage" of each Lender shall be the Commitment Percentage of such Lender in effect immediately prior to such termination or reduction.

     "Compliance Certificate" has the meaning given such term in Section 8.3.

     "Concept" refers to any distinctive system for establishing and operating restaurants which is the subject of a license or franchise from a Person. Not in limitation of the foregoing, and by way of example only, such systems would include "Jack in the Box," "Golden Corral" and "IHOP."

     "Consolidated Subsidiary" means, with respect to a Person, any Subsidiary of such Person the accounts of which are required to be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP.

     "Consolidation" means the acquisition by the Parent of (a) CNL Fund Advisors, Inc.; (b) CNL Financial Services, Inc. and CNL Financial Corporation and (c) substantially all of the assets of CNL Income Fund, LTD through CNL Income Fund, XVIII, LTD (other than any such Fund whose limited partners do not approve its acquisition), all as more particularly described in the materials delivered by the Parent under Section 5.1.(a)(xviii).

     "Contingent Obligation" means, with respect to any Person, any obligation of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital, equity capital, net worth or other balance sheet condition or any income statement condition of the primary obligor or otherwise to maintain the solvency of the primary obligor, (iii) to purchase, lease or otherwise acquire property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the agreement, instrument or other document evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith. Contingent Obligations shall not include the following obligations or liabilities of the Parent, the Borrower or any other Subsidiary (including any Special Purpose Entity) to the extent incurred in connection with a Structured Financing: (a) reasonable and customary obligations of the Parent, the Borrower or any other Subsidiary with respect to (i) the servicing of any assets which are the subject of such Structured Financing, (ii) administrative and ministerial matters relating to any applicable Special Purpose Entity and related Excluded Subsidiaries, (iii) maintenance of the corporate separateness of any such Special Purpose Entity and related Excluded Subsidiaries from that of the Parent and its other Subsidiaries and (iv) the guaranty of payment of fees of any Person acting as a trustee in connection with such Structured Financing and indemnification obligations owing to any such Person, and (b) reasonable and customary repurchase obligations and other liabilities resulting from the breach of representations, warranties and covenants that are not related to creditworthiness of the obligors on the financial assets the subject of such Structured Financing and, following the Parent's acquisition of CNL Financial Services, Inc. and CNL Financial Corporation in connection with the Consolidation, repurchase obligations resulting from the conversion of adjustable rate loans to fixed rate loans, and associated obligations relating to the acquisition of Hedge Agreements with respect to such loans, in each case arising solely in connection with the transaction contemplated by that certain Wholesale Warehouse Mortgage Indenture dated as of August 1, 1998 among CNL Funding 98-1 LP, as Issuer, and Norwest Bank Minnesota, National Association, as Trustee. In addition, the ownership of a Subordinated Interest shall not be deemed to give rise to any Contingent Obligation on the part of the owner thereof. Further, Contingent Obligations shall not include liabilities of the Parent or any Consolidated Subsidiary which result solely from the Parent or such Consolidated Subsidiary being a general partner of a Special Purpose Entity that is a limited partnership and is not a Consolidated Subsidiary.

       "Continue", "Continuation" and "Continued" each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to Section 2.6.

       "Contribution Date" means first to occur of (a) the consummation of the acquisition by the Parent of substantially all of the assets of CNL Income Fund, LTD through CNL Income Fund, XVIII, LTD (other than any such Fund whose limited partners do not approve its acquisition) in connection with the Consolidation or
(b) December 31, 1999.

       "Convert", "Conversion" and "Converted" each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.7.

       "Credit Event" means any of the following: (a) the making (or deemed making) of any Loan, (b) the Conversion of a Loan and (c) the issuance of a Letter of Credit.

       "Credit Rating" means the lowest rating assigned by a Rating Agency to each series of rated senior unsecured long term indebtedness of the Parent.

       "Debt" means, with respect to a Person, at the time of computation thereof, all of the following determined on a consolidated basis (without duplication): (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property and assets or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person's business and not past due for more than 90 days after the date on which each such trade payable or account payable was created); (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, or upon which interest payments are customarily made; (d) all Capitalized Lease Obligations of such Person; (e) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities; (f) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person (even though the rights and remedies of the seller or the lender under such agreement in the event of default are limited to repossession or sale of such property or assets); (g) all Contingent Obligations of such Person; (h) all Off Balance Sheet Liabilities of such Person; (i) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person, valued, in the case of redeemable Preferred Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends (excluding, in the case of the Parent and its Subsidiaries, any obligation to acquire limited partnership interests in the Borrower which can be satisfied in full by exchanging shares of common stock of the Parent for such limited partnership interests); (j) all obligations of such Person in respect of any take-out commitment or forward equity commitment; (k) all Debt referred to in clauses (a) through (j) above and other payment obligations of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt or other payment obligation, valued, in the case of any such Debt or other payment obligation as to which recourse for the payment thereof is expressly limited to the property or assets on which such Lien is granted, at the lesser of (i) the stated or determinable amount of the Debt or other payment obligation that is so secured or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) and (ii) the fair market value of such property or assets; (l) all other obligations of such Person considered as debt by nationally recognized securities rating agencies and (m) such Person's pro rata share of the Debt of any Unconsolidated Affiliate (excluding (i) any issuer of a Subordinated Interest acquired in connection with a Permitted Financial Asset Sale and (ii) prior to the Parent's acquisition of CNL Financial Services, Inc. and CNL Financial Corporation in connection with the Consolidation, any issuer of a Subordinated Interest which represents an interest in securitized pools of promissory notes, mortgage loans, chattel paper, leases or other similar financial assets originated by any Affiliate) of such Person.

       "Default" means any of the events specified in Section 10.1., whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

       "Defaulting Lender" has the meaning set forth in Section 3.11.

       "Dollars" or "$" means the lawful currency of the United States of America.

       "Ebitda" means, for any period, net earnings (loss) of the Parent and its Consolidated Subsidiaries for such period plus the sum of the following (but only to the extent taken into account in determining net earnings (loss) for such period): (a) depreciation and amortization expense for such period; plus
                                                                         ----
(b) Interest Expense for such period; plus (c) income tax expense in respect of
                                      ----
such period; minus (or plus, as appropriate) (d) extraordinary gains (losses)
             -----     ----
and gains (losses) from sales of assets for such period, including in any event, gains (losses) from the sale of assets in connection with Permitted Financial Asset Sales; plus (e) the principal component of all payments made in respect of
             ----
Capitalized Lease Obligations during such period; plus (or minus, as
                                                  ----     -----
appropriate) (f) all straight line rent leveling adjustments (reported in the consolidated financial statements of the Parent and its Consolidated Subsidiaries for purposes of GAAP); and plus (or minus, as appropriate) (g)
                                        ----     -----
equity in net earnings (or net loss) of Unconsolidated Affiliates.

       "Effective Date" means the later of: (a) the Agreement Date; and (b) the date on which all of the conditions precedent set forth in Section 5.1. shall have been fulfilled.

       "Eligible Assignee" means any Person who is: (i) currently a Lender; (ii) a commercial bank, trust company, insurance company, savings and loan association, savings bank, investment bank, pension fund or mutual fund organized under the laws of the United States of America, or any state thereof, and having total assets in excess of $5,000,000,000; or (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having total assets in excess of $10,000,000,000, provided that such bank is acting through a branch or agency located in the United States of America. If such Person is not currently a Lender, such Person's senior unsecured long term indebtedness must be rated BBB or higher by S&P, Baa2 or higher by Moody's, or the equivalent or higher of either such rating by another rating agency of national reputation and reasonably acceptable to the Administrative Agent.

       "Eligible Lease" means a lease of a Real Property Asset (exclusive of furniture, fixtures and equipment) which satisfies all of the following requirements: (a) such Real Property Asset is owned in fee simple (or leased as lessee pursuant to a ground lease) by only the Borrower or, at any time prior to the Contribution Date, the Parent, provided that in the case of a ground lease
(i) such ground lease is permitted under Section 9.8., (ii) has a remaining term (including any extensions of such term exerciseable at the sole option of the lessee) of at least 30 years, and (iii) the lessee has the right to assign its interest in such ground lease (and to encumber such interest) without the consent of the applicable lessor); (b) neither such Real Property Asset nor any interest of the Borrower or the Parent therein (including the lease thereof), is subject to (i) any Lien other than Permitted Liens of the types described in clauses (a) through (c) of the definition thereof or (ii) any Negative Pledge;
(c) such Real Property Asset is free of all structural defects, environmental conditions or other adverse matters except for defects, conditions or matters individually or collectively which are not material to the profitable operation of such Real Property Asset; (d) such Real Property Asset has been fully developed for use as a restaurant; (e) such Real Property Asset is occupied by such tenant and is in operation; and (f) such lease is not an Excluded Asset.

       "Eligible Mortgage Income" means, for any given period, the aggregate income of the Borrower, and at any time prior to the Contribution Date, the Parent, from Eligible Mortgage Notes Receivable during such period.

       "Eligible Mortgage Note Receivable" means a promissory note which satisfies all of the following requirements: (a) such promissory note is owned solely by the Borrower or, at any time prior to the Contribution Date, the Parent; (b) such promissory note is secured by a Mortgage; (c) neither such promissory note, nor any interest of the Borrower or the Parent therein, is subject to (i) any Lien other than Permitted Liens of the types described in clauses (a) through (c) of the definition thereof or (ii) any Negative Pledge;
(d) the real property subject to such Mortgage is not subject to any other Lien other than Permitted Liens of the types described in clauses (a) through (c) of the definition thereof; (e) the real property subject to such Mortgage is free of all structural defects, environmental conditions or other adverse matters except for defects, conditions or matters individually or collectively which are not material to the profitable operation of such real property; (f) such real property has been fully developed for use as a restaurant; (g) such real property is occupied and is in operation; and (h) such promissory note is not an Excluded Asset.

       "Eligible Net Lease Income" means, for any given period, the aggregate income of the Borrower, and at any time prior to the Contribution Date, the Parent, from Eligible Leases excluding straight line rent leveling adjustments (reported in the consolidated financial statements of the Parent and its Consolidated Subsidiaries for purposes of GAAP) in respect of such Eligible Leases for such period.

       "Environmental Laws" means any Applicable Law relating to environmental protection or the manufacture, storage, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C.
(S) 7401 et seq; Federal Water Pollution Control Act, 33 U.S.C. (S) 1251 et seq.; Solid Waste Disposal Act, 42 U.S.C. (S) 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq.; National Environmental Policy Act, 42 U.S.C. (S) 4321 et seq.; regulations of the Environmental Protection Agency and any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

       "Equity Interests" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination. Debt securities convertible into other Equity Interests shall not constitute Equity Interests.

       "Equity Issuance" means any issuance or sale by a Person of any Equity Interest in such Person.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

       "ERISA Group" means the Parent, the Borrower, any other Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Parent, the Borrower or any other Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

       "Event of Default" means any of the events specified in Section 10.1., provided that any requirement for notice or lapse of time or any other condition has been satisfied.

       "Excluded Asset" means either a lease by the Parent or any Subsidiary, as lessor, of a Real Property Asset, or a promissory note held by the Parent or any Subsidiary which is secured by a Mortgage on real property, in either case where
(a) any required rental payment, principal or interest payment, or other payment due under such lease or promissory note, as the case may be, is more than 60 days past due or (b) the tenant under such lease, the maker of such promissory note, or any Person that is the franchisor or licensor of any Concept (if any) applicable to such real property, is the subject of a Bankruptcy Proceeding.

       "Excluded Subsidiary" means any Subsidiary of the Parent (other than the Borrower) (a) which is a Special Purpose Entity or (b) which satisfies all of the following requirements: (i) such Subsidiary has no assets other than (x) Equity Interests in other Excluded Subsidiaries, (y) assets which such Subsidiary is to (and does in fact) dispose of promptly, and in any event within two Business Days, following such Subsidiary's acquisition of such assets and
(z) cash distributed to such Subsidiary in connection with a Structured Financing and cash contributed to such Subsidiary to permit it to satisfy its obligations under a Structured Financing, so long as the amount of such cash held by such Subsidiary does not exceed $50,000 in the aggregate at any time;
(ii) such Subsidiary engages in no business activities other than the ownership of such Equity Interests and its other assets, and activities incidental to Structured Financings; and (iii) such Subsidiary has no Debt, liabilities or other obligations other than those directly incurred in connection with Structured Financings.

       "Existing Credit Agreement" has the meaning given that term in the recitals hereof.

       "Fair Market Value" means, with respect to any asset, the price which could be negotiated in an arm's-length transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Parent acting in good faith and evidenced by a board resolution thereof delivered to the Administrative Agent or, with respect to any asset valued at up to $1,000,000, such determination may be made by a duly authorized officer of the Parent evidenced by an officer's certificate delivered to the Administrative Agent.

       "Fair Value" means, with respect to a Subordinated Interest or I/O Strip, the fair value of such Subordinated Interest or I/O Strip as disclosed in the footnotes to the Parent's financial statements most recently delivered to the Lenders hereunder. If the Parent no longer discloses such fair values in its financial statements, then the fair value of a Subordinated Interest or I/O Strip shall be determined in accordance with a valuation methodology reasonably acceptable to the Administrative Agent.

       "Federal Funds Rate" means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent by federal funds dealers selected by the Administrative Agent on such day on such transaction as determined by the Administrative Agent.

       "Fees" means the fees and commissions provided for or referred to in
Section 3.6. and any other fees payable by the Borrower hereunder or under any other Loan Document, or otherwise payable by the Borrower to the Administrative Agent, either Arranger, the Syndication Agent, the Documentation Agent or any Lender in connection with the transactions relating to this Agreement.

       "Finance Lease" means a lease of a Real Property Asset which would be categorized as a capital lease under GAAP.

       "First Union" means First Union National Bank and its successors and assigns.

       "Fixed Charges" means, for any period, the sum of (a) Interest Expense for such period plus (b) regularly scheduled principal payments on Debt of the
                ----
Parent and its Consolidated Subsidiaries during such period, including, without limitation, the principal component of all payments made in respect of Capitalized Lease Obligations, but excluding any scheduled balloon, bullet or similar principal payment which repays such Debt in full plus (c) all Restricted
                                                         ----
Payments paid or accrued during such period in respect of any Preferred Stock issued by the Parent or any Consolidated Subsidiary.

       "Foreign Lender" means any Lender organized under the laws of a jurisdiction other than the United States of America.

       "Funds From Operations" means, for a given period, (a) net earnings of the Parent and its Subsidiaries (before minority interests and before extraordinary and non-recurring items) for such period minus (or plus) (b) gains
                                                       -----     ----
(or losses) from debt restructuring and sales of property during such period plus (c) depreciation and amortization of real property assets for such period,
----
and after adjustments for unconsolidated partnerships and joint ventures.

       "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession.

       "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

       "Governmental Authority" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

       "Guarantor" means any Person that is a party to the Guaranty as a "Guarantor" and in any event shall include the Parent and all Subsidiaries of the Parent (excluding the Borrower, any Excluded Subsidiary and, subject to the last sentence of Section 7.15., the Joint Ventures).

       "Guaranty" means the Guaranty substantially in the form of Exhibit B.

       "Hazardous Materials" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "TLCP" toxicity, "EP toxicity"; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or (e) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

       "Hedge Agreements" means, collectively, interest rate swap, cap or collar agreements, interest rate future or option contracts, commodity future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

       "Intangible Assets" means all assets which would be properly classified as intangible assets under GAAP.

       "Intellectual Property" has the meaning given that term in Section
6.1.(t).

       "Interest Expense" means, for any period, the total consolidated interest expense (including, without limitation, capitalized interest expense and interest expense attributable to Capitalized Lease Obligations) of the Parent and its Consolidated Subsidiaries. "Interest Expense" shall also include the net payment, if any, paid or payable in connection with Hedge Agreements less the net credit, if any, received in connection with Hedge Agreements.

       "I/O Strip" means a senior interest in a pool of promissory notes, mortgage loans, or other similar financial assets, issued in connection with a Permitted Financial Asset Sale or otherwise, which entitles the holder to receive a portion of the interest paid on, but not principal repaid in respect of, such financial assets.

       "Interest Period" means, with respect to any LIBOR Loan, each period commencing on the date such LIBOR Loan is made or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select in a Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. In addition to such periods, the Borrower may request Interest Periods having durations of less than one month for the sole purpose of managing the number of outstanding Interest Periods. Interest Periods having durations of less than one month will be available at the sole discretion of the Administrative Agent. Notwithstanding the foregoing:
(a) if any Interest Period would otherwise end after the Termination Date, such Interest Period shall end on the Termination Date; (b) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (c) if as a result of the application of either of the immediately preceding clauses
(a) or (b) an Interest Period for any LIBOR Loan would have a duration of less than one month, such Interest Period shall be available only at the discretion of the Administrative Agent.

       "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

       "International Lease" means a lease by the Parent or any Subsidiary, as lessor, of a Real Property Asset not located in a state of the United States of America or the District of Columbia.

       "Investment" means, with respect to any Person and whether or not such investment constitutes a controlling interest in such Person: (a) the purchase or other acquisition of any share of capital stock, evidence of Debt or other security issued by any other Person; (b) any loan, advance or extension of credit (other than trade payables or other accounts payable incurred in the ordinary course of business) to, or contribution (in the form of money or goods) to the capital of, any other Person; and (c) any commitment to make an Investment in any other Person.

       "Investment Grade Franchisor" means the Person who is the licensor or franchisor of a Concept applicable to a given parcel of real property and which Person has a rating assigned to its senior long-term debt obligations of at least BBB- by S&P or Baa3 by Moody's.

       "Investment Grade Rating" means a Credit Rating of BBB- or higher by S&P or Baa3 or higher by Moody's.

       "Investment Grade Tenant" means any Person which has entered into, and continues to be subject to, a lease of any portion of a Real Property Asset and which has a rating assigned to its senior long-term debt obligations of at least BBB- by S&P or Baa3 by Moody's.

       "Joint Ventures" means CNL/Lee Vista Joint Venture and CNL/Corral South Joint Venture, and following the Parent's acquisition of substantially all of the assets of CNL Income

Fund, LTD through CNL Income Fund, XVIII, LTD (other than any such Fund whose limited partners do not approve its acquisition) in connection with the Consolidation, each of the Persons identified on Schedule 1.1., if acquired in such acqusition.

       "L/c Commitment Amount" means an amount equal to $10,000,000.

       "Lender" means each financial institution from time to time party hereto as a "Lender", together with its respective successors and assigns.

       "Lending Office" means, for each Lender and for each Type of Loan, the office of such Lender specified as such on its signature page hereto or in the applicable Assignment and Acceptance Agreement, or such other office of such Lender as such Lender may notify the Administrative Agent in writing from time to time.

       "Letter Of Credit" has the meaning set forth in Section 2.9.(a).

       "Letter Of Credit Documents" means, with respect to any Letter of Credit, collectively, any application therefor, any certificate or other document presented in connection with a drawing under such Letter of Credit and any other agreement, instrument or other document governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations.

       "Letter Of Credit Liabilities" shall mean, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the Stated Amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Borrower at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Lender (other than the Administrative Agent in its capacity as such) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.9.(i), and the Administrative Agent shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Lenders other than the Administrative Agent of their participation interests under such Section.

       "LIBOR" means, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period. If for any reason such rate is not available, the term "LIBOR" shall mean, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more
                                                      --------  -------
than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

       "LIBOR Loans" means Loans bearing interest at a rate based on LIBOR.

       "Lien" as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, pledge, lien, charge, ground lease or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Debt or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

       "Loan" means a Revolving Loan.

       "Loan Document" means this Agreement, each Note, the Guaranty, each Letter of Credit Document and each other document or instrument now or hereafter executed and delivered by any Loan Party in connection with, pursuant to or relating to this Agreement.

       "Loan Party" means the Borrower, the Parent or any other Guarantor.

       "Material Adverse Effect" means a materially adverse effect on (a) the business, properties, condition (financial or otherwise), results of operations or performance of the Parent and its Consolidated Subsidiaries taken as a whole,
(b) the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of the Loan Documents, or (d) the rights and remedies of the Lenders and the Administrative Agent under any of such Loan Documents.

       "Material Contract" means any contract or other arrangement (other than Loan Documents), whether written or oral, to which the Borrower, the Parent or any other Subsidiary is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

       "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $1,000,000.

       "Moody's" means Moody's Investors Service, Inc.

       "Mortgage" means any mortgage, deed of trust, deed to secure debt or other similar instrument creating a Lien on real property and related improvements.

       "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

       "Negative Pledge" means a provision of any agreement (other than this Agreement or any other Loan Document) that prohibits the creation of any Lien on any assets of a Person; provided, however, that an agreement that establishes a
                        --------  -------
maximum ratio of unsecured debt to unencumbered assets, or of secured debt to total assets, or that otherwise conditions a Person's ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person's ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a "Negative Pledge" for purposes of this Agreement.

       "Net Proceeds" means with respect to any Equity Issuance by a Person, the aggregate amount of all cash and the Fair Market Value of all other property received by such Person in respect of such Equity Issuance net of investment banking fees, legal fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance.

       "Nonrecourse Debt" means, with respect to any Person, Secured Debt of such Person in respect of which (a) the holder of such Debt has expressly limited its recourse for repayment to specifically identified assets of such Person and (b) such Person has no general recourse or other general personal liability (except for customary exceptions for fraud, environmental matters and other similar exceptions acceptable to the Administrative Agent).

       "Nonrecourse SPE Financing" means a transaction that is not otherwise a Permitted On Balance Sheet Warehouse Financing and that consists of one or more transfers by the Parent at any time prior to the Contribution Date, or by the Borrower or any other Subsidiary, to a Special Purpose Entity of promissory notes, mortgage loans, chattel paper, leases or other similar financial assets originated by the Parent, the Borrower or any other Subsidiary, together with any related title or other insurance policies, Hedge Agreements and other assets directly related to such financial assets, which transfers may not be accounted for on the consolidated balance sheet of the Parent as a sale in conformity with Financial Accounting Standards Board Statement of Financial Accounting Standard No. 125, and the subsequent incurrence by such Special Purpose Entity of Debt secured by a Lien encumbering only the assets of such Special Purpose Entity; provided that (a) all of the Debt, liabilities and other obligations of such Special Purpose Entity incurred in connection with such transaction are nonrecourse for the payment or performance thereof to the Parent, the Borrower or any other Subsidiary (excluding such Special Purpose Entity or any other Excluded Subsidiary which directly owns Equity Interests in such Special Purpose Entity) other than reasonable and customary obligations of the Parent, the Borrower or any other Subsidiary with respect to (i) the servicing of any assets which are the subject of such transaction, (ii) administrative and ministerial matters relating to such Special Purpose Entity and related Excluded Subsidiaries, (iii) maintenance of the corporate separateness of such Special Purpose Entity and related Excluded Subsidiaries from that of the Parent and its other Subsidiaries, and (iv) the guaranty of payment of fees of any Person acting as a trustee in connection with such transaction and indemnification obligations owing to any such Person; and

(b) the stated maturity date of such Debt is after the Termination Date and is also at least one year after the date such Debt was incurred.

       "Note" means a Revolving Note.

       "Notice of Borrowing" means a notice in the form of Exhibit C to be delivered to the Administrative Agent pursuant to Section 2.1.(b) evidencing the Borrower's request for a borrowing of Revolving Loans.

       "Notice Of Continuation" means a notice in the form of Exhibit D to be delivered to the Administrative Agent pursuant to Section 2.6. evidencing the Borrower's request for the Continuation of a LIBOR Loan.

       "Notice Of Conversion" means a notice in the form of Exhibit E to be delivered to the Administrative Agent pursuant to Section 2.7. evidencing the Borrower's request for the Conversion of a Loan from one Type to another Type.

       "Obligations" means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; (b) all Reimbursement Obligations and all other Letter of Credit Liabilities; and (c) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower owing to the Administrative Agent or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.

       "Off Balance Sheet Liabilities" means, with respect to any Person, (a) any repurchase obligation or liability, contingent or otherwise, of such Person with respect to any accounts or notes receivable sold, transferred or otherwise disposed of by such Person, (b) any repurchase obligation or liability, contingent or otherwise, of such Person with respect to property or assets leased by such Person as lessee and (c) all obligations, contingent or otherwise, of such Person under any synthetic lease, tax retention operating lease, off balance sheet loan or similar off balance sheet financing if the transaction giving rise to such obligation (i) is considered indebtedness for borrowed money for tax purposes but is classified as an operating lease or (ii) does not (and is not required to pursuant to GAAP) appear as a liability on the balance sheet of such Person, but excluding from the foregoing provisions of this definition any obligations or liabilities of any such Person as lessee under any operating lease so long as the terms of such operating lease do not require any payment by or on behalf of such Person at the scheduled termination date of such operating lease, pursuant to a required purchase by or on behalf of such Person of the property or assets subject to such operating lease, or under any arrangements pursuant to which such Person guarantees or otherwise assures any other Person of the value of the property or assets subject to such operating lease. Off Balance Sheet Liabilities shall not include obligations and liabilities of the Parent, the Borrower or any other Subsidiary (including any Special Purpose Entity) referred to in clause (b) of the definition of the term Permitted Financial Asset Sale.

       "Operating Lease" means a lease of a Real Property Asset which is not a Finance Lease.

       "Parent" has the meaning set forth in the introductory paragraph hereof and shall include the Parent's successors and assigns.

       "Participant" has the meaning given that term in Section 12.5.(c).

       "PBGC" means the Pension Benefit Guaranty Corporation and any successor agency.

       "Permitted Financial Asset Sale" means a transaction consisting of one or more limited recourse or nonrecourse transfers by the Parent at any time prior to the Contribution Date, or by the Borrower or any other Subsidiary, to a Special Purpose Entity of promissory notes, mortgage loans, chattel paper, leases or other similar financial assets originated by the Parent, the Borrower or any other Subsidiary, together with any related title or other insurance policies, Hedge Agreements and other assets directly related to such financial assets, which transfers may properly be, and is, accounted for on the consolidated balance sheet of the Parent as a sale in conformity with Financial Accounting Standards Board Statement of Financial Accounting Standard No. 125 followed by either (x) limited recourse or nonrecourse sales of such financial assets (or interests therein) by such Special Purpose Entity to one or more Persons the accounts of which would not be required to be consolidated with those of the Parent in its consolidated financial statements in accordance with GAAP (provided that Subordinated Interests in such financial assets and I/O Strips may be issued or sold to any Person) or (y) the incurrence by such Special Purpose Entity of Debt secured by a Lien encumbering only the assets of such Special Purpose Entity; provided that all of the Debt, liabilities and other obligations of such Special Purpose Entity incurred in connection with such transactions are nonrecourse for the payment or performance thereof to the Parent, the Borrower or any other Subsidiary (excluding such Special Purpose Entity or any other Excluded Subsidiary which directly owns Equity Interests in such Special Purpose Entity) other than the following: (a) reasonable and customary obligations of the Parent, the Borrower or any other Subsidiary with respect to (i) the servicing of any assets which are the subject of such transaction, (ii) administrative and ministerial matters relating to such Special Purpose Entity and related Excluded Subsidiaries, (iii) maintenance of the corporate separateness of such Special Purpose Entity and related Excluded Subsidiaries from that of the Parent and its other Subsidiaries, and (iv) the guaranty of payment of fees of any Person acting as a trustee in connection with such transaction and indemnification obligations owing to any such Person; (b) reasonable and customary repurchase obligations and other liabilities resulting from the breach of representations, warranties and covenants that are not related to creditworthiness of the obligors on the financial assets the subject of such transactions and, following the Parent's acquisition of CNL Financial Services, Inc. and CNL Financial Corporation in connection with the Consolidation, repurchase obligations resulting from the conversion of adjustable rate loans to fixed rate loans, and associated obligations relating to the acquisition of Hedge Agreements with respect to such loans, in each case arising solely in connection with the transaction contemplated by that certain Wholesale Warehouse Mortgage Indenture dated as of August 1, 1998 among CNL Funding 98-1 LP, as Issuer, and Norwest Bank Minnesota, National Association, as Trustee, and (c) limited recourse provisions giving rise to Debt solely to the extent permitted under Section 9.2.(b). For purposes of this definition, whether an obligation or liability is "reasonable and customary" shall be determined with reference to terms of similar transactions prevailing as of the date hereof.

       "Permitted Liens" means, as to any Person: (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not at the time required to be paid or discharged under Section 7.6.;
(b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workmen's compensation, unemployment insurance or similar Applicable Laws; (c) zoning restrictions, easements, rights-of-way, covenants, reservations and other rights, restrictions or encumbrances of record on the use of real property, which do not materially detract from the value of such property or materially impair the use thereof in the business of such Person; (d) Liens in existence as of the Agreement Date and set forth in Part II of Schedule 6.1.(f); and (e) Liens, if any, in favor of the Administrative Agent for the benefit of the Lenders.

       "Permitted On Balance Sheet Warehouse Financing" means a transaction consisting of one or more transfers by the Parent at any time prior to the Contribution Date, or by the Borrower or any other Subsidiary, to a Special Purpose Entity of promissory notes, mortgage loans, chattel paper, leases or other similar financial assets originated by the Parent, the Borrower or any other Subsidiary, together with any related title or other insurance policies, Hedge Agreements and other assets directly related to such financial assets, which transfers may not be accounted for on the consolidated balance sheet of the Parent as a sale in conformity with Financial Accounting Standards Board Statement of Financial Accounting Standard No. 125, and the subsequent incurrence by such Special Purpose Entity of Debt secured by a Lien encumbering only the assets of such Special Purpose Entity; provided that (a) except as otherwise permitted under the immediately following clause (b), all of the Debt, liabilities and other obligations of such Special Purpose Entity incurred in connection with such transaction are nonrecourse for the payment or performance thereof to the Parent, the Borrower or any other Subsidiary (excluding such Special Purpose Entity or any other Excluded Subsidiary which directly owns Equity Interests in such Special Purpose Entity) other than reasonable and customary obligations of the Parent, the Borrower or any other Subsidiary with respect to (i) the servicing of any assets which are the subject of such transaction, (ii) administrative and ministerial matters relating to such Special Purpose Entity and related Excluded Subsidiaries, (iii) maintenance of the corporate separateness of such Special Purpose Entity and related Excluded Subsidiaries from that of the Parent and its other Subsidiaries, and (iv) the guaranty of payment of fees of any Person acting as a trustee in connection with such transaction and indemnification obligations owing to any such Person; (b) all of the provisions of such Debt regarding the liability of, or recourse to, the Parent, the Borrower or any other Subsidiary (excluding such Special Purpose Entity or any other Excluded Subsidiary which directly owns Equity Interests in such Special Purpose Entity) other than liabilities and obligations referred to in subclauses (i) through (iv) of the immediately preceding clause (a), have been approved of by the Administrative Agent in writing in its sole discretion and (c) all of the other terms and conditions of such Debt have been approved of by the

Administrative Agent in writing in its reasonable judgment. For purposes of this definition, whether an obligation is reasonable and customary shall be determined with reference to terms of similar transactions prevailing as of the date hereof. For the two Business Day period commencing on the date of the Parent's acquisition of CNL Financial Services, Inc. and CNL Financial Corporation in connection with the Consolidation, both of the following credit facilities shall be deemed to be Permitted On Balance Sheet Warehouse
Facilities: (x) the credit facility evidenced by that certain Franchise Loan Warehousing Agreement dated as of November 12, 1996 by and among CNL Financial I, Inc., First Union National Bank of Florida and Norwest Bank Minnesota, National Association and (y) the credit facility evidenced by that certain Franchise Loan Funding and Servicing Facility and Wholesale Warehouse Mortgage Agreement dated as of April 6, 1998 by and among CNL Financial IV, LP, Variable Funding Capital Corporation, First Union Capital Markets Corp., First Union National Bank and CNL Financial Services, Inc. Thereafter such credit facilities shall be Permitted On Balance Sheet Warehouse Facilities only if they satisfy the above conditions.

       "Person" means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

       "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

       "Post-Default Rate" means, in respect of any principal of any Loan or any other Obligation that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum equal to four percent (4.0%) plus the Base Rate as in effect from time to time.

       "Preferred Stock" means, with respect to any Person, shares of Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

       "Preferred Stock Entity" means any Person (other than a Subsidiary) in whom the Borrower or the Parent owns, directly or indirectly, Preferred Stock or other Equity Interests which are not Voting Stock and which Preferred Stock or other Equity Interests entitle the Borrower or the Parent, as the case may be, to receive the majority of all economic benefits associated with ownership of all Equity Interests issued by such Person.

       "Prime Rate" means the rate of interest per annum announced publicly by the Administrative Agent as its prime rate from time to time. The Prime Rate is not necessarily the best or the lowest rate of interest offered by the Administrative Agent or any Lender.

       "Principal Office" means the office of the Administrative Agent located at One First Union Center, Charlotte, North Carolina, or such other office of the Administrative Agent as the Administrative Agent may designate from time to time.

       "Quarterly Date" means the last Business Day of March, June, September and December in each year, the first of which shall be June 30, 1999.

       "Rating Agency" means S&P or Moody's.

       "Real Property Asset" means a parcel of real property, together with all improvements (if any) thereon, owned (or leased pursuant to a ground lease) by the Parent, the Borrower or any other Subsidiary.

       "Register" has the meaning given that term in Section 12.5.(e).

       "Regulatory Change" means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy.

       "Reimbursement Obligation" means the absolute, unconditional and irrevocable obligation of the Borrower to reimburse the Administrative Agent for any drawing honored by the Administrative Agent under a Letter of Credit.

       "REIT" means a Person qualifying for treatment as a "real estate investment trust" under the Internal Revenue Code.

       "Requisite Lenders" means, as of any date, Lenders having at least 66-2/3% of the aggregate amount of the Commitments, or, if the Commitments have been terminated or reduced to zero, Lenders holding at least 66-2/3% of the principal amount of the Loans and Letter of Credit Liabilities.

       "Restricted Payment" means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any Equity Interest of the Parent, the Borrower or any other Subsidiary now or hereafter outstanding, except a dividend or distribution payable solely in shares of that class of Equity Interest to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any Equity Interest of the Parent, the Borrower or any other Subsidiary now or hereafter outstanding; (c) any payment or prepayment of principal of, premium, if any, or interest on, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Debt which is subordinate in right of repayment to any of the Obligations; and (d) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any Equity Interest of the Parent, the Borrower or any other Subsidiary now or hereafter outstanding.

       "Revolving Loan" means a loan made by a Lender to the Borrower pursuant to Section 2.1.(a).

       "Revolving Note" has the meaning given that term in Section 2.8.(a).

       "Secured Debt" means, with respect to any Person, any Debt that is (a) secured in any manner by any Lien or (b) entitled to the benefit of a Negative Pledge.

       "Securities Act" means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

       "Solvent" means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Debt due from any affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities); and (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature and
(c) that the Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

       "Special Purpose Entity" means any Person (a) which has a legal structure and capitalization intended to make such entity a "bankruptcy remote" entity and which legal structure and capitalization have been approved in writing by the Administrative Agent; (b) which has been organized for the sole purpose of effecting a Structured Financing; (c) which has no assets other than (i) the financial assets directly acquired in connection with, and which are the subject of, such Structured Financing, and any related title or other insurance policies, Hedge Agreements and other assets directly related to such financial assets, (ii) cash and other assets contributed or distributed to such Person, or otherwise acquired by it, in connection with such Structured Financing, and which assets are retained by such Person either pursuant to the requirements of such Structured Financing or to permit it to fulfill its obligations under the terms of such Structured Financing, (iii) assets which such Person is to (and does in fact) dispose of promptly, and in any event within two Business Days, following such Person's acquisition of such assets, and (iv) in the case of a Permitted Financial Asset Sale, Subordinated Interests acquired in connection with such Permitted Financial Asset Sale; (d) which has no Debt, liabilities or other obligations other than (i) those directly incurred in connection with such Structured Financing and (ii) any liabilities resulting from representations and warranties made by such Person with respect to any such financial assets or other assets being transferred by it to another Person so long as such representations and warranties are substantially similar to those made to such Person when such assets were initially transferred to it; and (e) which none of the Parent, the Borrower or any other Subsidiary has any direct obligation to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results except as otherwise permitted in connection with such Structured Financing.

       "S&P" means Standard & Poor's Rating Services, a division of McGraw-Hill Companies, Inc.

       "Stated Amount" means the amount available to be drawn by a beneficiary under a Letter of Credit from time to time, as such amount may be increased or reduced from time to time in accordance with the terms of such Letter of Credit.

       "Structured Financing" means a Permitted On Balance Sheet Warehouse Financing, a Permitted Financial Asset Sale or a Nonrecourse SPE Financing.

       "Subordinated Interest" means a subordinate interest (whether characterized as debt or equity, and including without limitation, general and limited partnership interests, participation certificates and trust certificates) in a pool of promissory notes, mortgage loans, chattel paper, leases or other similar financial assets, issued in connection with a Permitted Financial Asset Sale or otherwise.

       "Subsidiary" means, for any Person, any corporation, partnership or other entity of which at least a majority of the Voting Stock is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

       "Tangible Net Worth" means, as of a given date, total stockholder's equity of the Parent and its Consolidated Subsidiaries, excluding (to the extent reflected in determining stockholders' equity of the Parent and its Consolidated Subsidiaries) (a) accumulated depreciation and amortization and (b) the aggregate amount of Intangible Assets of the Parent and its Consolidated Subsidiaries.

       "Taxes" has the meaning given that term in Section 3.12.

       "Term Securitization" means a Permitted Financial Asset Sale (a) involving only a single transfer (or series of related and substantially contemporaneous transfers) to a Special Purpose Entity of financial assets, and any related title or other insurance policies, Hedge Agreements and other assets directly related to such financial assets, by the Parent, the Borrower or any other Subsidiary and (b) under which the Persons acquiring such financial assets (or interests therein) from the applicable Special Purpose Entity or making advances to such Special Purpose Entity secured directly or indirectly by such financial assets, are neither required nor permitted to acquire additional financial assets (or interests therein) from, or otherwise make additional advances to, such Special Purpose Entity.

       "Termination Date" means March 22, 2002.

       "Total Assets" means total assets of the Parent and its Consolidated Subsidiaries.

       "Type" with respect to any Loan, refers to whether such Loan is a LIBOR Loan or Base Rate Loan.

       "Unconsolidated Affiliate" shall mean, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

       "Unencumbered Asset Value" means the sum of (a) the aggregate Value of all Eligible Leases as determined in accordance with GAAP plus (b) all accumulated depreciation with respect to the Real Property Assets leased under any such Eligible Leases that are Operating Leases plus (c) the aggregate book
                                                   ----
value of all Eligible Mortgage Notes Receivable as determined in accordance with GAAP.

       "Unencumbered Property Certificate" means a report, certified by the chief financial officer of the Parent, setting forth the calculations required to establish the Unencumbered Asset Value as of a specified date, all in form and detail reasonably satisfactory to the Administrative Agent.

       "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (a) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

       "Unsecured Debt" means all Debt of the Parent and its Consolidated Subsidiaries that is not Secured Debt and shall include all Debt in respect of Capitalized Lease Obligations.

       "Value" means (a) with respect to a Finance Lease, the book value of such Finance Lease (excluding any portion of such lease relating to furniture, fixtures and equipment) as determined in accordance with GAAP and (b) with respect to an Operating Lease, the book value of the Real Property Asset subject to such Operating Lease as determined in accordance with GAAP.

       "Voting Stock" means capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

       "Wholly Owned Subsidiary" means, with respect to a Person, any Subsidiary of such Person all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) of which are at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

       "Year 2000 Compliant" has the meaning given that term in Section 6.1.(x).

Section 1.2.  General; References to Times.

       Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted, or determined on a consolidated basis, in accordance with GAAP. References in this Agreement to "Sections", "Articles", "Exhibits" and "Schedules" are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and
(c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent permitted hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to "Subsidiary" means a Subsidiary of the Parent or a Subsidiary of such Subsidiary and a reference to an "Affiliate" means a reference to an Affiliate of the Parent. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to Charlotte, North Carolina time.

                          Article II. Credit Facility

Section 2.1.  Revolving Loans.

       (a) Generally.  Subject to the terms and conditions hereof, including
           ---------
without limitation Section 2.13., during the period from the Effective Date to but excluding the Termination Date, each Lender severally and not jointly agrees to make Revolving Loans to the Borrower in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of such Lender's Commitment. Subject to the terms and conditions of this Agreement, during the period from the Effective Date to but excluding the Termination Date, the Borrower may borrow, repay and reborrow Revolving Loans hereunder. Upon the Effective Date, all outstanding Revolving Loans (as defined under the Existing Credit Agreement) shall be deemed to be Revolving Loans to the Borrower outstanding hereunder being of the same Types, and in the case of LIBOR Loans, having the same Interest Periods. As of the Effective Date, such Revolving Loans shall be allocated among the Lenders in accordance with their respective Commitment Percentages. Each Lender agrees to make such payments to the other Lenders under the Existing Credit Agreement upon the Effective Date in such amounts as are necessary to effect such allocation. All such payments shall be made to the Administrative Agent for the account of the Person to be paid.

       (b) Requesting Revolving Loans.  The Borrower shall give the
           --------------------------
Administrative Agent notice pursuant to a Notice of Borrowing or telephonic notice of each borrowing of Revolving Loans. Each Notice of Borrowing shall be delivered to the Administrative Agent before 12:00 noon (a) in the case of LIBOR Loans, on the date three Business Days prior to the proposed date of such borrowing and (b) in the case of Base Rate Loans, on the date one Business Day prior to the proposed date of such borrowing. Any such telephonic notice shall include all information to be specified in a written Notice of Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Borrowing sent to the Administrative Agent by telecopy on the same day of the giving of such telephonic notice. The Administrative Agent will transmit by telecopy the Notice of Borrowing (or the information contained in such Notice of Borrowing) to each Lender promptly upon receipt by the Administrative Agent. Each Notice of Borrowing or telephonic notice of each borrowing shall be irrevocable once given and binding on the Borrower.

       (c) Disbursements of Revolving Loan Proceeds.  No later than 1:00 p.m. on
           ----------------------------------------
the date specified in the Notice of Borrowing, each Lender will make available for the account of its applicable Lending Office to the Administrative Agent at the Principal Office, in immediately available funds, the proceeds of the Revolving Loan to be made by such Lender. With respect to Revolving Loans to be made after the Effective Date, unless the Administrative Agent shall have been notified by any Lender prior to the specified date of borrowing that such Lender does not intend to make available to the Administrative Agent the Revolving Loan to be made by such Lender on such date, the Administrative Agent may assume that such Lender will make the proceeds of such Revolving Loan available to the Administrative Agent on the date of the requested borrowing as set forth in the Notice of Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Revolving Loan to be provided by such Lender. Subject to satisfaction of the applicable conditions set forth in Article V. for such borrowing, the Administrative Agent will make the proceeds of such borrowing available to the Borrower no later than 2:00 p.m. on the date and at the account specified by the Borrower in such Notice of Borrowing.

Section 2.2.  Rates And Payment Of Interest On Loans.

       (a) Rates.  The Borrower promises to pay to the Administrative Agent for
           -----
account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

           (i) during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time) plus the Applicable Margin; and

           (ii) during such periods as such Loan is a LIBOR Loan, at the Adjusted Eurodollar Rate for such Loan for the Interest Period therefor, plus the Applicable Margin.

Notwithstanding the foregoing, during the continuance of an Event of Default, the Borrower shall pay to the Administrative Agent for account of each Lender interest at the Post-Default Rate on the outstanding principal amount of any Loan made by such Lender and on any other amount payable by the Borrower hereunder or under the Notes held by such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).

       (b) Payment of Interest.  Accrued interest on each Loan shall be payable
           -------------------
(i) in the case of a Base Rate Loan, monthly on the first Business Day of each calendar month, (ii) in the case of a LIBOR Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (iii) in the case of any Loan, upon the payment, prepayment or Continuation thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted). Interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to the Borrower. All determinations by the Administrative Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.

Section 2.3.  Number of Interest Periods.

       There may be no more than 6 different Interest Periods outstanding at the same time.

Section 2.4.  Repayment of Loans.

       The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Revolving Loans on the Termination Date.

Section 2.5.  Prepayments.

       (a) Optional.  Subject to Section 4.4., the Borrower may prepay any Loan
           --------
at any time without premium or penalty. The Borrower shall give the Administrative Agent at least 3 Business Days prior written notice of the prepayment of any LIBOR Loan and at least 1 Business Day prior written notice of the prepayment of any Base Rate Loan. Promptly upon receipt of any such notice of prepayment, the Administrative Agent shall give notice thereof to each Lender.

       (b) Mandatory.  If at any time the aggregate principal amount of all
           ---------
outstanding Revolving Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceeds the aggregate amount of the Commitments at such time, the Borrower shall immediately pay to the Administrative Agent for the accounts of the Lenders the amount of such excess. Such payment shall be applied to pay all amounts of principal outstanding on the Loans and all Reimbursement Obligations pro rata in accordance with Section 3.2. and the remainder, if any, shall be deposited into the Collateral Account. If the Borrower is required to pay any outstanding LIBOR Loans by reason of this Section prior to the end of the applicable Interest Period therefor, the Borrower shall pay all amounts due under Section 4.4.

Section 2.6.  Continuation.

       So long as no Default or Event of Default shall have occurred and be continuing, the Borrower may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower giving to the Administrative Agent a Notice of Continuation not later than 12:00 noon on the third Business Day prior to the date of any such Continuation. Such notice by the Borrower of a Continuation shall be by telephone or telecopy, confirmed immediately in writing if by telephone, in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Loan and portion thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given. Promptly after receipt of a Notice of Continuation, the Administrative Agent shall notify each Lender by telecopy or other similar form of transmission of the proposed Continuation. If the Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding failure of the Borrower to comply with Section 2.7.

Section 2.7.  Conversion.

       So long as no Default or Event of Default shall have occurred and be continuing, the Borrower may on any Business Day, upon the Borrower's giving of a Notice of Conversion to the Administrative Agent, Convert all or a portion of a Loan of one Type into a Loan of another Type. Any Conversion of a LIBOR Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such LIBOR Loan and, upon Conversion of a Base Rate Loan into a LIBOR Loan, the Borrower shall pay accrued interest to the date of Conversion on the principal amount so Converted. Each such Notice of Conversion shall be given not later than 12:00 noon on the Business Day prior to the date of any proposed Conversion into Base Rate Loans and on the third Business Day prior to the date of any proposed Conversion into LIBOR Loans. Promptly after receipt of a Notice of Conversion, the Administrative Agent shall notify each Lender by telecopy or other similar form of transmission of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone (confirmed immediately in writing) or telecopy in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.

Section 2.8.  Notes.

       (a) Revolving Note.  The Revolving Loans made by each Lender shall, in
           --------------
addition to this Agreement, also be evidenced by a promissory note of the Borrower substantially in the form of Exhibit F (each a "Revolving Note"), payable to the order of such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.

       (b) Records; Endorsement on Transfer.  The date, amount of each Loan made
           --------------------------------
by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrower absent manifest error. Prior to the transfer of any Note, the Lender shall endorse such items on such Note or any allonge thereof; provided that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under such Note in respect of the Loans evidenced by such Note.

Section 2.9.  Letters of Credit.

       (a) Letters of Credit.  Subject to the terms and conditions of this
           -----------------
Agreement, the Administrative Agent, on behalf of the Lenders, agrees to issue for the account of the Borrower during the period from and including the Effective Date to, but excluding, the date 60 days prior to the Termination Date one or more letters of credit (each a "Letter of Credit") up to a maximum aggregate Stated Amount at any one time outstanding not to exceed the L/C Commitment Amount. Notwithstanding the foregoing, there may be no more than 10 Letters of Credit outstanding at any given time.

       (b) Terms of Letters of Credit.  At the time of issuance, the amount,
           --------------------------
form, terms and conditions of each Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to approval by the Administrative Agent and the Borrower. Notwithstanding the foregoing, in no event may the expiration date of any Letter of Credit extend beyond the date 30 days prior to the Termination Date, and any Letter of Credit containing an automatic renewal provision shall also contain a provision pursuant to which, notwithstanding any other provisions thereof, it shall have a final expiration date no later than the date 30 days prior to the Termination Date.

       (c) Requests for Issuance of Letters of Credit.  The Borrower shall give
           ------------------------------------------
the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) no later than 9:00 a.m. three Business Days prior to the requested date of issuance of a Letter of Credit, such notice to describe in reasonable detail the proposed terms of such Letter of Credit and the nature of the transactions or obligations proposed to be supported by such Letter of Credit, and in any event shall set forth with respect to such Letter of Credit (i) the proposed initial Stated Amount, (ii) the beneficiary or beneficiaries, (iii) whether such Letter of Credit is a commercial or standby letter of credit and
(iv) the proposed expiration date. The Borrower shall also execute and deliver such customary letter of credit application forms as requested from time to time by the Administrative Agent. Provided the Borrower has given the notice prescribed by this subsection and subject to Section 2.13. and the other terms and conditions of this Agreement, including the satisfaction of any applicable conditions precedent set forth in Article V., the

Administrative Agent shall issue the requested Letter of Credit on the requested date of issuance. The Administrative Agent shall promptly provide notice to the Lenders of the issuance of any Letter of Credit issued hereunder which notice shall set forth each Lender's pro rata share of (1) such Letter of Credit and
(2) all Letters of Credit then outstanding. Upon the written request of the Borrower, the Administrative Agent (x) shall make reasonable efforts to deliver to the Borrower a copy of any Letter of Credit proposed to be issued hereunder prior to the issuance thereof and (y) shall deliver to the Borrower a copy of each issued Letter of Credit within a reasonable time after the date of issuance thereof. To the extent any term of a Letter of Credit Document is inconsistent with a term of any Loan Document, the term of such Loan Document shall control.

       (d) Reimbursement Obligations.  Upon receipt by the Administrative Agent
           -------------------------
from the beneficiary of a Letter of Credit of any demand for payment under such Letter of Credit, the Administrative Agent shall promptly notify the Borrower of the amount to be paid by the Administrative Agent as a result of such demand and the date on which payment is to be made by the Administrative Agent to such beneficiary in respect of such demand. The Borrower hereby unconditionally and irrevocably agrees to pay and reimburse the Administrative Agent for the amount of each demand for payment under such Letter of Credit on or prior to the date on which payment is to be made by the Administrative Agent to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind. Upon receipt by the Administrative Agent of any payment in respect of any Reimbursement Obligation, the Administrative Agent shall promptly pay to each Lender that has acquired a participation therein under the second sentence of
Section 2.9.(i) such Lender's Commitment Percentage of such payment.

       (e) Manner of Reimbursement.  Upon its receipt of a notice referred to in
           -----------------------
the immediately preceding subsection (d), the Borrower shall advise the Administrative Agent whether or not the Borrower intends to borrow hereunder to finance its obligation to reimburse the Administrative Agent for the amount of the related demand for payment and, if it does, the Borrower shall submit a timely Notice of Borrowing as provided in Section 2.1.(b). If the Borrower fails to so advise the Administrative Agent, or if the Borrower fails to reimburse the Administrative Agent for a demand for payment under a Letter of Credit by the date of such payment, then (i) if the applicable conditions contained in Article
V. would permit the making of Revolving Loans, the Borrower shall be deemed to have requested a borrowing of Revolving Loans (which shall be Base Rate Loans) in an amount equal to the unpaid Reimbursement Obligation and the Administrative Agent shall give each Lender prompt notice of the amount of the Revolving Loan (which shall not be subject to the limitations of Section 3.5.) to be made by such Lender, the proceeds of which such Lender shall make available to the Administrative Agent not later than 3:00 p.m. and (ii) if such conditions would not permit the making of Revolving Loans, the provisions of subsection (j) of this Section shall apply.

       (f) Effect of Letters of Credit on Commitments.  Upon the issuance by the
           ------------------------------------------
Administrative Agent of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Lender's Commitment Percentage of the Stated Amount of such Letter of Credit plus any related Reimbursement Obligations then outstanding.

       (g) Administrative Agent's Duties Regarding Letters of Credit;
           ----------------------------------------------------------
Unconditional Nature of Reimbursement Obligation.  In examining documents
------------------------------------------------
presented in connection with drawings under Letters of Credit and making payments under such Letters of Credit against such documents, the Administrative Agent shall use the same standard of care as it uses in connection with examining documents presented in connection with drawings under letters of credit in which it has not sold participations and making payments under such letters of credit. The Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Administrative Agent nor any of the Lenders shall be responsible for
(i) the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under any Letter of Credit even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages by others, whether by mail, cable, telex, telecopy or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay by others in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit, or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit, or the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Administrative Agent or the Lenders. None of the above shall affect, impair or prevent the vesting of any of the Administrative Agent's rights or powers hereunder. Any action taken or omitted to be taken by the Administrative Agent under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create against the Administrative Agent any liability to the Borrower or any Lender. In this connection, the obligation of the Borrower to reimburse the Administrative Agent for any drawing made under any Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including without limitation, the following circumstances: (A) any lack of validity or enforceability of any Letter of Credit Document or any term or provisions therein; (B) any amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents; (C) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against the Administrative Agent, any Lender, any beneficiary of a Letter of Credit or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or in the Letter of Credit Documents or any unrelated transaction; (D) any breach of contract or dispute between the Borrower, the Administrative Agent, any Lender or any other Person; (E) any demand, statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein or made in connection therewith being untrue or inaccurate in any respect whatsoever;

(F) any non-application or misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; (G) payment by the Administrative Agent under the Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of the Letter of Credit; and (H) any other act, omission to act, delay or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable defense to or discharge of the Borrower's Reimbursement Obligations.

       (h) Amendments, Etc.  The issuance by the Administrative Agent of any
           ---------------
amendment, supplement or other modification to any Letter of Credit shall be subject to the same conditions applicable under this Agreement to the issuance of new Letters of Credit (including, without limitation, that the request therefor be made through the Administrative Agent), and no such amendment, supplement or other modification shall be issued unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such amended, supplemented or modified form or (ii) the Requisite Lenders shall have consented thereto.

       (i) Lenders' Participation in Letters of Credit.  Immediately upon the
           -------------------------------------------
issuance by the Administrative Agent of any Letter of Credit each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Administrative Agent, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Commitment Percentage of the liability of the Administrative Agent with respect to such Letter of Credit and each Lender thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Administrative Agent to pay and discharge when due, such Lender's Commitment Percentage of the Administrative Agent's liability under such Letter of Credit. In addition, upon the making of each payment by a Lender to the Administrative Agent in respect of any Letter of Credit pursuant to the immediately following subsection (j), such Lender shall, automatically and without any further action on the part of the Administrative Agent or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Administrative Agent by the Borrower in respect of such Letter of Credit and (ii) a participation in a percentage equal to such Lender's Commitment Percentage in any interest or other amounts payable by the Borrower in respect of such Reimbursement Obligation (other than the Fees payable to the Administrative Agent pursuant to the second and last sentences of Section 3.6.(b)).

       (j) Payment Obligation of Lenders.  Each Lender severally agrees to pay
           -----------------------------
to the Administrative Agent on demand in immediately available funds the amount of such Lender's Commitment Percentage of each drawing paid by the Administrative Agent under each Letter of Credit to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.9.(d) and is not available from funds then on deposit in the Collateral Account. Each such Lender's obligation to make such payments to the Administrative Agent under this subsection, and the Administrative Agent's right to receive the same, shall be absolute, irrevocable and unconditional and shall not be affected in any way by any circumstance whatsoever, including without limitation, (i) the failure of any other Lender to make its payment under this subsection, (ii) the financial condition of the Borrower or any other Loan Party, (iii) the existence of any Default or Event of Default, including any Event of Default described in Section 10.1.(e) or 10.1.(f) or (iv) the termination of the Commitments. Each such payment to the Administrative Agent shall be made without any offset, abatement, withholding or deduction whatsoever.

       (k) Information to Lenders.  Upon the request of any Lender from time to
           ----------------------
time, the Administrative Agent shall deliver to such Lender information reasonably requested by such Lender with respect to any Letter of Credit then outstanding. Other than as set forth in this subsection or in the immediately preceding subsection (c), the Administrative Agent shall have no duty to notify the Lenders regarding the issuance or other matters regarding Letters of Credit issued hereunder. The failure of the Administrative Agent to perform its requirements under this subsection or such subsection (c) shall not relieve any Lender from its obligations under Section 2.9.(j).

Section 2.10.  Voluntary Reductions of the Commitment.

       The Borrower shall have the right to terminate or reduce the aggregate unused amount of the Commitments (for which purpose use of the Commitments shall be deemed to include the aggregate amount of all Letter of Credit Liabilities) at any time and from time to time without penalty or premium upon not less than 5 Business Days prior written notice to the Administrative Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction and shall be irrevocable once given and effective only upon receipt by the Administrative Agent. The Administrative Agent will promptly transmit such notice to each Lender. The Commitments, once terminated or reduced may not be increased or reinstated. Any reduction in the aggregate amount of the Commitments shall result in a proportionate reduction (rounded to the next lowest integral multiple of $100,000) in the L/C Commitment Amount; provided, however, the L/C Commitment Amount shall not be reduced by operation of this sentence to an amount less than the Letter of Credit Liabilities at such time.

Section 2.11.  Increase of Commitments.

       The Borrower shall have the right to request increases in the aggregate amount of the Commitments from time to time (provided that after giving effect to any such increase the aggregate amount of the Commitments would not exceed $350,000,000) by providing written notice to the Administrative Agent and the Arrangers, which notice shall be irrevocable once given. The Borrower, prior to requesting an increase in the Commitments pursuant to this Section must offer in writing each Lender the right to increase its Commitment by an amount so that such Lender's Commitment Percentage shall not be decreased as a result of such increase in the Commitments. If a Lender does not accept the Borrower's offer to increase its Commitment as provided in the preceding sentence within 10 Business Days of the receipt of such offer, such offer shall be deemed rejected by such Lender. No Lender shall be required to increase its Commitment and any new Lender(s) becoming a party to this Agreement must be an Eligible Assignee. In the event a new Lender or Lenders become a party to this Agreement, or if any existing Lender agrees to increase its Commitment, such Lender shall on the date it becomes a Lender hereunder (or increases its Commitment, in the case of an existing Lender) (and as a condition thereto) purchase from the other Lenders its Lender's Commitment Percentage (as determined after giving effect to the increase of Commitments) of any outstanding Loans, by making available to the Administrative Agent for the account of such other Lenders at the

Principal Office, in same day funds, an amount equal to the sum of (A) the portion of the outstanding principal amount of such Loans to be purchased by such Lender plus (B) the aggregate amount of payments previously made by such Lender under Section 2.9.(j) which have not been repaid plus (C) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Loans. Upon any such assignment, the assigning Lender shall be deemed to represent and warrant to such other Lender that such assigning Lender is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to any Loan being assigned, the Loan Documents or any Loan Party. No increase of the Commitments may be effected under this
Section if a Default or Event of Default shall be in existence on the effective date of such increase. In connection with any increase in the aggregate amount of the Commitments pursuant to this subsection, the Borrower shall make appropriate arrangements so that each new Lender, and any existing Lender increasing its Commitment, receives a new or replacement Note, as appropriate, in the amount of such Lender's Commitment within 2 Business Days of the effectiveness of the applicable increase in the aggregate amount of Commitments.

Section 2.12. Expiration or Maturity Date of Letters of Credit Past Termination Date.

       If on the date (the "Facility Termination Date") the Commitments are terminated (whether voluntarily, by reason of the occurrence of an Event of Default or otherwise), there are any Letters of Credit outstanding hereunder, the Borrower shall, on the Facility Termination Date, pay to the Administrative Agent an amount of money equal to the Stated Amount of such Letter(s) of Credit for deposit into the Collateral Account. If a drawing pursuant to any such Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrower authorizes the Administrative Agent to use the monies deposited in the Collateral Account to make payment to the beneficiary with respect to such drawing or the payee with respect to such presentment. If no drawing occurs on or prior to the expiration date of such Letter of Credit, the Administrative Agent shall pay to the Borrower (or to whomever else may be legally entitled thereto) the monies deposited in the Collateral Account with respect to such outstanding Letter of Credit on or before the date 30 Business Days after the expiration date of such Letter of Credit.

Section 2.13.  Amount Limitations.

       Notwithstanding any other term of this Agreement or any other Loan Document, at no time may the aggregate principal amount of all outstanding Revolving Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceed the aggregate amount of the Commitments.

           Article III. Payments, Fees and Other General Provisions

Section 3.1.  Payments.

       Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement or any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at its Principal Office, not later than 2:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Prior to making any such payment, the Borrower shall give the Administrative Agent notice of such payment. The Borrower shall, at the time of making each payment under this Agreement or any Note, specify to the Administrative Agent the amounts payable by the Borrower hereunder to which such payment is to be applied. Each payment received by the Administrative Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender at the applicable Lending Office of such Lender no later than 5:00 p.m. on the date of receipt. If the Administrative Agent fails to pay such amount to a Lender as provided in the previous sentence, the Administrative Agent shall pay interest on such amount until paid at a rate per annum equal to the Federal Funds Rate from time to time in effect. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension.

Section 3.2.  Pro Rata Treatment.

       Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Section 2.1.(a) shall be made from the Lenders, each payment of the Fees under Section 3.6.(a) and the first sentence of subsection (b) thereof, shall be made for account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.10. shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of Revolving Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans held by them, provided that if immediately prior to giving effect to any such payment in respect of any Revolving Loans the outstanding principal amount of the Revolving Loans shall not be held by the Lenders pro rata in accordance with their respective Commitments in effect at the time such Loans were made, then such payment shall be applied to the Revolving Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Revolving Loans being held by the Lenders pro rata in accordance with their respective Commitments; (c) each payment of interest on Revolving Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders; (d) the making, Conversion and Continuation of Revolving Loans of a particular Type (other than Conversions provided for by Section 4.5.) shall be made pro rata among the Lenders according to the amounts of their respective Commitments (in the case of making of Loans) or their respective Loans (in the case of Conversions and Continuations of Loans) and the then current Interest Period for each Lender's portion of each Loan of such Type shall be coterminous and (e) the Lenders' participation in, and payment obligations in respect of, Letters of Credit under Section 2.9., shall be pro rata in accordance with their respective Commitments.

Section 3.3.  Sharing of Payments, Etc.

       The Borrower agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender or the Administrative Agent may otherwise have, each

Lender and the Administrative Agent shall be entitled during the continuance of an Event of Default, at its option, and in the case of any Lender subject to receipt of the Administrative Agent's prior written consent, to offset balances held by it for the account of the Borrower at any of such Lender's (or the Administrative Agent's) offices, in Dollars or in any other currency, against any principal of, or interest on, any of such Lender's Loans hereunder (or other Obligations owing to such Lender or the Administrative Agent hereunder) which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case such Lender shall promptly notify the Borrower, all other Lenders and the Administrative Agent thereof; provided, however, such Lender's failure to give such notice shall not affect the validity of such offset. If a Lender shall obtain payment of any principal of, or interest on, any Loan made by it to the Borrower under this Agreement, or shall obtain payment on any other Obligation owing by the Borrower or a Subsidiary through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by the Borrower to a Lender not in accordance with the terms of this Agreement and such payment should be distributed to the Lenders pro rata in accordance with Section 3.2. or Section 10.4., as applicable, such Lender shall promptly pay such amounts to the other Lenders and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any reasonable expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with Section 3.2. or Section 10.4. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

Section 3.4.  Several Obligations.

       No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

Section 3.5.  Minimum Amounts.

       (a) Borrowings and Conversions.  Each borrowing of Base Rate Loans shall
           --------------------------
be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof. Each borrowing of LIBOR Loans, and each Conversion of Base Rate Loans into LIBOR Loans, shall be in an aggregate minimum amount of $2,000,000 and integral multiples of $500,000 in excess of that amount.

       (b) Prepayments.  Each voluntary prepayment of Revolving Loans shall be
           -----------
in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof.

       (c) Reductions of Commitments.  Each reduction of the Commitments under
           -------------------------
Section 2.10. shall be in an aggregate minimum amount of $10,000,000 and integral multiples of $1,000,000 in excess thereof (or such lesser amount as may be the remaining aggregate amount of the Commitments).

Section 3.6.  Fees.

       (a) Unused Commitment Fee.  During the period commencing on the Agreement
           ---------------------
Date to but excluding the Termination Date, the Borrower agrees to pay to the Administrative Agent for the account of the Lenders an unused facility fee equal to (a) two-tenths of one percent (0.20%) per annum of the daily aggregate unused portion of the Lender's Commitments during any period for which the Borrower has received an Investment Grade Rating from both Rating Agencies or (b) one-quarter of one percent (0.25%) per annum of the daily aggregate unused portion of the Lender's Commitments during any other period. Such fee shall be payable quarterly in arrears on each Quarterly Date and on the Termination Date.

       (b) Letter of Credit Fees. In respect of each Letter of Credit, the
           ---------------------
Borrower agrees to pay to the Administrative Agent for account of each Lender a letter of credit fee (determined on a per annum basis) in an amount equal to (i) the initial Stated Amount of such Letter of Credit times the Applicable Margin for LIBOR Loans determined as of the date of issuance of such Letter of Credit calculated for the period from and including the date of issuance of such Letter of Credit to and including the initial date such Letter of Credit is to expire and (ii) in the case of the extension of the expiration date of any Letter of Credit (whether as a result of the operation of an automatic extension clause or otherwise), the Stated Amount of such Letter of Credit on the effective date of such extension times the Applicable Margin for LIBOR Loans determined as of such date calculated for the period from but excluding the previous expiration date to and including the extended expiration date. In addition, the Borrower shall pay to the Administrative Agent for its own account and not the account of any Lender, a fronting fee in respect of each Letter of Credit at the rate equal to one-eighth of one percent (0.125%) per annum on the initial Stated Amount of such Letter of Credit calculated for the same such period. The fees provided for in the immediately preceding two sentences shall be nonrefundable upon, and due and payable in full on, the date of issuance of the applicable Letter of Credit. The Borrower shall pay directly to the Administrative Agent from time to time on demand all reasonable commissions, charges, costs and expenses in the amounts customarily charged by the Administrative Agent from time to time in like circumstances with respect to the issuance of each Letter of Credit, drawings, amendments and other transactions relating thereto.

       (c) Other Fees.  The Borrower agrees to pay the administrative and other
           ----------
fees of the Administrative Agent as may be agreed to in writing between the Administrative Agent and the Borrower from time to time.

Section 3.7.  Computations.

       Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or other Obligations due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

Section 3.8.  Usury.

       In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law.

Section 3.9.  Agreement Regarding Interest and Charges.

       The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.2.(a)(i) and
(ii). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, facility fees, letter of credit fees, underwriting fees, default charges, late charges, funding or "breakage" charges, increased cost charges, attorneys' fees and reimbursement for costs and expenses paid by the Administrative Agent or any Lender to third parties or for damages incurred by the Administrative Agent or any Lender, are charges made to compensate the Administrative Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Administrative Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. Except as expressly agreed otherwise in writing, all charges other than charges for the use of money shall be fully earned and nonrefundable when due.

Section 3.10.  Statements of Account.

       The Administrative Agent will account to the Borrower monthly with a statement of Loans, Letter of Credit, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Administrative Agent shall be prima facie evidence of the amounts and other matters set forth therein. The failure of the Administrative Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.

Section 3.11.  Defaulting Lenders.

       (a) Generally.  If for any reason any Lender (a "Defaulting Lender")
           ---------
shall fail or refuse to perform any of its obligations under this Agreement or any other Loan Document to which it is a party within the time period specified for performance of such obligation or, if no time period is specified, if such failure or refusal continues for a period of two Business Days after notice from the Administrative Agent, then, in addition to the rights and remedies that may be available to the Administrative Agent or the Borrower under this Agreement or Applicable Law, such Defaulting Lender's right to participate in the administration of the Loans, this Agreement and the other Loan

Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Administrative Agent or to be taken into account in the calculation of the Requisite Lenders, shall be suspended during the pendency of such failure or refusal. Upon a Lender becoming a Defaulting Lender, the Administrative Agent shall give prompt notice to each other Lender thereof. If a Lender is a Defaulting Lender because it has failed to make timely payment to the Administrative Agent of any amount required to be paid to the Administrative Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Administrative Agent or the Borrower may have under the immediately preceding provisions or otherwise, the Administrative Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by the Administrative Agent in respect of a Defaulting Lender's Loans shall not be paid to such Defaulting Lender and shall be held uninvested by the Administrative Agent and either applied against the purchase price of such Loans under the following subsection
(b) or paid to such Defaulting Lender upon the Defaulting Lender's curing of its default.

       (b) Purchase of Defaulting Lender's Commitment.  Any Lender who is not a
           ------------------------------------------
Defaulting Lender shall have the right, but not the obligation, in its sole discretion, to acquire all of a Defaulting Lender's Commitment. Any Lender desiring to exercise such right shall give written notice thereof to the Administrative Agent no sooner than 2 Business Days and not later than 10 Business Days after such Defaulting Lender became a Defaulting Lender. If more than one Lender exercises such right, each such Lender shall have the right to acquire an amount of such Defaulting Lender's Commitment in proportion to the Commitments of the other Lenders exercising such right. If after such 10th Business Day, the Lenders have not elected to purchase all of the Commitment of such Defaulting Lender, then any Eligible Assignee may purchase such Commitment. None of the Administrative Agent, the Arrangers or any of the Lenders shall have any obligation whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. Upon any such purchase, the Defaulting Lender's interest in the Loans and its rights hereunder (but not its liability in respect thereof or under the Loan Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser thereof, including an appropriate Assignment and Acceptance Agreement and, notwithstanding Section 12.5.(d), shall pay to the Administrative Agent an assignment fee in the amount of $5,000. The purchase price for the Commitment of a Defaulting Lender shall be equal to the amount of the principal balance of the Loans outstanding and owed by the Borrower to the Defaulting Lender plus the aggregate amount of payments previously made by such
                  ----
Defaulting Lender under Section 2.9.(j) which have not been repaid. Prior to payment of such purchase price to a Defaulting Lender, the Administrative Agent shall apply against such purchase price any amounts retained by the Administrative Agent pursuant to the last sentence of the immediately preceding subsection (a). The Defaulting Lender shall be entitled to receive amounts owed to it by the Borrower under the Loan Documents which accrued prior to the date of the default by the Defaulting Lender, to the extent the same are received by the Administrative Agent from or on behalf of the Borrower. There shall be no recourse against any Lender or the Administrative Agent for the payment of such sums except to the extent of the receipt of payments from any other party or in respect of the Loans. If, prior to a Lender's acquisition of a Defaulting Lender's Commitment pursuant to this subsection, such Defaulting Lender shall cure the event or condition which caused it to become a Defaulting Lender and shall have paid all amounts owing by it hereunder as a result thereof, then such Lender shall no longer have the right to acquire such Defaulting Lender's Commitment.

Section 3.12.  Taxes.

       (a) Taxes Generally.  All payments by the Borrower of principal of, and
           ---------------
interest on, the Loans and all other Obligations shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding
(i) franchise taxes, (ii) any taxes (other than withholding taxes) that would not be imposed but for a connection between the Administrative Agent or a Lender and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of the Administrative Agent or such Lender pursuant to or in respect of this Agreement or any other Loan Document), (iii) any withholding taxes payable with respect to payments hereunder or under any other Loan Document under Applicable Law in effect on the Agreement Date, (iv) any taxes imposed on or measured by any Lender's assets, net income, receipts or branch profits, (v) any taxes arising after the Agreement Date solely as a result of or attributable to a Lender changing its designated Lending Office after the date such Lender becomes a party hereto (excluding, however, taxes imposed as a result of a Lender changing its Lending Office pursuant to the requirements of Section 4.6.) and (vi) any interest, fees, additional taxes or penalties relating to any of the items described in the preceding clauses (i) through (v) (such non-excluded items being collectively called "Taxes"). If any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any Applicable Law, then the Borrower will:

          (i) pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

          (ii) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such Governmental Authority; and

          (iii) pay to the Administrative Agent for its account or the account of the applicable Lender, as the case may be, such additional amount or amounts as is necessary to ensure that the net amount actually received by the Administrative Agent or such Lender will equal the full amount that the Administrative Agent or such Lender would have received had no such withholding or deduction been required.

       (b) Tax Indemnification.  If the Borrower fails to pay any Taxes when due
           -------------------
to the appropriate Governmental Authority or fails to remit to the Administrative Agent, for its account or the account of the respective Lender, as the case may be, the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental Taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. For purposes of this Section, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

       (c) Tax Forms.  Prior to the date that any Lender or participant
           ---------
organized under the laws of a jurisdiction outside the United States of America becomes a party hereto, such Person shall deliver to the Borrower and the Administrative Agent such certificates, documents or other evidence, as required by the Internal Revenue Code or Treasury Regulations issued pursuant thereto (including Internal Revenue Service Forms 4224 or 1001, as applicable, or appropriate successor forms), properly completed, currently effective and duly executed by such Lender or participant establishing that payments to it hereunder and under the Notes are (i) not subject to United States Federal backup withholding tax or (ii) not subject to United States Federal withholding tax under the Code because such payment is either effectively connected with the conduct by such Lender or participant of a trade or business in the United States or totally exempt from United States Federal withholding tax by reason of the application of the provisions of a treaty to which the United States is a party or such Lender is otherwise exempt.

                      Article IV. Yield Protection, Etc.

Section 4.1.  Additional Costs; Capital Adequacy.

       (a) Additional Costs.  The Borrower shall promptly (and in any event
           ----------------
within 30 calendar days of request) pay to the Administrative Agent for the account of a Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or such obligation or the maintenance by such Lender of capital in respect of its Loans or its Commitments (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or its Commitments (other than taxes imposed on or measured by the overall net income of such Lender or of its Lending Office for any of such Loans by the jurisdiction in which such Lender has its principal office or such Lending Office); or (ii) imposes or modifies any reserve, special deposit or similar requirements (other than Regulation D of the Board of Governors of the Federal Reserve System or other reserve requirement utilized in the determination of the Adjusted Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender, or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder); or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender's policies with respect to capital adequacy).

       (b) Lender's Suspension of LIBOR Loans.  Without limiting the effect of
           ----------------------------------
the provisions of the immediately preceding subsection (a), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Administrative Agent), the obligation of such Lender to make or Continue, or to Convert any other Type of Loans into, LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.5. shall apply).

       (c) Additional Costs in Respect of Letters of Credit.  Without limiting
           ------------------------------------------------
the obligations of the Borrower under the preceding subsections of this Section (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any Governmental Authority there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit and the result shall be to increase the cost to the Administrative Agent of issuing (or any Lender purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit or reduce any amount receivable by the Administrative Agent or any Lender hereunder in respect of any Letter of Credit, then, upon demand by the Administrative Agent or such Lender, the Borrower shall pay immediately to the Administrative Agent for its account or the account of such Lender, as applicable, from time to time as specified by the Administrative Agent or a Lender, such additional amounts as shall be sufficient to compensate the Administrative Agent or such Lender for such increased costs or reductions in amount.

       (d) Notification and Determination of Additional Costs.  Each of the
           --------------------------------------------------
Administrative Agent and each Lender agrees to notify the Borrower of any event occurring after the Agreement Date entitling the Administrative Agent or such Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, the failure of the Administrative
                         --------  -------
Agent or any Lender to give such notice shall not release the Borrower from any of its obligations hereunder. The Administrative Agent and or such Lender agrees to furnish to the Borrower a certificate setting forth the basis and amount of each request by the Administrative Agent or such Lender for compensation under this Section. Determinations by the Administrative Agent or any Lender of the effect of any Regulatory Change shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.

Section 4.2.  Suspension of LIBOR Loans.

       Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Adjusted Eurodollar Rate for any Interest Period:

          (a) the Administrative Agent reasonably determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate for such Interest Period, or

          (b) the Administrative Agent reasonably determines (which determination shall be conclusive) that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of making or maintaining LIBOR Loans for such Interest Period;

then the Administrative Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and the Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either repay such Loan or Convert such Loan into a Base Rate Loan.

Section 4.3.  Illegality.

       Notwithstanding any other provision of this Agreement, if it becomes unlawful for any Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Administrative Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 4.5. shall be applicable).

Section 4.4.  Compensation.

       The Borrower shall pay to the Administrative Agent for account of a Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to: (a) any payment or prepayment (whether mandatory or optional) of a LIBOR Loan, or Conversion of a LIBOR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or (b) any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article V. to be satisfied) to borrow a LIBOR Loan from such Lender on the date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation.

Section 4.5.  Treatment of Affected Loans.

       If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.1.(b), Section 4.2. or Section 4.3., then such Lender's LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 4.1.(b) or Section 4.3., on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.1., Section 4.2. or Section 4.3. that gave rise to such Conversion no longer exist:

          (a) to the extent that such Lender's LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's LIBOR Loans shall be applied instead to its Base Rate Loans; and

          (b) all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 4.1. or 4.3. that gave rise to the Conversion of such Lender's LIBOR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s), if any, for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

Section 4.6.  Change of Lending Office.

       Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 3.12., 4.1. or 4.3. to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

Section 4.7.  Assumptions Concerning Funding of LIBOR Loans.

       Calculation of all amounts payable to a Lender under this Article IV. shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any
--------  -------
manner it sees fit
and the foregoing assumption shall be used only for calculation of amounts payable under this Article IV.

                        Article V. Conditions Precedent

Section 5.1.  Initial Conditions Precedent.

       The effectiveness of the amendment and restatement of the Existing Credit Agreement contemplated hereby, as well as the obligation of the Lenders to effect or permit the occurrence of the first Credit Event hereunder, whether as the making of a Loan or the issuance of a Letter of Credit, are subject to the following conditions precedent:

       (a) The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

          (i) Counterparts of this Agreement executed by each of the parties hereto;

          (ii) Notes executed by the Borrower, payable to each Lender and complying with the terms of Section 2.8.(a);

          (iii) The Guaranty executed by the Parent and each other Guarantor existing as of the Effective Date;

          (iv) An opinion of Lowndes, Drosdick, Doster, Kantor & Reed, counsel to the Loan Parties, addressed to the Administrative Agent, the Arrangers and the Lenders, in substantially the form of Exhibit G;

          (v) An opinion of Lowndes, Drosdick, Doster, Kantor & Reed, counsel to the Loan Parties, addressed to the Administrative Agent, the Arrangers and the Lenders, regarding the enforceability of the Agreement and the other Loan Documents under the laws of the State of New York, and such other matters of New York law as the Administrative Agent may reasonably request;

          (vi) The certificate of limited partnership of the Borrower certified as of a recent date by the Secretary of State of the State of Delaware;

          (vii) A good standing certificate with respect to the Borrower issued as of a recent date by the Secretary of State of the State of Delaware and certificates of qualification to transact business or other comparable certificates issued by the Secretary of State (and any state department of taxation, as applicable) of each state in which the Borrower is required to be so qualified;

          (viii) A certificate of incumbency signed by the Secretary or Assistant Secretary of the general partner of the Borrower with respect to each of the officers of the general partner of the Borrower authorized to execute and deliver the Loan Documents to which the Borrower is a party and the officers of the general partner of the Borrower then authorized to deliver Notices of Borrowing, Notices of Continuation and Notices of Conversion and to request the issuance of Letters of Credit;

          (ix) Copies (certified by the Secretary or Assistant Secretary of the general partner of the Borrower) of the limited partnership agreement of the Borrower and of all corporate (or comparable) action taken by the Borrower (and any of the partners of the Borrower) to authorize the execution, delivery and performance of the Loan Documents to which the Borrower is a party;

          (x) The articles of incorporation, articles of organization, certificate of limited partnership or other comparable organizational instrument (if any) of the Parent and each other Guarantor certified as of a recent date by the Secretary of State of the State of formation of such Guarantor;

          (xi) A certificate of good standing or certificate of similar meaning with respect to the Parent and each other Guarantor issued as of a recent date by the Secretary of State of the State of formation of each such Guarantor and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Guarantor is required to be so qualified;

          (xii) A certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of the Parent and each other Guarantor with respect to each of the officers of such Guarantor authorized to execute and deliver the Loan Documents to which such Guarantor is a party;

          (xiii) Copies certified by the Secretary or Assistant Secretary of the Parent and each other Guarantor (or other individual performing similar functions) of (i) the by-laws of such Guarantor, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (ii) all corporate, partnership, member or other necessary action taken by such Guarantor to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

          (xiv) A copy of (x) each of the documents, instruments and agreements evidencing any of the Debt described on Schedule 6.1.(h); (y) each Material Contract and (z) each of the documents, instruments and agreements evidencing any of the transactions described on Schedule 9.13., in each case certified as true, correct and complete by the chief executive officer or chief financial officer of the Parent;

          (xv) The Fees, if any, then due under Section 3.6., and any other Fees payable to the Administrative Agent, the Arrangers, the Syndication Agent and the Documentation Agent;

          (xvi)  A Compliance Certificate calculated as of March 31, 1999;

          (xvii) An Unencumbered Property Certificate calculated as of March 31, 1999;

          (xviii) A written description of the Consolidation outlining the proposed organizational structure, financial condition, executive management, board of directors (or other comparable body), and business plan of the Parent and its Subsidiaries, in each case, after giving effect to the Consolidation, which must be in form and substance satisfactory to the Lenders; and

          (xix) Such other documents, agreements and instruments as the Administrative Agent on behalf of the Lenders may reasonably request; and

     (b) In the good faith judgment of the Administrative Agent, the Arrangers and the Syndication Agent:

          (i) There shall not have occurred or become known to the Administrative Agent, either Arranger or the Syndication Agent any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Parent and its Subsidiaries delivered to the Administrative Agent, the Arrangers, the Syndication Agent and the Lenders prior to the Agreement Date that has had or could reasonably be expected to have a Material Adverse Effect;

          (ii) No litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (1) have a Material Adverse Effect or (2) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower or any other Loan Party to fulfill its respective obligations under the Loan Documents to which it is a party;

          (iii) The Borrower, the Parent and the other Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (1) any Applicable Law or (2) any agreement, document or instrument to which any Loan Party is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which would not reasonably be likely to (A) have a Material Adverse Effect, or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower or any other Loan Party to fulfill its respective obligations under the Loan Documents to which it is a party; and

          (iv) There shall not have occurred or exist any material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated by the Loan Documents.

Section 5.2. Conditions Precedent to All Loans and Letters of Credit.

       The obligation of the Lenders to make any Loans and of the Administrative Agent to issue any Letter of Credit is subject to the further conditions precedent that: (a) no Default or Event of Default shall have occurred and be continuing as of the date of the making of such Loan or issuance of such Letter of Credit or would exist immediately after giving effect thereto; (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any is a party, shall be true and correct in all material respects on and as of the date of the making of such Loan or issuance of such Letter of Credit with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder; and (c) the Administrative Agent shall have received a timely Notice of Borrowing. Each Credit Event shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of the occurrence of such Credit Event, as of the date of the occurrence of such Credit Event). In addition, the Borrower shall be deemed to have represented to the Administrative Agent and the Lenders at the time such Loan is made or such Letter of Credit is issued that all conditions to the making of such Loan or issuance of such Letter of Credit contained in Article V. have been satisfied.

Section 5.3.  Conditions as Covenants.

       If the Lenders effect or permit the occurrence of the first Credit Event hereunder prior to the satisfaction of all conditions precedent set forth in Sections 5.1. and 5.2., the Borrower shall nevertheless cause such condition or conditions to be satisfied within 5 Business Days after the occurrence of such Credit Event. Unless set forth in writing to the contrary prior to the making of its initial Loan hereunder, the making of its initial Loan by a Lender shall constitute a certification by such Lender to the Administrative Agent and the other Lenders that the Borrower has satisfied the conditions precedent for the occurrence of the initial Credit Event set forth in Sections 5.1. and 5.2.

                  Article VI. Representations and Warranties

Section 6.1.  Representations and Warranties.

       In order to induce the Administrative Agent and each Lender to enter into this Agreement and to make Loans and permit the issuance of Letters of Credit, the Borrower represents and warrants to the Administrative Agent and each Lender as follows:

       (a) Organization; Power; Qualification.  Each of the Borrower, the Parent
           ----------------------------------
and the other Subsidiaries is a corporation, partnership, limited liability company or other legal entity, duly organized or formed, validly existing and, if applicable, in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership, limited liability company or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.

       (b) Ownership Structure.  As of the Agreement Date, Part I of Schedule
           -------------------
6.1.(b) correctly sets forth the corporate structure and ownership interests of the Parent's Subsidiaries including the correct legal name of each Subsidiary, its jurisdiction of formation, the Persons holding equity interests in such Subsidiary, and their percentage equity or voting interest in such Subsidiary. Except as set forth in such Schedule, as of the Agreement Date: (i) no Subsidiary has issued to any third party any securities convertible into any equity interest in such Subsidiary, or any options, warrants or other rights to acquire any securities convertible into any such equity interest, and (ii) the outstanding stock and securities of or other equity interests, as applicable, in each such Subsidiary are owned by the Persons indicated on such Schedule, free and clear of all Liens, warrants, options and rights of others of any kind whatsoever. As of the Agreement Date, Part II of Schedule 6.1.(b) correctly sets forth all Unconsolidated Affiliates and Preferred Stock Entities of the Parent, including the correct legal name of such Person, the type of legal entity which each such Person is, and all ownership interests in such Person held directly or indirectly by the Parent.

       (c) Authorization of Agreement, Notes, Loan Documents and Borrowings.
           ----------------------------------------------------------------
The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow hereunder. Each Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents to which the Borrower or any other Loan Party is a party have been duly executed and delivered by the duly authorized officers of the Borrower or such Loan Party and each is a legal, valid and binding obligation of the Borrower or such Loan Party enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations contained herein or therein may be limited by equitable principles generally.

       (d) Compliance of Agreement, Notes, Loan Documents and Borrowing with
           -----------------------------------------------------------------
Laws, etc.  The execution, delivery and performance of this Agreement, the
---------
Notes and the other Loan Documents to which the Borrower or any other Loan Party is a party in accordance with their respective terms and the borrowings hereunder do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to the Borrower, the Parent or any other Subsidiary; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Borrower, the Parent or any other Subsidiary, or any indenture, agreement or other instrument to which the Borrower, the Parent or any other Subsidiary is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower, the Parent or any other Subsidiary other than in favor of the Administrative Agent for the benefit of the Lenders.

       (e) Compliance with Law; Governmental Approvals.  The Borrower, the
           -------------------------------------------
Parent and each other Subsidiary is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Law relating to the Borrower, the Parent or such other Subsidiary except for noncompliances which, and Governmental Approvals the failure to possess which, would not, individually or in the aggregate, cause a Default or Event of Default or have a Material Adverse Effect.

       (f) Title to Properties; Liens.  As of the Agreement Date, Part I of
           --------------------------
Schedule 6.1.(f) sets forth all of the real property owned or leased by the Borrower, the Parent or any of the Parent's other Subsidiaries and each such Person has good and insurable fee simple title (or leasehold title if so designated on such Schedule) to the applicable real property. As of the Agreement Date, there are no mortgages, deeds of trust, indentures, debt instruments or other agreements creating a Lien against any of such Person's right, title or interest in any such real property or any other property or assets of the Parent, the Borrower or any other Subsidiary except for Permitted Liens.

       (g) Unencumbered Properties.  Each lease included as an Eligible Lease in
           -----------------------
calculations of the Unencumbered Asset Value satisfies all requirements contained in the definition of "Eligible Lease." As of the Agreement Date, Part I of Schedule 6.1.(g) is a true, correct and complete listing of all such Eligible Leases. Each promissory note included as an Eligible Mortgage Note Receivable in calculations of the Unencumbered Asset Value satisfies all requirements contained in the definition of "Eligible Mortgage Note Receivable." As of the Agreement Date, Part II of Schedule 6.1.(g) is a true, correct and complete listing of all such Eligible Mortgage Notes Receivable.

       (h) Existing Secured and Unsecured Debt.  Schedule 6.1.(h) is, as of the
           -----------------------------------
Agreement Date, a complete and correct listing of all Debt of each of the Parent, the Borrower and the other Subsidiaries, including all guaranties and all letters of credit and acceptance facilities extended to any such Person, and indicating whether such Debt is Secured Debt or Unsecured Debt. As of the Agreement Date, no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Debt.

       (i) Material Contracts.  Schedule 6.1.(i) is a true, correct and complete
           ------------------
listing of all Material Contracts as of the Agreement Date. No default or event of default, or event or condition which with the giving of notice, the lapse of time, a determination of materiality, the satisfaction of any other condition or any combination of the foregoing, would constitute such a default or event of default, exists with respect to any such Material Contract.

       (j) Litigation.  Except as set forth on Schedule 6.1.(j), there are no
           ----------
actions, suits or proceedings pending (nor, to the knowledge of the Parent, are there any actions, suits or proceedings threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting the Borrower, the Parent or any other Subsidiary or any of its respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority which could reasonably be expected to have a Material Adverse Effect. There are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to the Borrower, the Parent or any other Subsidiary which could reasonably be expected to have a Material Adverse Effect.

       (k) Taxes.  All federal, state and other tax returns of the Parent and
           -----
any Subsidiary required by Applicable Law to be filed have been duly filed within all applicable deadlines (including any permitted extensions thereof), and all federal, state and other taxes, assessments and other governmental charges or levies upon the Parent or any Subsidiary and its respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section 7.6. As of the Agreement Date, none of the United States income tax returns of the Borrower or any Subsidiary is under audit. All charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

       (l) Financial Statements.  The Borrower has furnished to each Lender
           --------------------
copies of (i) the audited consolidated balance sheet of the Parent for the fiscal year ending December 31, 1998, and the related consolidated statements of operations, changes in stockholder's equity and cash flows for the fiscal year ending on such date, with the opinion thereon of PriceWaterhouseCoopers LLP and
(ii) the unaudited consolidated balance sheet of the Parent for the fiscal quarter ending March 31, 1999, and the related consolidated statements of operations, changes in stockholder's equity and cash flows for the three fiscal quarter period ending on such date. Such balance sheets and statements (including in each case related schedules and notes) present fairly, in all material respects, in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of the Parent and its consolidated Subsidiaries, as at their respective dates and, if applicable, the results of operations and the cash flow for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments). Neither the Parent nor any of its Subsidiaries has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said financial statements.

       (m) No Material Adverse Change.  Since December 31, 1998, there has
           --------------------------
been no material adverse change in the business, properties, condition (financial or otherwise), results of operations or performance of the Parent and its Subsidiaries taken as a whole. Each of the Borrower, the Parent and its other Subsidiaries is Solvent.

       (n) ERISA.  Each member of the ERISA Group is in compliance with its
           -----
obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan, except in each case for noncompliances which could not reasonably be expected to have a Material Adverse Effect. As of the Agreement Date, no member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan,
(ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

       (o)  Absence of Defaults.  None of the Borrower, the Parent nor any other
            -------------------
Subsidiary is in default under its articles or certificate of incorporation, bylaws, partnership agreement or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived: (i) which constitutes a Default or an Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice, a determination of materiality, the satisfaction of any condition, or any combination of the foregoing, would constitute, a default or event of default by the Borrower, the Parent or any other Subsidiary under any agreement (excluding the Loan Documents) or judgment, decree or order to which the Borrower, the Parent or any other Subsidiary is a party or by which the Borrower, the Parent or any other Subsidiary or any of their respective properties may be bound where such default or event of default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

       (p)  Environmental Laws.  In the ordinary course of business, each of the
            ------------------
Borrower, the Parent and its other Subsidiaries conducts reviews of the effect of Environmental Laws on its respective business, operations and properties, including without limitation, its respective Real Property Assets, in the course of which such Person identifies and evaluates associated liabilities and costs (including, without limitation, determining whether any capital or operating expenditures are required for clean-up or closure of properties presently or previously owned, determining whether any capital or operating expenditures are required to achieve or maintain compliance with Environmental Laws or required as a condition of any Governmental Approval, any contract, or any related constraints on operating activities, determining whether any costs or liabilities exist in connection with off-site disposal of wastes or Hazardous Materials, and determining whether any actual or potential liabilities to third parties, including employees, and any related costs and expenses exist). The Borrower, the Parent and its other Subsidiaries each has obtained all Governmental Approvals which are required under Environmental Laws and is in compliance with all terms and conditions of such Governmental Approvals which the failure to obtain or to comply with could reasonably be expected to have a Material Adverse Effect. Each of the Borrower, the Parent and its other Subsidiaries is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in the Environmental Laws the failure to comply with which could reasonably be expected to have a Material Adverse Effect. Except for any of the following matters that could not be reasonably expected to have a Material Adverse Effect, the Parent is not aware of, and has not received notice of, any past, present, or future events, conditions, circumstances, activities, practices, incidents, actions, or plans which, with respect to the Borrower, the Parent or its other Subsidiaries, may interfere with or prevent compliance or continued compliance with Environmental Laws, or may give rise to any common-law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic, or other Hazardous Material.

       (q)  Investment Company; Public Utility Holding Company.  None of the
            --------------------------------------------------
Borrower, the Parent or any other Subsidiary is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.


       (r)  Margin Stock. None of the Borrower, the Parent or any other
            ------------
Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

       (s)  Affiliate Transactions; Restrictions on Dividend, Etc.  Except as
            -----------------------------------------------------
permitted by Section 9.13., none of the Borrower, the Parent or any other Subsidiary is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of the Borrower, the Parent or any other Subsidiary is a party. None of the Parent, the Borrower or any other Subsidiary is a party to any agreement or arrangement which contains or imposes encumbrances or restrictions prohibited by Section 9.6.(c).

       (t)  Intellectual Property.  The Borrower, the Parent and each other
            ---------------------
Subsidiary owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights (collectively, "Intellectual Property") necessary to the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary right of any other Person. Each such Person has taken all commercially reasonable measures to ensure that all such Intellectual Property is fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filing or issuances. No claim has been asserted by any Person with respect to the use of any Intellectual Property, or challenging or questioning the validity or effectiveness of any Intellectual Property, which could reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by the Borrower, the Parent and its other Subsidiaries, does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of the Borrower, the Parent and its other Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

       (u)  REIT Status. The Parent qualifies as a REIT.
            -----------

       (v)  Not Plan Assets. None of the assets of the Borrower, the Parent or
            ---------------
any other Subsidiary constitute "plan assets", within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. The execution, delivery and performance of this Agreement, and the borrowing and repayment of amounts hereunder, do not and will not constitute "prohibited transactions" under ERISA or the Internal Revenue Code.

       (w)  Business. As of the Agreement Date, the Parent, the Borrower and the
            --------
other Subsidiaries are engaged principally in the business of (i) owning real estate assets which are net leased to restaurant operators, (ii) originating mortgage and equipment loans, (iii) securitizing mortgage loans, leases and certain other assets and (iv) ancillary businesses that are incidental to the foregoing.

       (x)  Year 2000. The Parent has conducted a comprehensive review and
            ---------
assessment of the systems and equipment of the Parent, the Borrower and the Parent's other Subsidiaries, and made inquiry of the material suppliers, vendors and customers of the Parent, the Borrower and the Parent's other Subsidiaries, regarding the "Year 2000 Problem" (that is, the inability of computers, as well as embedded microchips in non-computing devices, to perform properly, including performance of date-sensitive functions with respect to certain dates prior to, on and after December 31, 1999). Based on such review and assessment, the Parent reasonably believes that all computer hardware and software applications (including those of its suppliers, vendors and customers) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before, on and after January 1, 2000 (that is, be "Year 2000
                                                             ---------
Compliant"), except to the extent that a failure to do so could not reasonably
---------
be expected to have a Material Adverse Effect. The Parent has developed feasible contingency plans adequately to ensure uninterrupted and unimpaired business operation in the event of failure of its own or a third party's systems or equipment due to the Year 2000 problem, including those of material vendors, customers and suppliers, as well as a general failure of or interruption in its communications and delivery infrastructure.

       (y)  Accuracy and Completeness of Information.  All written information,
            ----------------------------------------
reports and other papers and data (excluding financial projections) furnished to the Administrative Agent, either Arranger, the Syndication Agent or any Lender by, on behalf of, or at the direction of, the Borrower, the Parent or any other Subsidiary were, at the time the same were so furnished, complete and correct in all material respects, or, in the case of financial statements, present fairly, in all material respects and in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods. All financial projections prepared by or on behalf of the Parent, the Borrower or any other Subsidiary that have been or may hereafter be made available to the Administrative Agent or any Lender were or will be prepared in good faith based on reasonable assumptions. No fact is known to the Parent which has had, or may in the future have (so far as the Parent can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 6.1.(l) or in such information, reports or other papers or data or otherwise disclosed in writing to the Administrative Agent and the Lenders prior to the

Effective Date. No document furnished or written statement made to the Administrative Agent, either Arranger, the Syndication Agent or any Lender in connection with the negotiation, preparation or execution of this Agreement or any of the other Loan Documents, except as superceded by any subsequent document or written statement delivered prior to the Effective Date, in light of the circumstances under which furnished or made, contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrower, the Parent or any other Subsidiary or omits or will omit to state a fact necessary in order to make the statements contained therein not materially misleading.

Section 6.2.  Survival of Representations and Warranties, Etc.

       All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower, the Parent or any other Subsidiary to the Administrative Agent, either Arranger, the Syndication Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower prior to the Agreement Date and delivered to the Administrative Agent, either Arranger, the Syndication Agent or any Lender in connection with closing the transactions contemplated hereby) shall constitute representations and warranties made by the Borrower under this Agreement. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date and at and as of the date of the occurrence of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically permitted hereunder. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans and issuance of Letters of Credit.


                      Article VII. Affirmative Covenants

       For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.6., all of the Lenders) shall otherwise consent in the manner provided for in Section 12.6., the Borrower and the Parent shall, as applicable, comply with the following covenants:

Section 7.1.  Preservation of Existence and Similar Matters.

       Except as otherwise permitted under Section 9.9.(a), the Borrower and the Parent shall preserve and maintain, and cause each other Subsidiary to preserve and maintain, its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect.

Section 7.2.  Compliance with Applicable Law and Material Contracts.

       The Borrower and the Parent shall comply, and cause each other Subsidiary to comply, with (a) all Applicable Law, including the obtaining of all Governmental Approvals, the failure with which to comply or obtain could reasonably be expected to have a Material Adverse Effect, and (b) all terms and conditions of all Material Contracts to which it is a party.

Section 7.3.  Maintenance of Property.

       In addition to the requirements of any of the other Loan Documents, the Borrower and the Parent shall (a) protect and preserve, and cause each other Subsidiary, or with respect to any material Real Property Asset leased by the Borrower to a lessee, use its best efforts to cause such lessee, to protect and preserve, all of its material properties (or any such Real Property Asset in the case of any such lessee), and maintain, or use its best efforts to cause such lessee to maintain, in good repair, working order and condition all tangible properties necessary to their respective operations (or any such Real Property Asset in the case of any such lessee), ordinary wear and tear excepted, and (b) from time to time make, or use its best efforts to cause to be made, all needed and appropriate repairs, renewals, replacements and additions to such properties (or any such Real Property Asset in the case of any such lessee), so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

Section 7.4.  Conduct of Business.

       The Parent and the Borrower shall at all times carry on, and cause its other Subsidiaries to carry on, its respective businesses as described in
Section 6.1.(w) and not enter, and prohibit the other Subsidiaries from entering, into any field of business not otherwise described in such Section.

Section 7.5.  Insurance.

       In addition to the requirements of any of the other Loan Documents, the Parent and the Borrower shall maintain, and cause each other Subsidiary, or with respect to any Real Property Asset leased by the Borrower to a lessee, use its best efforts to cause such lessee, to maintain, insurance with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by Persons engaged in similar businesses or as may be required by Applicable Law, and the Borrower will from time to time deliver to the Administrative Agent upon its request, or to any Lender upon request through the Administrative Agent, a detailed list, together with copies of all policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby. Not in limitation of the foregoing, the Parent and the Borrower shall, and shall cause its other Subsidiaries to, or with respect to any Real Property Asset leased by the Borrower to a lessee, use its best efforts to cause such lessee to, maintain builder's risk insurance during any period of construction and, upon completion, "all risk" insurance in an amount equal to (A) 100% of the replacement cost of the improvements, if any, on at least 85% (determined by number of parcels) of its Real Property Assets and (B) 90% of such replacement cost on no more than 15% (determined by number of parcels) of its Real Property Assets, in all cases with insurers having an A.M. Best policyholder's rating of not less than A- and financial size category of not less than X, which insurance shall in any event not provide for materially less coverage than the insurance in effect on the Agreement Date. The Borrower will deliver to the Lenders (i) upon request of any Lender through the Administrative Agent from time to time full information as to the insurance carried, (ii) within 10 days of receipt of notice from any insurer a copy of any notice of cancellation or material change in coverage from that existing on the Agreement Date and (iii) promptly upon receipt, notice of any cancellation or nonrenewal of coverage by the Parent, the Borrower or any other Subsidiary.

Section 7.6.  Payment of Taxes and Claims.

       The Parent and the Borrower shall pay or discharge, and cause each other Subsidiary, or with respect to any Real Property Asset leased by the Borrower to a lessee, use its best efforts to cause such lessee, to pay or discharge, when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its respective income or profits or upon any properties belonging to it (or in the case of any such lessee, such lessee or such Real Property Asset), and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person (or in the case of any such lessee, such lessee or such Real Property Asset); provided, however, that this
                                                  --------  -------
Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the books of the Parent, the Borrower or such other Subsidiary, as applicable, in accordance with GAAP.

Section 7.7.  Visits and Inspections.

       The Parent and the Borrower shall permit, and cause each other Subsidiary to permit, representatives or agents of any Lender or the Administrative Agent, from time to time after reasonable prior notice if no Event of Default shall be in continuance, as often as may be reasonably requested, but only during normal business hours, and at the expense of such Lender or the Administrative Agent (unless an Event of Default shall be continuing in which case the exercise by the Administrative Agent of its rights under this Section shall be at the expense of the Borrower), as the case may be, to: (a) visit and inspect all properties of the Parent, the Borrower or such other Subsidiary to the extent any such right to visit or inspect is within the control of such Person; (b) inspect and make extracts from their respective books and records, including but not limited to management letters prepared by independent accountants; and (c) discuss with its principal officers, and its independent accountants, its business, properties, condition (financial or otherwise), results of operations and performance. If requested by the Administrative Agent, the Borrower or the Parent, as appropriate, shall execute an authorization letter addressed to its accountants authorizing the Administrative Agent or any Lender to discuss the financial affairs of the Parent, the Borrower and any other Subsidiary with its accountants.

Section 7.8.  Use of Proceeds and Letters of Credit.

       The Borrower shall use the proceeds of all Revolving Loans and use Letters of Credit only for general corporate purposes, including without limitation, to finance (a) the acquisition, renovation and development of Real Property Assets of the Borrower; (b) the repayment of indebtedness for money borrowed of the Borrower; (c) financing the origination of loans secured by Mortgages and/or equipment and (d) for general working capital purposes of the Borrower. In addition, the Borrower may use proceeds of Revolving Loans to finance intercompany loans to Guarantors subject to the limitations of Section 9.2.(f) so long as such Guarantors use the proceeds of such loans for general corporate purposes. The Borrower shall not, directly or indirectly, use any part of such proceeds or any Letter of Credit to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

Section 7.9.  Environmental Matters.

       The Parent and the Borrower shall comply, and cause all of its other Subsidiaries to comply, with all Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect. If the Parent, the Borrower or any other Subsidiary shall (a) receive notice that any violation of any Environmental Law may have been committed or is about to be committed by such Person, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Parent, the Borrower or any other Subsidiary alleging violations of any Environmental Law or requiring any such Person to take any action in connection with the release of Hazardous Materials or (c) receive any notice from a Governmental Authority or private party alleging that any such Person may be liable or responsible for costs associated with a response to or cleanup of a release of a Hazardous Materials or any damages caused thereby, and such notices or events to which they relate, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, the Borrower shall provide the Administrative Agent with a copy of such notice within 10 days after the receipt thereof by the Parent, the Borrower or any of the other Subsidiaries. The Parent and the Borrower shall, and shall cause its other Subsidiaries to, take promptly all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws.

Section 7.10. Books and Records.

       The Parent and the Borrower shall maintain, and cause each of the other Subsidiaries to maintain, books and records pertaining to its business operations in such detail, form and scope as is consistent with good business practice in accordance with GAAP.

Section 7.11. REIT Status.

       The Parent shall at all times maintain its status as a REIT.

Section 7.12. ERISA Exemptions.

       The Parent and the Borrower shall not, and shall not permit any other Subsidiary to, permit any of its respective assets to become or be deemed to be "plan assets" within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.

Section 7.13.  Exchange Listing.

       At all times on and after March 31, 2000, the Parent shall maintain at least one class of common shares of the Parent having trading privileges on the New York Stock Exchange or the American Stock Exchange or which is subject to price quotations on The NASDAQ Stock Market's National Market System.


Section 7.14.  Further Assurances.

       The Parent and the Borrower shall, and shall cause each of its other Subsidiaries to, at their sole cost and expense, upon the request of the Administrative Agent, duly execute and deliver or cause to be duly executed and delivered, to the Administrative Agent and the Lenders such further instruments, documents and certificates, and do and cause to be done such further acts that may be necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

Section 7.15.  New Subsidiaries; Joint Ventures.

       Upon the acquisition, incorporation or other creation of any Subsidiary (other than an Excluded Subsidiary) after the Effective Date, the Parent shall cause such Subsidiary to execute and deliver to the Administrative Agent within 10 Business Days of such acquisition, incorporation or creation, an Accession Agreement to the Guaranty executed and delivered by such Subsidiary, together with each of the items that would have been required to be delivered with respect to such Subsidiary under subsections (iv), (v), and (x) through (xiii) of Section 5.1. if such Subsidiary were a Guarantor on the Effective Date. Within 10 Business Days of the date on which a Joint Venture that is a Subsidiary shall own more than a single parcel of real property (and the improvements thereon), the Parent shall cause such Joint Venture to execute and deliver to the Administrative Agent an Accession Agreement to the Guaranty and the other items required to be delivered by a Subsidiary under the preceding sentence.

Section 7.16.  Year 2000 Compliance.

       The Parent and the Borrower shall cause all computer hardware and software applications that are material to the business and operations of the Parent, the Borrower and its other Subsidiaries to be Year 2000 Compliant by September 30, 1999, except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

                           Article VIII. Information

       For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.6., all of the Lenders) shall otherwise consent in the manner set forth in Section 12.6., the Borrower or the Parent, as applicable, shall furnish to each Lender (or to the Administrative Agent if so provided below) at its Lending Office:

Section 8.1.  Quarterly Financial Statements.

       As soon as available and in any event within 45 days after the close of each of the first, second and third fiscal quarters of the Parent, the consolidated balance sheet of the Parent and its Consolidated Subsidiaries as at the end of such period and the related consolidated statements of income, retained earnings and cash flows of the Parent and its Consolidated Subsidiaries for such period, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief financial officer of the Parent, in his or her opinion, to present fairly, in all material respects and in accordance with GAAP, the consolidated financial position of the Parent and its Consolidated Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments).

Section 8.2.  Year-End Statements.

       As soon as available and in any event within 90 days after the end of each fiscal year of the Parent, the consolidated balance sheet of the Parent and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows of the Parent and its Consolidated Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be certified by (a) the chief financial officer of the Parent, in his or her opinion, to present fairly, in all material respects and in accordance with GAAP, the financial position of the Parent and its Consolidated Subsidiaries as at the date thereof and the result of operations for such period and (b) the Parent's current independent certified public accountants or other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, whose certificate shall be unqualified and in scope and substance reasonably satisfactory to the Requisite Lenders and who shall have authorized the Parent to deliver such financial statements and certification thereof to the Lenders pursuant to this Agreement.

Section 8.3.  Compliance Certificate.

       At the time the quarterly or annual financial statements are furnished pursuant to Sections 8.1. and Section 8.2., and within 5 Business Days of the Administrative Agent's request with respect to any other fiscal period, a certificate substantially in the form of Exhibit H (a "Compliance Certificate") executed by the chief financial officer of the Parent: (a) setting forth in reasonable detail as at the end of such quarterly accounting period, fiscal year, or other fiscal period, as the case may be, the calculations required to establish whether or not the Parent and the Borrower were in compliance with the covenants contained in Sections 9.1., 9.4., 9.5.(f) and (g), 9.7., 9.8. and
9.10. and (b) stating that, to the best of his or her knowledge, information and belief, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Parent with respect to such event, condition or failure.

Section 8.4.  Other Information.

     (a) within 45 days after the end of each fiscal quarter of the Parent, an Unencumbered Property Certificate setting forth the information to be contained therein as of the last day of such fiscal quarter;

     (b) within 45 days after the end of each fiscal quarter of the Parent, calculations of the Parent's taxable income, if any, for such quarter;

     (c) promptly upon receipt thereof, copies of all reports, if any, submitted to the Parent or the Borrower or its Board of Directors by its independent public accountants including, without limitation, any management report;

     (d) within 5 Business Days of the filing thereof, copies of all registration statements (excluding the exhibits thereto and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which the Parent, the Borrower or any other Subsidiary shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange;

     (e) promptly upon the mailing thereof to the shareholders of the Parent generally, copies of all financial statements, reports and proxy statements so mailed;

     (f) promptly upon the issuance thereof copies of all press releases issued by the Parent or any Subsidiary;

     (g) promptly upon the request of the Administrative Agent, and in any event within 15 Business Days of such request, a property operating statement for each Real Property Asset for the requested fiscal period, including, if requested, budgeted figures for upcoming fiscal periods;

     (h) to the extent the Parent, the Borrower or any other Subsidiary is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, the Parent, the Borrower or any other Subsidiary or any of their respective properties, assets or businesses which, if determined or resolved adversely to such Person, could reasonably be expected to have a Material Adverse Effect, and prompt notice of the receipt of notice that any United States income tax returns of the Parent, the Borrower or any other Subsidiary are being audited;

     (i) a copy of any amendment to the articles or certificate of incorporation, bylaws, partnership agreement or other similar organizational documents of the Parent, the Borrower or any Subsidiary within 10 Business Days of the effectiveness thereof;

     (j) prompt notice of (i) any change in the senior management of the Parent, the Borrower or any other Subsidiary and (ii) any change in the business, properties, condition

(financial or otherwise), results of operations or performance of the Parent, the Borrower or any other Subsidiary which has had or could reasonably be expected to have Material Adverse Effect;

     (k) prompt notice of the occurrence of (i) any Default or Event of Default; (ii) any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute a default or event of default by the Parent, the Borrower or any other Subsidiary under any Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound; or (iii) any default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, with respect to any Debt of the Parent, the Borrower or any other Subsidiary having an aggregate outstanding principal amount of $1,000,000 or more;

     (l) prompt notice of any order, judgment or decree in excess of $500,000 having been entered against the Parent, the Borrower or any other Subsidiary or any of their respective properties or assets;

     (m) prompt notice of the acquisition, incorporation or other creation of any Subsidiary, the purpose for such Subsidiary, and the nature of the assets and liabilities thereof;

     (n) the proposed sale, transfer or other disposition of any material assets of the Parent, the Borrower or any other Subsidiary to any other Subsidiary, Affiliate or other Person;

     (o) promptly upon entering into any Material Contract after the Agreement Date, a copy to the Administrative Agent of such Material Contract;

     (p) promptly upon request by the Administrative Agent, evidence reasonably satisfactory to the Administrative Agent that the Parent continues to qualify as a REIT;

     (q) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the controller of the Parent setting forth details as to such occurrence and action, if any, which the Parent or applicable member of the ERISA Group is required or proposes to take;

     (r) not later than 90 days prior to the last day of each fiscal year of the Parent, pro forma projected consolidated financial statements (including statements of cash flow) for the Parent and its Consolidated Subsidiaries reflecting the forecasted financial condition and results of operations of the Parent and its Consolidated Subsidiaries on a quarterly basis for the next succeeding year and on an annual basis for the two succeeding fiscal years thereafter, accompanied by calculations establishing whether or not the Parent would be in compliance on a pro forma basis with the covenants contained in
Section 9.1., in each case in form and detail reasonably acceptable to the Requisite Lenders;

     (s) not later than 30 days following the adoption or approval thereof, any business plan and financial projections adopted by the Parent or the Borrower for itself or any of its respective Subsidiaries;

     (t) notice to the Administrative Agent of any change in any Credit Rating assigned by a Rating Agency promptly upon, and in any event within 2 Business Days of, the effectiveness of such change;

     (u) prompt notice to the Administrative Agent in the event the Parent or the Borrower discovers or determines that any computer application (including those of its suppliers, vendors and customers) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant by June 30, 1999;

     (v) prompt notice of any material modifications to the terms of the Consolidation as disclosed to the Lenders pursuant to the description delivered under Section 5.1., which modifications must be satisfactory to the Requisite Lenders and the Arrangers;

     (w) from time to time and promptly upon each request in connection with the Administrative Agent's consideration of the terms of a transaction proposed as a Permitted On Balance Sheet Warehouse Financing which terms require the Administrative Agent's prior written approval, such data, financial information, agreements, instruments, documents, including without limitation, the documents evidencing such transaction, and other materials and information as the Administrative Agent may request in its discretion; and

     (x) from time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding the business, properties, condition (financial or otherwise), results of operations or performance of the Parent, the Borrower, any other Subsidiary (including any Special Purpose Entity or any other Excluded Subsidiary), or any Unconsolidated Affiliate as the Administrative Agent (or any Lender through the Administrative Agent) may reasonably request.

                        Article IX. Negative Covenants

     For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.6., all of the Lenders) shall otherwise consent in the manner set forth in Section 12.6., the Parent and the Borrower shall comply with the following covenants:

Section 9.1.  Financial Covenants.

     The Parent and the Borrower shall not permit at any time:

     (a)  Maximum Leverage.  The ratio of (i) Debt of the Parent and its
          ----------------
Consolidated Subsidiaries to (ii) Adjusted Net Capitalization, to be greater than 0.450 to 1.000.

     (b)  Minimum Interest Coverage Ratio.  The ratio of (i) Adjusted EBITDA for
          -------------------------------
the period of four consecutive fiscal quarters most recently ending to (ii) Interest Expense for such period, to be less than 2.750 to 1.000.

     (c)  Minimum Fixed Charge Coverage Ratio.  The ratio of (i) Adjusted EBITDA
          -----------------------------------
for the period of four consecutive fiscal quarters most recently ending to (ii) Fixed Charges for such period, to be less than 2.50 to 1.00.

     (d)  Maximum Unencumbered Asset Ratio.  The ratio of (i) Unsecured Debt to
          --------------------------------
(ii) the Unencumbered Asset Value, to be greater than 0.40 to 1.00.

     (e)  Minimum Unencumbered Interest Coverage. The ratio of (i) the sum of
          --------------------------------------
(A) Eligible Net Lease Income for the period of four consecutive fiscal quarters most recently ending plus (B) Eligible Mortgage Income for such period, to (ii)
                     ----
Interest Expense in respect of Unsecured Debt for such period, to be less than
2.750 to 1.000.

     (f)  Minimum Tangible Net Worth.  Tangible Net Worth to be less than (i)
          --------------------------
$600,000,000 plus (ii) 85% of the Net Proceeds of all Equity Issuances effected
             ----
by the Borrower or any of its Consolidated Subsidiaries to any Person other than the Borrower or any of its Consolidated Subsidiaries at any time after December 31, 1998; provided, however, the Equity Issuance to occur in connection with the
          --------  -------
transaction contemplated by that certain Agreement and Plan of Merger dated as of March 11, 1999 by and among the Parent, CFA Acquisition Corp., CNL Fund Advisors, Inc., and CNL Group, Inc. shall be excluded from this subsection.

     (g)  Maximum Secured Debt. The ratio of (i) the aggregate amount of Secured
          --------------------
Debt of the Parent and its Consolidated Subsidiaries to (ii) Adjusted Net Capitalization, to be greater than or equal to 0.250 to 1.000.

     (h)  Concept and Tenant Concentration.  More than 10% of the total revenues
          --------------------------------
of the Borrower and its Consolidated Subsidiaries for any fiscal quarter to be attributable to (i) any one Concept or (ii) any one tenant (or group of affiliated tenants). Notwithstanding the foregoing, prior to the first to occur of (x) the consummation of the Consolidation or (y) December 31, 1999, the percentage of such total revenues attributable to the Concepts "Golden Corral", "S&A

Properties" and "Foodmaker" and other Investment Grade Franchisors and Tenants may exceed 10% but cannot exceed 15% for any fiscal quarter.

Any violation of this Section during the two Business Day period commencing on the date of the Parent's acquisition of CNL Financial Services, Inc. and CNL Financial Corporation in connection with the Consolidation, which violation results solely from such acquisition, shall be disregarded. Following such two Business Day period, this Section shall apply without limitation.

Section 9.2.  Debt.

     The Parent and the Borrower shall not create, incur, assume, or permit or suffer to exist, or permit any other Subsidiary to create, incur, assume, or permit or suffer to exist, any Debt other than the following:

     (a)  the Obligations;

     (b) Debt resulting from the guaranty by the Parent or any Subsidiary of a Special Purpose Entity's obligation to repay Debt incurred by it in connection with a Permitted Financial Asset Sale (other than a Term Securitization) so long as the amount of Debt under such guaranty (i) does not, with regard to any given Permitted Financial Asset Sale, exceed 10.0% of the aggregate outstanding amount of obligations evidenced by notes secured by, or certificates of participation or other similar interests in, such financial assets which notes, certificates or other interests have been sold or otherwise issued in connection with such Permitted Financial Asset Sale to Persons the accounts of which would not be required to be consolidated with those of the Parent in its consolidated financial statements in accordance with GAAP and (ii) together with all other Debt of the Parent and any Subsidiary owing under all other such guaranties relating to other Permitted Financial Asset Sales, does not exceed $50,000,000 in the aggregate;

     (c) Debt of the types described in clauses (a) through (c) of the definition of the term Debt incurred in connection with Permitted On Balance Sheet Warehouse Financings so long as the outstanding amount of such Debt does not exceed $300,000,000 in the aggregate at any time;

     (d) other Debt incurred in connection with Permitted Financial Asset Sales and Permitted On Balance Sheet Warehouse Financings;

     (e) Debt in existence as of the Agreement Date and described on Schedule 6.1.(h) and any Debt (the "Replacement Debt") extending the maturity of, or refunding, refinancing or replacing, in whole or in part, any such existing Debt (the "Replaced Debt") so long as (i) the aggregate principal amount of the Replacement Debt does not exceed that of the Replaced Debt, (ii) the direct and contingent obligors with respect to the Replaced Debt and the Replacement Debt shall be the same, (iii) the Replacement Debt shall not mature prior to the stated maturity date or mandatory redemption date of the Replaced Debt, and (iv) if the Replaced Debt is subordinated in right of payment or otherwise to the Obligations of the Borrower, or the obligations of the Parent or any of its other Subsidiaries under and in respect of the Loan

Documents to which any of them is a party, then the Replacement Debt must be subordinated to such obligations to at least the same extent;

     (f) intercompany indebtedness (excluding Subordinated Interests) among the Parent, the Borrower and its other Subsidiaries; provided, however, that the obligations of each obligor of such indebtedness shall: (i) be subordinated to the Obligations on terms acceptable to the Requisite Lenders in their sole discretion and (ii) have such other terms and provisions as the Administrative Agent may reasonably require;

     (g)  Debt arising as a result of Contingent Obligations permitted under
Section 9.3.;

     (h) Secured Debt that is Nonrecourse Debt, and Debt incurred in connection with Nonrecourse SPE Financings;

     (i) Unsecured Debt incurred after the Agreement Date which (x) was incurred in connection with an offering of Debt securities (A) made pursuant to an effective registration statement filed with the Securities and Exchange Commission or (B) exempt from the registration requirements of the Securities Act pursuant to Rule 144A thereof so long as such Debt securities are required to be exchanged for Debt securities referred to in the preceding clause (A) or
(y) in the case of any other Unsecured Debt, does not exceed $20,000,000 in aggregate outstanding principal amount at any time; and

     (j) Debt resulting from any guaranty of, or other Contingent Obligation or Off Balance Sheet Liability relating to, other Debt of the Parent, the Borrower or any other Consolidated Subsidiary which other Debt is permitted to be incurred pursuant to this Section.

Notwithstanding the foregoing, the Parent and the Borrower shall not, and shall not permit any other Subsidiary to, create, incur or assume any Debt after the Agreement Date if immediately prior to the creation, incurring or assumption thereof, or immediately thereafter and after giving effect thereto, a Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.

Section 9.3.  Contingent Obligations.

     The Parent and the Borrower shall not become or remain liable, or permit any other Subsidiary to become or remain liable, on or under any Contingent Obligation other than the following:

     (a)  Contingent Obligations arising under any of the Loan Documents;

     (b) Contingent Obligations in existence as of the Agreement Date and set forth in Schedule 9.3., and any Contingent Obligation incurred in replacement, in whole or in part, of any such existing Contingent Obligations so long as (i) the amount of such replacement Contingent Obligation shall not be increased,
(ii) such replacement Contingent Obligation shall not mature or otherwise be required to be performed prior to the corresponding maturity or performance date of the Contingent Obligation being so replaced, and (iii) if the Contingent Obligation being so replaced is subordinated to the Obligations of the Borrower, or the obligations of the Parent or any of its other Subsidiaries under and in respect of the Loan Documents to which any of them is a party, such replacement Contingent Obligation shall be subordinated to such obligations to at least the same extent;

     (c) Contingent Obligations resulting from endorsement of negotiable instruments for collection or deposit in the ordinary course of business;

     (d) Contingent Obligations incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations; and

     (e)  Contingent Obligations to the extent constituting Debt permitted under
Section 9.2.

Section 9.4. Certain Permitted Investments.

     The Parent and the Borrower shall not, and shall not permit any other Consolidated Subsidiary to, make any Investment in or otherwise own the following items which would cause the aggregate value of such holdings of the Parent, the Borrower and its other Consolidated Subsidiaries to exceed the applicable percentage of Total Assets:

          (a) common stock, preferred stock and any other Equity Interests in Unconsolidated Affiliates (excluding Investments subject to the limitations of the immediately following clause (e)), such that the aggregate value of such interests, calculated on the basis of cost, exceeds 5.0% of Total Assets;

          (b) Investments in general and limited partnerships, joint ventures and other Persons which are not corporations (excluding Investments subject to the limitations of the immediately following clause (e)) and which Investments are accounted for on an equity basis in accordance with GAAP, such that the aggregate book value of such Investments exceeds 10.0% of Total Assets;

          (c) Unimproved real estate, such that the aggregate book value of all such unimproved real estate exceeds 5.0% of Total Assets;

          (d) Real property under construction such that the aggregate Construction Budget for all such real property exceeds 15.0% of Total Assets. For purposes of this subsection "Construction Budget" means the fully-budgeted costs for the acquisition and construction of a given piece of real property (including the cost of acquiring such piece of real property) as reasonably determined by the Borrower in good faith;

          (e) Investments in (i) Subordinated Interests issued in connection with Term Securitizations, (ii) prior to the Parent's acquisition of CNL Financial Services, Inc. and CNL Financial Corporation in connection with the Consolidation, Subordinated Interests which represent interests in securitized pools of promissory notes, mortgage loans, chattel paper, leases or other similar financial assets originated by any Affiliate and
     (iii) I/O Strips, such that the aggregate value (determined on the basis of lower of cost or Fair Value) of all such Subordinated Interests and I/O Strips exceeds 10.0% of Total Assets; and

          (f) (i) Leases of equipment and Investments in promissory notes secured by a Lien in equipment, such that the aggregate amount of such leases and Investments (determined in accordance with GAAP) exceeds (A) 5.0% of Total Assets prior to the consummation of the Consolidation and (B) 3.0% of Total Assets at all times thereafter and (ii) commitments to lease equipment and make Investments of the types described in the immediately preceding clause (i).

In addition to the foregoing limitations, the aggregate value of all of the items subject to the limitations in the preceding clauses (a) through (c), (e) and (f) shall not exceed 20.0% of Total Assets.

Section 9.5.  Investments Generally.

     The Parent and the Borrower shall not acquire, make or purchase, or permit any other Consolidated Subsidiary to acquire, make or purchase, after the Agreement Date, any Investment, or permit any Investment of the Parent, the Borrower or any other Consolidated Subsidiary to be outstanding on and after the Agreement Date, other than the following:

     (a) Investments in Subsidiaries in existence on the Agreement Date and disclosed on Part I of Schedule 6.1.(b) or on Schedule 9.5.;

     (b)  Investments permitted under Section 9.4.;

     (c)  Investments in Cash Equivalents;

     (d) intercompany indebtedness among the Parent, the Borrower and the other Subsidiaries provided that such indebtedness is permitted by the terms of
Section 9.2.;

     (e) loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business consistent with past practices;

     (f) Investments in promissory notes secured by Mortgages, so long as the aggregate amount of such Investments (determined in accordance with GAAP) does not exceed 15.0% of Adjusted Net Capitalization at any time, and Investments in the form of commitments to make loans to be evidenced by promissory notes secured by Mortgages; provided, however, neither (x) the temporary ownership or acquisition by any Subsidiary of the Parent of promissory notes secured by Mortgages in connection with, and as a result of, the Parent's acquisition of CNL

Financial Services, Inc. and CNL Financial Corporation as a part of the Consolidation nor (y) the temporary ownership or acquisition by the Borrower or other Subsidiary of promissory notes secured by Mortgages which were, immediately prior to such ownership or acquisition, the subject of a Permitted Financial Asset Sale (other than a Term Securitization), shall be considered an Investment for purposes of this subsection, so long as (A) a Person has issued a valid and binding commitment to acquire such promissory notes (or interests therein) pursuant to a Permitted Financial Asset Sale, the terms of such commitment to be reasonably satisfactory to the Administrative Agent, or the Borrower has made other arrangements reasonably satisfactory to the Administrative Agent to dispose of such promissory notes and (B) such promissory notes are in fact so disposed of on the same date acquired by the Borrower or other Subsidiary, as the case may be;

     (g) Investments in Subordinate Interests (excluding any Subordinate Interest issued in connection with a Term Securitization or a Nonrecourse SPE Financing), so long as the value (determined on the basis of lower of cost or Fair Value) of such Investments, together with the aggregate outstanding amount of Debt permitted under Section 9.2.(b), does not exceed $100,000,000 in the aggregate at any time;

     (h) the Parent or any Subsidiary, in either case, acting in its capacity as servicer of the financial assets the subject of a Structured Financing, may make short-term advances to or on behalf of the applicable Special Purpose Entity or other Person involved in such Structured Financing for the purpose of maintaining a stable cash flow with respect to such financial assets, so long as the Parent or such Subsidiary, as the case may be, reasonably expects that such advance is recoverable;

     (i) Investments to acquire Equity Interests of a Subsidiary or any other Person who after giving effect to such acquisition would be a Subsidiary, including without limitation, Investments made in connection with the consummation of the Consolidation, and Investments in the form of additional capital contributions to existing Subsidiaries, so long as in each case (i) immediately prior to such acquisition, Investment or contribution, and after giving effect thereto, no Default or Event of Default is or would be in existence and (ii) such acquisition, Investment or contribution could not reasonably be expected to have a Material Adverse Effect; and

     (j) other Investments in an aggregate amount not to exceed 0.10% of Total Assets at any time.

Section 9.6.  Liens; Agreements Regarding Liens; Other Matters.

     The Parent and the Borrower shall not:

     (a) Create, assume, or incur, or permit any other Consolidated Subsidiary to create, assume, or incur, any Lien (other than Permitted Liens) upon (i) any Eligible Lease (or the Real Property Asset which is the subject of such Eligible Lease) or any other property or asset which is taken into account when calculating Unencumbered Asset Value or (ii) any of its other properties, assets, income or profits of any character whether now owned or hereafter acquired if, in the case of this clause (ii) only, immediately prior to the creation, assumption or incurring of such Lien, or immediately thereafter, a Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1. or 9.2.;

     (b) Enter into, assume or otherwise be bound by, or permit any other Subsidiary to enter into, assume or otherwise be bound by, any agreement (other than any Loan Document) prohibiting the creation or assumption of any Lien on any Eligible Lease (or the Real Property Asset which is the subject of such Eligible Lease) or any other property or asset which is taken into account when calculating Unencumbered Asset Value; or

     (c) Create or otherwise cause or suffer to exist or become effective, or permit any Subsidiary to create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (i) pay dividends or make any other distribution on any of such Subsidiary's capital stock or other equity interests owned by the Parent, the Borrower or any other Subsidiary; (ii) pay any Debt owed to the Parent, the Borrower or any other Subsidiary; (iii) make loans or advances to the Borrower or any other Subsidiary; or (iv) transfer any of its respective property or assets to the Parent, the Borrower or any other Subsidiary, except (x) as may be contained in any Loan Document and (y) for such encumbrances and restrictions imposed on Special Purpose Entities (and with respect to encumbrances and restrictions described in the immediately preceding clauses (iii) and (iv), on other Excluded Subsidiaries) in connection with Structured Financings which encumbrances and restrictions are reasonable and customary for such types of transactions.

Section 9.7.  Restricted Payments.

     The Parent and the Borrower will not declare or make, or permit any other Subsidiary to declare or make, any Restricted Payment; provided, however, that:
                                                       --------  -------

     (a) Subsidiaries may pay Restricted Payments to the extent permitted (or required) to do so under Section 9.14.;

     (b) subject to the following sentence, the Parent may cause the Borrower (directly or indirectly through any intermediate Subsidiaries) to make cash distributions to the Parent and to other limited partners of the Borrower, and the Parent may cause other Subsidiaries of the Parent to make cash distributions to the Parent and to other holders of Equity Interests in such Subsidiaries, in each case (i) in an aggregate amount not to exceed the amount of cash distributions that the Parent is permitted to declare or distribute under the following clause (d) and (ii) on a pro rata basis, such that the aggregate amount distributed to the Parent does not exceed the amount that the Parent is permitted to declare or distribute under the following clause (e);

     (c) the Parent and its Subsidiaries may acquire limited partnership interests in the Borrower solely in exchange for common stock of the Parent;

     (d) the Parent may declare or make cash distributions to its shareholders during any fiscal year in an aggregate amount not to exceed (i) 100% of Funds From Operations for the fiscal year ending December 31, 1999; (ii) 95% of Funds From Operations for the fiscal year ending December 31, 2000 and (iii) 90% of Funds From Operations for any fiscal year thereafter;

     (e) subject to the following sentence, if a Default or Event of Default shall have occurred and be continuing, the Parent may only declare or make cash distributions to its shareholders during any fiscal year in an aggregate amount not to exceed the lesser of (i) the amount otherwise permitted to be declared or made under the immediately preceding clause (d) and (ii) the minimum amount necessary for the Parent to remain in compliance with Section 7.11.; and

     (f) Special Purpose Entities and related Excluded Subsidiaries may (directly or indirectly through any intermediate Subsidiaries) (i) make Restricted Payments to the extent required to do so under the terms of a Structured Financing and (ii) distribute I/O Strips and other assets to the Parent, the Borrower or any other Guarantor.

Notwithstanding the foregoing, if a Default or Event of Default specified in
Section 10.1.(a) resulting from the Borrower's failure to pay when due the principal of, or interest on, any of the Loans or any Fees, Section 10.1.(e) or
Section 10.1.(f) shall have occurred and be continuing, or if as a result of the occurrence of any other Event of Default the Obligations have been accelerated pursuant to Section 10.2.(a), the Parent and the Borrower shall not, and shall not permit any other Subsidiary to, make any Restricted Payments whatsoever.

Section 9.8.  Ground Leases.

     The Parent and the Borrower shall not, and shall not permit any other Subsidiary to, lease as lessee any real property pursuant to a ground lease unless (a) such ground lease contains customary provisions protective of any lender to the lessee which provisions do not vary in any material respect from those required under the Borrower's standard underwriting procedures and policies and (b) the aggregate value (determined in accordance with GAAP) of all ground leases of the Parent, the Borrower and the other Subsidiaries does not exceed 10% of Adjusted Net Capitalization.


Section 9.9. Merger, Consolidation, Sales of Assets and Other Arrangements; Sale-Lease Back Transactions.

     (a)  Merger, Consolidation, Sales of Assets.  The Parent and the Borrower
          --------------------------------------
shall not (i) enter into, or permit any other Subsidiary to enter into, any transaction of merger or consolidation; (ii) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) or permit any other Subsidiary to do any of the foregoing; or (iii) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets (including the capital stock of or other equity interests in any of its Subsidiaries), whether now owned or hereafter acquired, or permit any Subsidiary to do any of the foregoing; provided, however, that:

          (A) Subsidiaries of the Parent may merge or consolidate with any Wholly Owned Subsidiary (other than the Borrower, any Special Purpose Entity or other Excluded Subsidiary);

          (B) the Parent and each Subsidiary (other than the Borrower) may sell, transfer or dispose of its assets to the Parent, the Borrower or any Wholly Owned Subsidiary;

          (C) a Wholly Owned Subsidiary may liquidate provided that immediately prior to such liquidation and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence;

          (D) any Subsidiary that is not a Wholly Owned Subsidiary and that is no longer actively engaged in any business or activities and does not have property and assets with an aggregate book value or fair market value in excess of $1,000,000 may be wound up, liquidated or dissolved so long as such winding up, liquidation or dissolution is determined in good faith by management of the Parent to be in the best interests of the Parent and its Subsidiaries;

          (E) a Wholly Owned Subsidiary may merge with any other Person so long as (x) immediately after giving effect to such merger the survivor of such merger would be a Wholly Owned Subsidiary and (y) immediately prior to such merger, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence;

          (F) a Person may merge into the Borrower so long as (x) the Borrower is the survivor of such merger, (y) such merger is being effected in connection with the consummation of the Consolidation and (z) immediately prior to such merger, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence;

          (G) the Parent, the Borrower and the other Subsidiaries may sell and assign assets to a Special Purpose Entity, directly or indirectly through the Parent or other Subsidiary, in connection with a Structured Financing, and Special Purpose Entities may sell and assign assets (or interests therein) pursuant to Permitted Financial Asset Sales; and

          (H) the Parent, the Borrower and any other Subsidiary may lease and sublease its assets, as lessor or sublessor (as the case may be), in the ordinary course of their business.

     (b)  Sale-Lease Back Transactions.  None of the Parent, the Borrower or any
          ----------------------------
other Subsidiary shall enter into any sale-leaseback transactions or other transaction by which such Person shall remain liable as lessee (or the economic equivalent thereof) of any real or personal property that it has sold or leased to another Person.

Section 9.10.  Dispositions of Assets.

     The Parent and the Borrower shall not sell, lease, transfer or otherwise dispose of, and shall not permit any other Subsidiary to sell, lease, transfer or otherwise dispose of, assets (including without limitation capital stock or similar ownership interests) during any fiscal year which have an aggregate book value in excess of 15% of Total Assets as of the end of the immediately preceding fiscal year; provided, however, that the limitations of this Section
                       --------  -------
shall not apply to (i) the sale, lease or transfer of assets among the Parent, the Borrower and any other Wholly-Owned Subsidiary that is a Guarantor, (ii) any lease or sublease, as lessor or sublessor (as the case may be) by the Parent, the Borrower or any Subsidiary of its assets in the ordinary course of their business or (iii) any sale or assignment of assets in connection with a Structured Financing to the extent permitted under clause (a)(G) of Section 9.9.

Section 9.11.  Fiscal Year.

     The Parent shall not change its fiscal year from that in effect as of the Agreement Date.

Section 9.12.  Modifications to Material Contracts.

     The Parent and the Borrower shall not enter into, or permit any other Subsidiary to enter into, without the prior written consent of the Requisite Lenders, any amendment or modification to any Material Contract or default in the performance of any of its respective obligations under any Material Contract or cancel or terminate any Material Contract prior to its stated maturity.

Section 9.13.  Transactions with Affiliates.

     The Parent and the Borrower shall not permit to exist or enter into, and will not permit any other Subsidiary to permit to exist or enter into, any transaction with any Affiliate except (a) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of the Parent, the Borrower or such other Subsidiary, as the case may be, and upon fair and reasonable terms which are no less favorable to the Parent, the Borrower or such other Subsidiary, as the case may be, than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate, and in the case of any such transaction with a Special Purpose Entity or other Excluded Subsidiary involving consideration in excess of $25,000,000, which terms are fully disclosed to the Administrative Agent and the Lenders; (b) the transactions described in Schedule 9.13.; and (c) transactions among the Parent, the Borrower and any Wholly Owned Subsidiary that is a Guarantor.

Section 9.14.  Distributions of Income to the Borrower.

     Subject to any encumbrances or restrictions permitted under Section 9.6.(c), the Parent and the Borrower shall cause all of the Subsidiaries of the Borrower to distribute (directly or indirectly through any intermediate Subsidiaries) to the Borrower and pro rata to holders of Equity Interests in such Subsidiaries, not less frequently than once each fiscal quarter of the Borrower and whether in the form of dividends, distributions or otherwise, all profits, proceeds or other income relating to or arising from its Subsidiaries' use, operation, financing, refinancing, sale or other disposition of their respective assets and properties after (a) the payment by each Subsidiary of its applicable portion of total Debt service and operating expenses for such quarter and (b) the establishment of reasonable reserves for the payment of operating expenses not paid on at least a quarterly basis and capital improvements to be made to such Subsidiary's assets and properties approved by such Subsidiary in the ordinary course of business consistent with its past practices.

Section 9.15.  Contribution of Assets by Parent to Borrower.

     By the Contribution Date the Parent shall, and shall cause each of its Subsidiaries that are not also Subsidiaries of the Borrower ("Intermediate Subs") to, contribute or otherwise convey to the Borrower assets (excluding, at the option of the Parent, securities of (i) Intermediate Subs and (ii) the Borrower), such that after giving effect to such contributions and conveyances substantially all of the assets of the Parent and its Consolidated Subsidiaries shall be owned by the Borrower and its Subsidiaries.

Section 9.16.  Limitation on International Leases.

     The Parent shall not permit the aggregate amount of net lease revenues from International Leases for any fiscal quarter ending during the term of this Agreement to exceed 2.50% of all net lease revenues for such fiscal quarter from all Real Property Assets of (a) the Parent and its Subsidiaries prior to the Contribution Date and (b) the Borrower and its Subsidiaries on and after the Contribution Date. The lessee under an International Lease must be a Person (other than an individual) (i) organized under the laws of the United States of America or any state thereof or the District of Columbia and (ii) whose chief executive office is located in the United States of America. All International Leases must provide that rental payments and other payments due the Parent or any Subsidiary thereunder are payable in Dollars.


Section 9.17.  Hedge Agreements.

     The Parent and the Borrower shall not create, incur, assume, or permit or suffer to exist, or permit any other Subsidiary to create, incur, assume, or permit or suffer to exist, any obligations, contingent or otherwise, in respect of Hedge Agreements other than in respect of interest rate Hedge Agreements (i) existing on the date hereof and described in Schedule 9.17. and (ii) entered into from time to time after the Agreement Date with counterparties that are nationally recognized, investment grade financial institutions; provided that, no Hedge Agreement otherwise permitted hereunder may be speculative in nature.

                              Article X. Default

Section 10.1.  Events of Default.

     Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

     (a)  Default in Payment.  The Borrower shall fail to pay when due (whether
          ------------------
upon demand, at maturity, by reason of acceleration or otherwise) (i) the principal of any of the Loans, (ii) any interest on any of the Loans and in the case of this clause (ii) only, such failure shall continue for a period of 5 days or (iii) any other Obligations owing by the Borrower under this Agreement or any other Loan Document and in the case of this clause (iii) only, such failure shall continue for a period of 5 days after the date upon which the Borrower has received written notice of such failure from the Administrative Agent.

     (b)  Default in Performance.  (i) The Borrower shall fail to perform or
          ----------------------
observe any term, covenant, condition or agreement on its part to be performed or observed contained in Section 8.4.(k)(i) or Article IX. or (ii) the Borrower or any Guarantor shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section and in the case of this clause (ii) only, such failure shall continue for a period of 30 days after the earlier of (x) the date upon which the Parent or the Borrower obtains knowledge of such failure or (y) the date upon which the Borrower has received written notice of such failure from the Administrative Agent.

     (c)  Misrepresentations.  Any written statement, representation or warranty
          ------------------
made or deemed made by or on behalf of the Borrower or any Guarantor under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished or made or deemed made by or on behalf of the Borrower or any Guarantor to the Administrative Agent, either Arranger, the Syndication Agent or any Lender under or in connection with any Loan Document, shall at any time prove to have been incorrect or misleading in any material respect when furnished or made.

     (d)  Debt Cross-Default.
          ------------------

          (i) The Borrower, any Guarantor, any Special Purpose Entity or any other Excluded Subsidiary shall fail to pay when due and payable (following the expiration of any applicable cure periods) the principal of, or interest on, any Debt (other than the Loans) having an aggregate outstanding principal amount (or, in the case of any Hedge Agreement, having an Agreement Value) of $10,000,000 or more ("Material Debt"); or

          (ii) the maturity of any Material Debt shall have (x) been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Debt or (y) been required to be prepaid prior to the stated maturity thereof; or

          (iii) any other event shall have occurred and be continuing which would permit any holder or holders of any Material Debt, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Debt or require any such Debt to be prepaid prior to its stated maturity.

     For purposes of this subsection (d) only, an obligation of a Special Purpose Entity to repay Debt incurred by it under a Permitted Financial Asset Sale shall not be considered a Default or Event of Default under this subsection so long as at the time of the enforcement of such obligation either (x) a Person has issued a valid and binding commitment to acquire the financial assets (or interests therein) the subject of such Permitted Financial Asset Sale pursuant to another Permitted Financial Asset Sale, the terms of such commitment to be reasonably satisfactory to the Administrative Agent or (y) the Borrower has made other arrangements reasonably satisfactory to the Administrative Agent to cause such Debt to be repaid.

     (e)  Voluntary Bankruptcy Proceeding.  The Borrower, any Guarantor, any
          -------------------------------
Special Purpose Entity or any other Excluded Subsidiary shall: (i) commence a voluntary case under the Bankruptcy Code of 1978, as amended, or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; or (vii) take any corporate or similar action for the purpose of effecting any of the foregoing.

     (f)  Involuntary Bankruptcy Proceeding. A case or other proceeding shall be
          ---------------------------------
commenced against the Borrower, any Guarantor, any Special Purpose Entity or any other Excluded Subsidiary, in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code of 1978, as amended, or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the remedy or other relief requested in such case or proceeding against the Borrower, such Guarantor, such Special Purpose Entity or such other Excluded Subsidiary (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.

     (g)  Challenge of Loan Documents.  The Borrower or any Guarantor shall
          ---------------------------
disavow, revoke or terminate or attempt to do any of the foregoing with respect to any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of this Agreement, any Note or any other Loan Document.

     (h)  Judgment.  A judgment or order for the payment of money shall be
          --------
entered against the Borrower, any Guarantor, any Special Purpose Entity or any other Excluded Subsidiary by any court or other tribunal which exceeds, individually or together with all other such judgments or orders entered against the Borrower and the Guarantors, $1,000,000 in amount (or which shall otherwise have a Material Adverse Effect) and such judgment or order shall continue for a period of 30 days without being stayed or dismissed through appropriate appellate proceedings.

     (i)  Attachment.  A warrant, writ of attachment, execution or similar
          ----------
process shall be issued against any property of the Borrower, any Guarantor, any Special Purpose Entity or any other Excluded Subsidiary which exceeds, individually or together with all other such warrants, writs, executions and processes, $1,000,000 in amount and such warrant, writ, execution or process shall not be discharged, vacated, stayed or bonded for a period of 30 days.

     (j)  ERISA.  Any member of the ERISA Group shall fail to pay when due an
          -----
amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of
Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $1,000,000.

     (k)  Loan Documents.  An Event of Default (as defined therein) shall occur
          --------------
under any of the other Loan Documents.

     (l)  Change of Control/Change in Management.
          --------------------------------------

          (i) Any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 25.0% of the total voting power of the then outstanding Voting Stock of the Borrower;

          (ii) During any twelve-month period (commencing either before or after the Agreement Date), a majority of the Board of Directors of the Parent shall no longer be composed of individuals (x) who were members of such Board of Directors on the first date of such period, (y) whose election or nomination to such Board of Directors was approved by individuals referred to in clause (x) above constituting at the time of such election or nomination at least a majority of such Board of Directors or (z) whose election or nomination to such Board of Directors was approved by individuals referred to in clauses (x) and (y) above constituting at the time of such election or nomination at least a majority of such Board of Directors;

          (iii) If either (x) James M. Seneff, Jr. or (y) any two of Robert A. Bourne, Curtis B. McWilliams and John T. Walker, shall cease for any reason (including death or disability) to occupy and discharge the responsibilities of the positions of Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer or President (or other more senior officer) of the Parent, respectively; or

          (iv) The general partner of the Borrower shall cease to be the Parent or a Wholly Owned Subsidiary of the Parent.

Section 10.2.  Remedies Upon Event of Default.

     Upon the occurrence and during the continuance of an Event of Default the following provisions shall apply:

     (a)  Acceleration; Termination of Facilities.
          ---------------------------------------

          (i)  Automatic.  Upon the occurrence of an Event of Default specified
               ---------
     in Sections 10.1.(e) or 10.1.(f), (A)(i) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding, (ii) an amount equal to the Stated Amount of all Letters of Credit then outstanding, and (iii) all of the other Obligations of the Borrower, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable by the Borrower without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower and
     (B) the Commitments and the obligation of the Lenders to make Loans hereunder and the obligation of the Administrative Agent to issue Letters of Credit hereunder shall immediately and automatically terminate.

          (ii) Optional.  If any other Event of Default shall have occurred and
               --------
     be continuing, the Administrative Agent may, and at the direction of the Requisite Lenders shall: (I) declare (1) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding, (2) an amount equal to the Stated Amount of all Letters of Credit then outstanding, and
     (3) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower and (II) terminate the Commitments and the obligation of the Lenders to make Loans hereunder and the obligation of the Administrative Agent to issue Letters of Credit hereunder.

     (b)  Loan Documents.  The Requisite Lenders may direct the Administrative
          --------------
Agent to, and the Administrative Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.

     (c)  Applicable Law.  The Requisite Lenders may direct the Administrative
          --------------
Agent to, and the Administrative Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

     (d)  Appointment of Receiver.  To the extent permitted by Applicable Law,
          -----------------------
the Administrative Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Borrower and its Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the business operations of the Borrower and its Subsidiaries and to exercise such power as the court shall confer upon such receiver.

Section 10.3.  Remedies Upon Default.

     Upon the occurrence of a Default specified in Sections 10.1.(e) or 10.1.(f), the Commitments, and the obligation of the Administrative Agent to issue Letters of Credit, shall immediately and automatically terminate.

Section 10.4.  Allocation of Proceeds.

     If an Event of Default shall have occurred and be continuing and maturity of any of the Obligations has been accelerated, all payments received by the Administrative Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder or thereunder, shall be applied in the following order and priority:

          (a) amounts due to the Administrative Agent and the Lenders in respect of Fees and expenses due under Section 12.2.;

          (b) payments of interest on Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders;

          (c) payments of principal of Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders;

          (d) payments of cash amounts to the Administrative Agent in respect of outstanding Letters of Credit pursuant to Section 2.12.;

          (e) amounts due to the Administrative Agent, the Arrangers and the Lenders pursuant to Sections 11.7. and 12.9.;

          (f) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders; and

          (g) any amount remaining after application as provided above, shall be paid to the Borrower or whomever else may be legally entitled thereto.

Section 10.5.  Performance by Administrative Agent.

     If the Borrower or the Parent shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Administrative Agent may, upon notice to the Borrower or the Parent, as the case may be, perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower or the Parent, as the case may be, after the expiration of any cure or grace periods set forth herein; provided, however, the Administrative Agent's failure
                          --------  -------
to give any such notice shall not affect the validity of any action taken by the Administrative Agent. In such event, the Borrower shall, at the request of the Administrative Agent, promptly pay any amount reasonably expended by the Administrative Agent in such performance or attempted performance to the Administrative Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower or the Parent under this Agreement or any other Loan Document.

Section 10.6.  Rights Cumulative.

     The rights and remedies of the Administrative Agent and the Lenders under this Agreement and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies the Administrative Agent and the Lenders may be selective and no failure or delay by the Administrative Agent or any of the Lenders in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

Section 10.7.  Rescission of Acceleration by Requisite Lenders.

     If at any time after acceleration of the maturity of the Obligations, the Borrower shall pay all arrears of interest and all payments on account of principal of the Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by Applicable Law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Obligations due and payable solely by virtue of acceleration) shall be remedied or waived to the satisfaction of the Requisite Lenders, then by written notice to the Borrower, the Requisite Lenders may elect, in the sole discretion of such Requisite Lenders, to rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Default or Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision which may be made at the election of the Requisite Lenders; they are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are satisfied.

Section 10.8.  Collateral Account.

     (a) As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities, the Borrower hereby pledges and grants to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders as provided herein, a security interest in all of its right, title and interest in and to the Collateral Account and the balances from time to time in the Collateral Account (including the investments and reinvestments therein provided for below). The balances from time to time in the Collateral Account shall not constitute payment of any Letter of Credit Liabilities until applied by the Administrative Agent as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Collateral Account shall be subject to withdrawal only as provided in this Section and in Section 2.12.

     (b) Amounts on deposit in the Collateral Account shall be invested and reinvested by the Administrative Agent in such Cash Equivalents as the Administrative Agent shall determine in its sole discretion. The Collateral Account, all funds on deposit held in the Collateral Account and all such investments and reinvestments shall be held in the name of and be under the sole dominion and control of the Administrative Agent. The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords other funds deposited with the Administrative Agent, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Collateral Account.

     (c) If an Event of Default shall have occurred and be continuing, the Administrative Agent may (and, if instructed by the Requisite Lenders, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such investments and reinvestments and credit the proceeds thereof to the Collateral Account and apply or cause to be applied such proceeds and any other balances in the Collateral Account to the payment of any of the Letter of Credit Liabilities due and payable.

     (d) If (i) no Default or Event of Default is then in existence and (ii) all of the Letter of Credit Liabilities have been indefeasibly paid in full, the Administrative Agent shall, from time to time, at the request of the Borrower, deliver to the Borrower, against receipt but without any recourse, warranty or representation whatsoever, such of the balances in the Collateral Account as exceed the aggregate amount of Letter of Credit Liabilities at such time. When all of the Obligations shall have been indefeasibly paid in full and no Letters of Credit remain outstanding, the Administrative Agent shall promptly deliver to the Borrower, against receipt but without any recourse, warranty or representation whatsoever, the balances remaining in the Collateral Account.

     (e) The Borrower shall pay to the Administrative Agent from time to time such reasonable fees as the Administrative Agent customarily charges for similar services in connection with the Administrative Agent's administration of the Collateral Account and investments and reinvestments of funds therein.

                     Article XI. The Administrative Agent

Section 11.1.  Authorization and Action.

     Each Lender hereby appoints and authorizes the Administrative Agent to take such action as contractual representative on such Lender's behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Administrative Agent by the terms and thereof, together with such powers as are reasonably incidental thereto. Nothing herein shall be construed to deem the Administrative Agent a trustee or fiduciary for any Lender nor to impose on the Administrative Agent duties or obligations other than those expressly provided for herein. Not in limitation of the foregoing, each Lender confirms and agrees that the Administrative Agent has no fiduciary obligations to such Lender under this Agreement, any other Loan Document or otherwise. At the request of a Lender, the Administrative Agent will forward to such Lender copies or, where appropriate, originals of the documents delivered to the Administrative Agent pursuant to this Agreement or the other Loan Documents. The Administrative Agent will also furnish to any Lender, upon the request of such Lender, a copy of any certificate or notice furnished to the Administrative Agent by the Parent, the Borrower, any other Subsidiary or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already required to be delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding
                                   --------  -------
anything in this Agreement to the contrary, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. The Administrative Agent shall not exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have so directed the Administrative Agent to exercise such right or remedy.

Section 11.2.  Administrative Agent's Reliance, Etc.

     Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except to the extent found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Administrative Agent; (b) may consult with legal counsel (including its own counsel or counsel for the Parent, the Borrower or any other Subsidiary), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender or any other Person and shall not be responsible to any Lender or any other Person for any statements, warranties or representations made by any Person in or in connection with this Agreement or any other Loan Document; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Parent, the Borrower or other Persons or inspect the property, books or records of the Parent, the Borrower or any other Person; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any Lien in favor of the Administrative Agent on behalf of the Lenders in any such collateral; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone or telecopy) believed by it to be genuine and signed, sent or given by the proper party or parties.

Section 11.3.  Notice of Defaults.

     The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received notice from a Lender, the Borrower or the Parent referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a "notice of default." If any Lender (excluding the Administrative Agent in its capacity as a Lender) becomes aware of any Default or Event of Default, it shall promptly send to the Administrative Agent such a "notice of default." Further, if the Administrative Agent receives such a "notice of default", the Administrative Agent shall give prompt notice thereof to the Lenders.

Section 11.4.  First Union as Lender.

     First Union, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include First Union in each case in its individual capacity. First Union and its affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Parent, the Borrower, any other Subsidiary or any other Affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders. Further, the Administrative Agent and any affiliate may accept fees and other consideration from the Parent or the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the other Lenders.

Section 11.5.  Approvals of Lenders.

     All communications from the Administrative Agent to any Lender requesting such Lender's determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials provided to the Administrative Agent by the Parent or the Borrower in respect of the matter or issue to be resolved, and (d) shall include the Administrative Agent's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within 10 Business Days (or such lesser period as may be required under the Loan Documents for the Administrative Agent to respond). Unless a Lender shall give written notice to the Administrative Agent that it objects to the recommendation or determination of the Administrative Agent (together with a written explanation of the reasons behind such objection) within the applicable time period for reply, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.

Section 11.6.  Lender Credit Decision, Etc.

     Each Lender expressly acknowledges and agrees that none of the Administrative Agent, the Arrangers, or any of their respective officers, directors, employees, agents, counsel, attorneys-in-fact or other affiliates has made any representations or warranties as to the financial condition, operations, creditworthiness, solvency or other information concerning the business or affairs of the Parent, the Borrower, any other Subsidiary or other Person to such Lender and that no act by the Administrative Agent or either of the Arrangers hereinafter taken, including any review of the affairs of the Parent, the Borrower or any other Subsidiary, shall be deemed to constitute any such representation or warranty by the Administrative Agent or the Arrangers to any Lender. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, either Arranger, any other Lender or counsel to the Administrative Agent, or any of their respective officers, directors, employees and agents, and based on the financial statements of the Parent, the Borrower, the other Subsidiaries or any other Affiliate thereof, and inquiries of such Persons, its independent due diligence of the business and affairs of the Parent, the Borrower, the other Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, either Arranger, any other Lender or counsel to the Administrative Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent or the Arrangers under this Agreement or any of the other Loan

Documents, neither the Administrative Agent nor either Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Parent, the Borrower, any other Subsidiary or any other Affiliate thereof which may come into possession of the Administrative Agent, either Arranger or any of their respective officers, directors, employees, agents, attorneys-in-fact or other affiliates. Each Lender acknowledges that the Administrative Agent's legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Administrative Agent and is not acting as counsel to such Lender.


Section 11.7.  Indemnification of Administrative Agent and Arrangers.

     Each Lender agrees to indemnify each of the Administrative Agent and the Arrangers (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender's respective Commitment Percentage, from and against any and all liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Administrative Agent or either Arranger (in its respective capacity as "Administrative Agent" or "Arranger" but not as a "Lender") in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or either Arranger under the Loan Documents (collectively, "Indemnifiable Amounts"); provided, however, that no Lender shall be liable to
                          --------  -------
the Administrative Agent or an Arranger for any portion of such Indemnifiable Amounts to the extent found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent or such Arranger, as the case may be. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Administrative Agent and each Arranger promptly upon demand for its ratable share of any reasonable out-of-pocket expenses (including counsel fees of the counsel(s) of the Administrative Agent's own choosing) incurred by the Administrative Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Administrative Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any "lender liability" suit or claim brought against the Administrative Agent, either Arranger and/or the Lenders, and any claim or suit brought against the Administrative Agent, either Arranger and/or the Lenders arising under any Environmental Laws, to the extent that the Administrative Agent or such Arranger is not reimbursed for such expenses by the Borrower. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Administrative Agent notwithstanding any claim or assertion that the Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Administrative Agent that the Administrative Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Administrative Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents, the expiration of all Letters of Credit and the termination of this Agreement. If the Borrower shall reimburse the Administrative Agent or an Arranger for any Indemnifiable Amount following payment by any Lender to the Administrative Agent or such Arranger in respect of such

Indemnifiable Amount pursuant to this Section, the Administrative Agent or such Arranger, as the case may be, shall share such reimbursement on a ratable basis with each Lender making any such payment.

Section 11.8.  Successor Administrative Agent.

     The Administrative Agent may resign at any time as Administrative Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower. In the event of a material breach of its duties hereunder, the Administrative Agent may be removed as Administrative Agent under the Loan Documents at any time by (a) the Requisite Lenders upon 30-day's prior notice and (b) all of the Lenders (excluding the Administrative Agent in its capacity as a Lender) upon 10-day's prior notice. Upon any such resignation or removal, the Requisite Lenders shall have the right to appoint a successor Administrative Agent which appointment shall, provided no Default or Event of Default shall have occurred and be continuing, be subject to the Borrower's approval, which approval shall not be unreasonably withheld or delayed (except that Borrower shall, in all events, be deemed to have approved each Lender as a successor Administrative Agent). If no successor Administrative Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within 30 days after the resigning Administrative Agent's giving of notice of resignation or the Requisite Lenders' removal of the resigning Administrative Agent, then the resigning or removed Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be a commercial bank having total combined assets of at least $50,000,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any resigning Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article XI. shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.

Section 11.9.  Titled Parties Have No Duties.

     Neither the Arrangers, the Syndication Agent, nor the Documentation Agent (each in such capacity, a "Titled Party") assumes any responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for Lenders. The titles of "Joint Lead Arranger", "Book Manager", "Syndication Agent" and "Documentation Agent" are solely honorific and imply no fiduciary responsibility on the part of the Titled Parties to the Administrative Agent, the Borrower or any Lender and the use of such titles does not impose on the Titled Parties any duties or obligations greater than those of any other Lender.

                          Article XII. Miscellaneous

Section 12.1.  Notices.

     Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered as follows:


     If to the Borrower:

          CNL APF Partners, LP
          400 East South Street
          Orlando, Florida 32801
          Attention: Steven D. Shackelford
          Telecopy Number:  (407) 650-1290
          Telephone Number: (407) 650-1115

     If to the Administrative Agent:

          First Union National Bank
          First Union Capital Markets Group
          One First Union Center, TW-6
          301 South College Street
          Mail Code:  NC0166
          Charlotte, North Carolina 28288-0166
          Attention:  Jane Hurley
          Telecopy Number:  (704) 383-7989
          Telephone Number: (704) 383-3812

          and

          First Union Capital Markets Group
          Real Estate Syndications
          One First Union Center, DC-5
          301 South College Street
          Mail Code:  NC0608
          Charlotte, North Carolina 28288-0608
          Attention:  David Blackman
          Telecopy Number:  (704) 715-1964
          Telephone Number: (704) 374-6272

     If to a Lender:

          To such Lender's address or telecopy number, as applicable, set forth on its signature page hereto or in the applicable Assignment and Acceptance Agreement.

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section. All such notices and other communications shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered. Notwithstanding the immediately preceding sentence, all notices or communications to the Administrative Agent or any Lender under
Article II. shall be effective only when actually received. Neither the Administrative Agent nor any Lender shall incur any liability to the Borrower (nor shall the Administrative Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Administrative Agent or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith under hereunder.

Section 12.2.  Expenses.

     The Borrower agrees (a) to pay or reimburse each of the Administrative Agent, the Arrangers and the Syndication Agent for all of their reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including without limitation, reasonable due diligence expenses, and travel expenses relating to closing), and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse the Administrative Agent and the Lenders for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents, including the reasonable fees and disbursements of their respective counsel (including the allocated fees and expenses of in-house counsel) and any payments in indemnification or otherwise payable by the Lenders to the Administrative Agent pursuant to the Loan Documents, (c) to pay, indemnify and hold the Administrative Agent and the Lenders harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and (d) to the extent not already covered by any of the preceding subsections, to pay or reimburse the Administrative Agent and the Lenders for all their costs and expenses incurred in connection with any bankruptcy or other proceeding of the type described in Sections 10.1.(e) or 10.1.(f), including the reasonable fees and disbursements of counsel to the Administrative Agent and any Lender, whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding.

Section 12.3.  Setoff.

     Subject to Section 3.3. and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Administrative Agent, each Lender and each Participant is hereby authorized by the Borrower, at any time or from time to time during the continuance of an Event of Default, without prior notice to the Borrower or to any other Person, any such prior notice being hereby expressly waived, but subject to receipt of the Administrative Agent's prior written consent, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, such Lender or any affiliate of the Administrative Agent or such Lender, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 10.2., and although such obligations shall be contingent or unmatured. If any Lender or Participant shall exercise the right of set-off referred to above, such Lender or Participant shall promptly notify the Borrower, all other Lenders and the Administrative Agent thereof; provided, however, failure by such Lender or Participant to give such notice shall not affect the validity of such set-off.

Section 12.4.  Waiver of Jury Trial; Arbitration.

     (a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE BORROWER, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE ADMINISTRATIVE AGENT AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE.

     (b) EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY AGREES THAT ANY FEDERAL DISTRICT COURT IN NEW YORK OR, AT THE OPTION OF THE ADMINISTRATIVE AGENT, ANY STATE COURT LOCATED IN NEW YORK, NEW YORK, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE BORROWER, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE LOANS, THE NOTES OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. THE BORROWER AND EACH OF THE LENDERS EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING

OF ANY ACTION BY THE ADMINISTRATIVE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

     (c) ALL OF THE PARTIES HERETO AGREE THAT UPON DEMAND OF THE ADMINISTRATIVE AGENT OR ANY LENDER, WHETHER MADE BEFORE OR AFTER INSTITUTION OF ANY JUDICIAL PROCEEDING, AND SUBJECT TO RECEIPT OF THE PRIOR WRITTEN CONSENT OF THE REQUISITE LENDERS, ANY CLAIM OR CONTROVERSY ARISING OUT OF, OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS ("DISPUTES") BETWEEN OR AMONG THE ADMINISTRATIVE AGENT OR ANY LENDER ON THE ONE HAND, AND THE BORROWER ON THE OTHER, SHALL BE RESOLVED BY BINDING ARBITRATION CONDUCTED UNDER AND GOVERNED BY THE COMMERCIAL FINANCIAL DISPUTES ARBITRATION RULES (THE "ARBITRATION RULES") OF THE AMERICAN ARBITRATION ASSOCIATION (THE "AAA") AND THE FEDERAL ARBITRATION ACT. DISPUTES MAY INCLUDE, WITHOUT LIMITATION, TORT CLAIMS, COUNTERCLAIMS, DISPUTES AS TO WHETHER A MATTER IS SUBJECT TO ARBITRATION, CLAIMS BROUGHT AS CLASS ACTIONS, AND CLAIMS ARISING FROM LOAN DOCUMENTS EXECUTED IN THE FUTURE. A JUDGMENT UPON THE AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. NOTWITHSTANDING THE FOREGOING, THIS ARBITRATION PROVISION DOES NOT APPLY TO DISPUTES UNDER OR RELATED TO HEDGE AGREEMENTS TO WHICH ANY LENDER IS A PARTY. ALL ARBITRATION HEARINGS SHALL BE CONDUCTED IN NEW YORK, NEW YORK. A HEARING SHALL BEGIN WITHIN 90 DAYS OF DEMAND FOR ARBITRATION AND ALL HEARINGS SHALL BE CONCLUDED WITHIN 120 DAYS OF DEMAND FOR ARBITRATION. THESE TIME LIMITATIONS MAY NOT BE EXTENDED UNLESS A PARTY SHOWS CAUSE FOR EXTENSION AND THEN NO MORE THAN A TOTAL EXTENSION OF 60 DAYS. THE EXPEDITED PROCEDURES SET FORTH IN RULE 51 ET. SEQ. OF THE ARBITRATION RULES SHALL BE APPLICABLE TO CLAIMS OF LESS THAN $1,000,000. ARBITRATORS SHALL BE LICENSED ATTORNEYS SELECTED FROM THE COMMERCIAL FINANCIAL DISPUTE ARBITRATION PANEL OF THE AAA. THE PARTIES DO NOT WAIVE ANY APPLICABLE LAWS EXCEPT AS PROVIDED HEREIN. NOTWITHSTANDING THE PRECEDING BINDING ARBITRATION PROVISIONS, THE PARTIES AGREE TO PRESERVE, WITHOUT DIMINUTION, THE FOLLOWING REMEDIES THAT THE ADMINISTRATIVE AGENT OR THE LENDERS MAY EXERCISE BEFORE OR AFTER AN ARBITRATION PROCEEDING IS BROUGHT. SUBJECT TO THE OTHER TERMS HEREOF, THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO PROCEED IN ANY COURT OF PROPER JURISDICTION OR BY SELF-HELP TO EXERCISE OR PROSECUTE THE FOLLOWING REMEDIES, AS APPLICABLE: (I) ALL RIGHTS TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY OR OTHER SECURITY BY EXERCISING A POWER OF SALE OR UNDER APPLICABLE LAW BY JUDICIAL FORECLOSURE INCLUDING A PROCEEDING TO CONFIRM THE SALE; (II) ALL RIGHTS OF SELF-HELP INCLUDING PEACEFUL OCCUPATION OF

REAL PROPERTY AND COLLECTION OF RENTS, SET-OFF, AND PEACEFUL POSSESSION OF PERSONAL PROPERTY; (III) OBTAINING PROVISIONAL OR ANCILLARY REMEDIES INCLUDING INJUNCTIVE RELIEF, SEQUESTRATION, GARNISHMENT, ATTACHMENT, APPOINTMENT OF RECEIVER AND FILING AN INVOLUNTARY BANKRUPTCY PROCEEDING; AND (IV) WHEN APPLICABLE, A JUDGMENT BY CONFESSION OF JUDGMENT. ANY CLAIM OR CONTROVERSY WITH REGARD TO PARTIES' ENTITLEMENT TO SUCH REMEDIES IS A DISPUTE. THE PARTIES HERETO ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED ANY RIGHT THEY MAY HAVE TO A JURY TRIAL WITH REGARD TO A DISPUTE.

     (d) THE PROVISION OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS AGREEMENT.

Section 12.5.  Successors and Assigns.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Lenders.

     (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an affiliate of such Lender except to the extent such transfer would result in increased costs to the Borrower.

     (c) Any Lender may at any time grant to one or more banks or other financial institutions (each a "Participant") participating interests in its Commitment or the Obligations owing to such Lender; provided, however, (i) any
                                                    --------  -------
such participating interest must be for a constant and not a varying percentage interest, (ii) no Lender may grant a participating interest in its Commitment, or if the Commitments have been terminated, the aggregate outstanding principal balance of Notes held by it, in an amount less than $10,000,000 and (iii) after giving effect to any such participation by a Lender, the amount of its Commitment, or if the Commitments have been terminated, the aggregate outstanding principal balance of Notes held by it, in which it has not granted any participating interests must be equal to $10,000,000 and integral multiples of $5,000,000 in excess thereof. Except as otherwise provided in Section 12.3., no Participant shall have any rights or benefits under this Agreement or any other Loan Document. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided,
                                                                      --------
however, such Lender may agree with the Participant that it will not, without
-------
the consent of the Participant, agree to (i) increase, or extend the term or extend the time or waive any requirement for the reduction or termination of, such Lender's Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loans or portions thereof owing to such Lender,
(iii) reduce the amount of any such payment of principal, or (iv) reduce the rate at which interest is payable thereon. An assignment or other transfer which is not permitted by subsection (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection. The selling Lender shall notify the Administrative Agent and the Borrower of the sale of any participation hereunder and the terms thereof.

     (d) Any Lender may with the prior written consent of the Administrative Agent and the Borrower (which consent, in each case, shall not be unreasonably withheld) assign to one or more Eligible Assignees (each an "Assignee") all or a portion of its Commitment and its other rights and obligations under this Agreement and the Notes; provided, however, (i) no such consent by the Borrower
                         --------  -------
shall be required (x) in the case of any assignment to another Lender or any affiliate of such Lender or another Lender or (y) if an Event of Default or Default shall then be existing; (ii) any partial assignment shall be in an amount at least equal to $10,000,000 and after giving effect to such assignment the assigning Lender retains a Commitment, or if the Commitments have been terminated, holds Notes having an aggregate outstanding principal balance, of $10,000,000 and integral multiples of $5,000,000 in excess thereof; and (iii) each such assignment shall be effected by means of an Assignment and Acceptance Agreement. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be deemed to be a Lender party to this Agreement as of the effective date of the Assignment and Acceptance Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such Assignment and Acceptance Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that new Notes are issued to the Assignee and such transferor Lender, as appropriate. In connection with any such assignment, the transferor Lender (excluding the Administrative Agent or either Arranger in their respective capacities as Lenders) shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500.

     (e) The Administrative Agent shall maintain at the Principal Office a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of each Lender from time to time (the "Register"). The Administrative Agent shall give each Lender and the Borrower notice of the assignment by any Lender of its rights as contemplated by this Section. The Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register and copies of each Assignment and Acceptance Agreement shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice to the Administrative Agent. Upon its receipt of an Assignment and Acceptance Agreement executed by an assigning Lender, together with each Note subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance Agreement has been completed and if the Administrative Agent receives the processing and recording fee described in subsection (d) above, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

     (f) In addition to the assignments and participations permitted under the foregoing provisions of this Section, any Lender may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank, and such Loans and Notes shall be fully transferable as provided therein. No such assignment shall release the assigning Lender from its obligations hereunder.

     (g) A Lender may furnish any information concerning the Borrower or any Subsidiary in the possession of such Lender from time to time to Assignees and Participants (including prospective Assignees and Participants) subject to compliance with Section 12.8.

     (h) Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower, any Subsidiary or any of their respective Affiliates.

     (i) Each Lender agrees that, without the prior written consent of the Borrower and the Administrative Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws United States of America or of any other jurisdiction.

Section 12.6.  Amendments.

     Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement or in any Loan Document to be given by the Lenders may be given, and any term of this Agreement or of any other Loan Document may be amended, and the performance or observance by the Borrower or any other Loan Party of any terms of this Agreement or such other Loan Document or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (and, in the case of an amendment to any Loan Document, the written consent of each Loan Party that is a party to such Loan Document). Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing, and signed by all of the Lenders (or the Administrative Agent at the written direction of all of the Lenders), do any of the following: (i) increase the Commitments of the Lenders (except as permitted under Section 2.11.) or subject the Lenders to any additional obligations; (ii) reduce the principal of, or interest rates that have accrued or that will be charged on the outstanding principal amount of, any Loans or other Obligations; (iii) reduce the amount of any Fees payable hereunder; (iv) postpone any date fixed for any payment of any principal of, interest on, or Fees with respect to, any Loans or any other Obligations; (v) change the Commitment Percentages (other than changes resulting from an increase in the aggregate amount of Commitments as permitted under Section 2.11.); (vi) amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section; (vii) release any Guarantor from its obligations under the Guaranty; (viii) modify the definition of the term "Requisite Lenders" or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof; (ix) modify the terms of, or waive the Parent's or the Borrower's compliance with (or any Default or Event of Default resulting from a violation of), Section 9.1.(d) and (xi) modify the pro rata provisions of Section 3.2. In addition, the definition of Unencumbered Asset Value (and the definitions used in such definition and the percentages and rates used in the calculation thereof) may not be amended without the written consent of all of the Lenders. Further, no amendment, waiver or consent unless in writing and signed by the Administrative Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Administrative Agent under this Agreement or any of the other Loan Documents. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower or any other Loan Party shall entitle the Borrower or any other Loan Party to other or further notice or demand in similar or other circumstances.

Section 12.7.  Nonliability of Administrative Agent and Lenders.

     The relationship between the Borrower, on the one hand, and the Lenders and the Administrative Agent, on the other hand, shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Administrative Agent or any other Lender to any other Lender, the Parent, the Borrower or any other Subsidiary. Neither the Administrative Agent nor any Lender undertakes any responsibility to the Borrower or any other Loan Party to review or inform the Borrower or any other Loan Party of any matter in connection with any phase of the Borrower's business or operations.

Section 12.8.  Confidentiality.

     Except as otherwise provided by Applicable Law, the Administrative Agent and each Lender shall utilize all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential or proprietary by the Borrower in accordance with the customary procedure of the Administrative Agent or such Lender, as the case may be, for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure: (a) to any of their respective affiliates (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (b) as reasonably required by any bona fide Assignee, Participant or other transferee in connection with the contemplated transfer of any Commitment or participations therein as permitted hereunder (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (c) as required by any Governmental Authority or representative thereof or pursuant to legal process; (d) to the Administrative Agent's or such Lender's independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); (e) after the happening and during the continuance of an Event of Default, to any other Person, in connection with the exercise by the Administrative Agent or the Lenders of rights hereunder or under any of the other Loan Documents and (f) as necessary or appropriate in any Lender's reasonable judgment.

Section 12.9.  Indemnification.

     (a) The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Administrative Agent, the Arrangers, each affiliate of the Administrative Agent or either Arranger, and each of the Lenders and their respective directors, officers, shareholders, agents, employees and counsel (each referred to herein as an "Indemnified Party") from and against any and all losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith) (the foregoing items referred to herein as "Claims and Expenses") incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an "Indemnity Proceeding") which is in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of any Loans and the issuance of any Letters of Credit hereunder; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans or the Letters of Credit; (iv) the Administrative Agent's, either Arranger's or any Lender's entering into this Agreement; (v) the fact that the Administrative Agent and the Lenders have established the credit facility evidenced hereby in favor of the Borrower; (vi) the fact that the Administrative Agent and the Lenders are creditors of the Borrower and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Parent, the Borrower and the other Subsidiaries; (vii) the fact that the Administrative Agent and the Lenders are material creditors of the Borrower and are alleged to influence directly or indirectly the business decisions or affairs of the Parent, the Borrower and the other Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Administrative Agent, the Arrangers or the Lenders may have under this Agreement or the other Loan Documents; (ix) any violation or non-compliance by the Parent, the Borrower or any other Subsidiary of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Parent, the Borrower or the other

Subsidiaries (or its respective properties) (or the Administrative Agent and/or the Lenders as successors to any such Loan Party) to be in compliance with such Environmental Laws; provided, however, that the Borrower shall not be obligated
                    --------  -------
to indemnify any Indemnified Party for any Claims and Expenses in connection with, arising out of, or by reason of any acts or omissions of such Indemnified Party in connection with matters described in the immediately preceding clause
(i) or (viii) to the extent such acts or omissions have been found in a final non-appealable judgment by a court of competent jurisdiction to constitute gross negligence or willful misconduct.

     (b) The Borrower's indemnification obligations under this Section shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this connection, this indemnification shall cover all reasonable costs and expenses of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of the Parent, the Borrower or any other Subsidiary, any shareholder of the Parent, the Borrower or any other Subsidiary (whether such shareholder(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of the Borrower or the Parent), any account debtor of the Parent, the Borrower or any other Subsidiary or by any Governmental Authority. This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against the Parent, the Borrower and/or any other Subsidiary.

     (c) All out-of-pocket fees and expenses of, and all amounts paid to third-persons by, an Indemnified Party shall be advanced by the Borrower at the request of such Indemnified Party notwithstanding any claim or assertion by the Borrower that such Indemnified Party is not entitled to indemnification hereunder upon receipt of an undertaking by such Indemnified Party that such Indemnified Party will reimburse the Borrower if it is actually and finally determined by a court of competent jurisdiction that such Indemnified Party is not so entitled to indemnification hereunder.

     (d) An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnified Proceeding covered by this Section and, as provided above, all costs and expenses incurred by the Indemnified Party shall be reimbursed by the Borrower. No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnified Proceeding shall vitiate or in any way impair the obligations and duties of the Borrower hereunder to indemnify and hold harmless each such Indemnified Party; provided, however, that (i) if the Borrower is
                             --------  -------
required to indemnify an Indemnified Party pursuant hereto and (ii) the Borrower has provided evidence reasonably satisfactory to such Indemnified Party that the Borrower has the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnified Proceeding, such Indemnified Party shall not settle or compromise any such Indemnified Proceeding without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed).

     (e) If and to the extent that the obligations of the Borrower hereunder are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law. The Borrower's obligations hereunder shall survive any termination of this Agreement and the other Loan Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of its obligations set forth in this Agreement or any other Loan Document to which it is a party.

Section 12.10.  Termination; Survival.

     At such time as (a) all of the Commitments have been terminated, (b) none of the Lenders is obligated any longer under this Agreement to make any Loans,
(c) the Administrative Agent is no longer obligated under this Agreement to issue any Letters of Credit, (d) no Letters of Credit remain outstanding, and
(e) all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full, this Agreement shall terminate. Notwithstanding any termination of this Agreement, or of the other Loan Documents, the indemnities to which the Administrative Agent, the Arrangers and the Lenders are entitled under the provisions of Sections 11.7., 12.2. and
12.9. and any other provision of this Agreement and the other Loan Documents, and the waivers of jury trial, agreement regarding arbitration and submission to jurisdictions contained in Section 12.4., shall continue in full force and effect and shall protect the Administrative Agent, the Arrangers and the Lenders against events arising after such termination as well as before.

Section 12.11.  Severability of Provisions.

     Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 12.12.  GOVERNING LAW.

     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 12.13.  Counterparts.

     This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

Section 12.14.  Limitation of Liability.

     To the maximum extent permitted by Applicable Law, none of the Administrative Agent, either Arranger, any Lender, or any affiliate, officer, director, employee, attorney, or agent of the Administrative Agent, either Arranger or any Lender, shall have any liability with respect to, and each of the Parent and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower or the Parent in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Each of the Parent and the Borrower hereby waives, releases, and agrees not to sue the Administrative Agent, either Arranger or any Lender or any of their respective affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or financed hereby.

Section 12.15.  Obligations with Respect to Loan Parties.

     The obligations of the Parent or the Borrower to direct or prohibit the taking of certain actions by the any other Loan Party as specified herein shall be absolute and not subject to any defense to the effect that the Parent or the Borrower, as the case may be, does not control such Loan Party.

Section 12.16.  Entire Agreement.

     This Agreement, the Notes, and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.

Section 12.17.  Construction.

     The Administrative Agent, the Parent, the Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Administrative Agent, the Borrower and each Lender.

Section 12.18.  Limitation of Liability of Officers, Directors, Etc.

     THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL LOOK SOLELY TO THE BORROWER AND THE GUARANTORS FOR THE ENFORCEMENT OF ANY CLAIM AGAINST THE BORROWER AND ACCORDINGLY NONE OF THE OFFICERS, DIRECTORS, EMPLOYEES OR SHAREHOLDERS OF THE BORROWER OR THE PARENT SHALL HAVE ANY PERSONAL LIABILITY FOR OBLIGATIONS ENTERED

INTO BY OR ON BEHALF OF THE BORROWER EXCEPT AS ANY SUCH PERSON MAY AGREE OTHERWISE IN WRITING.

Section 12.19. No Novation.

     THE PARTIES HERETO HAVE ENTERED INTO THIS AGREEMENT SOLELY TO AMEND AND RESTATE THE TERMS OF THE EXISTING CREDIT AGREEMENT. THE PARTIES DO NOT INTEND THIS AGREEMENT NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AGREEMENT AND THE TRANSACTION CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY THE BORROWER UNDER OR IN CONNECTION WITH THE EXISTING CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (AS DEFINED IN THE EXISTING CREDIT AGREEMENT).


                        [Signatures on Following Pages]

     IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be executed by their authorized officers all as of the day and year first above written.

                         BORROWER:

                         CNL APF PARTNERS, LP

                         By: CNL APF GP Corp., its sole general partner


                         By: /s/ Steven D. Shackelford
                             -------------------------
                            Name: /s/ Steven D. Shackelford
                                 --------------------------
                            Title: CHIEF FINANCIAL OFFICER
                                   -----------------------


                         PARENT:

                         CNL AMERICAN PROPERTIES FUND, INC.


                         By: /s/ Steven D. Shackelford
                             -------------------------
                            Name: /s/ Steven D. Shackelford
                                  -------------------------
                            Title: CHIEF FINANCIAL OFFICER
                                   -----------------------


                      [Signatures Continued on Next Page]

     [Signature Page to Amended and Restated Credit Agreement dated as of
                    June 9, 1999 with CNL APF Partners, LP]


                              FIRST UNION NATIONAL BANK, as
                               Administrative Agent and Lender


                              By: /s/ Rex E. Rudy
                                  ---------------
                                 Name: /s/ Rex E. Rudy
                                       ---------------
                                 Title: Vice President
                                        --------------

                              Commitment Amount:

                              $52,500,000


                              Lending Office (all Types of Loans):

                              First Union National Bank
                              One First Union Center, TW-6
                              301 South College Street
                              Charlotte, North Carolina  28288-0608
                              Attn:  Rex E. Rudy
                              Telecopier: (704) 383-6205
                              Telephone:  (704) 383-6506


                   [Signatures Continued on Following Page]

     [Signature Page to Amended and Restated Credit Agreement dated as of
                    June 9, 1999 with CNL APF Partners, LP]


                              NATIONSBANK, N.A.


                              By: /s/ Kevin M. Brown
                                  ---------------------------
                                 Name: /s/ Kevin M. Brown
                                       ----------------------
                                 Title: PRINCIPAL
                                        ---------------------

                              Commitment Amount:

                              $52,500,000


                              Lending Office (all Types of Loans):

                              NationsBank, N.A.
                              600 Peachtree Street, N.E., 6/th/ Floor
                              Atlanta, Georgia  30308-3318
                              Attn:  Kevin Brown
                              Telecopier: (404) 607-4145
                              Telephone:  (404) 607-4102



                   [Signatures Continued on Following Page]

     [Signature Page to Amended and Restated Credit Agreement dated as of
                    June 9, 1999 with CNL APF Partners, LP]


                              AMSOUTH BANK


                              By: /s/ Brian Coffee
                                 Name: Brian Coffee
                                 Title: Sr. Vice-President

                              Commitment Amount:

                              $30,000,000


                              Lending Office (all Types of Loans):

                              AmSouth Bank
                              111 North Orange Avenue
                              Suite 1010
                              Orlando, Florida  32801
                              Attn:  Melissa Ledbetter
                              Telecopier: (407) 835-3015
                              Telephone:  (407) 246-5526


                   [Signatures Continued on Following Page]

     [Signature Page to Amended and Restated Credit Agreement dated as of
                    June 9, 1999 with CNL APF Partners, LP]


                              BANK AUSTRIA CREDITANSTALT
                               CORPORATE FINANCE, INC.


                              By: /s/ Scott Kray
                                  -------------------------------
                                Name: /s/ Scott Kray
                                      ---------------------------
                                Title: Vice President
                                       --------------------------


                              By: /s/ Robert M. Biringer
                                  -------------------------------
                                 Name: /s/ Robert M. Biringer
                                       --------------------------
                                 Title: Executive Vice President
                                        -------------------------

                              Commitment Amount:

                              $30,000,000


                              Lending Office (all Types of Loans):

                              Bank Austria Creditanstalt Corporate
                               Finance, Inc.
                              Two Ravinia Drive, Suite 1680
                              Atlanta, Georgia  30346
                              Attn:  Pat Kennedy
                                     Loan
                                     Administrator
                              Telecopier: (770) 390-1851
                              Telephone:  (770) 390-1850

                              Address for Notices:

                              Bank Austria Creditanstalt Corporate
                               Finance, Inc.
                              Two Ravinia Drive, Suite 1680
                              Atlanta, Georgia  30346
                              Attn:  Scott Kray
                                     Vice President
                              Telecopier: (770) 390-1851
                              Telephone:  (770) 390-1858

                   [Signatures Continued on Following Page]

     [Signature Page to Amended and Restated Credit Agreement dated as of
                    June 9, 1999 with CNL APF Partners, LP]


                              THE CHASE MANHATTAN BANK


                              By: /s/ A C Breindel
                                  --------------------------------
                                 Name: /s/ Alan Breindel
                                       ---------------------------
                                 Title: Managing Director
                                        --------------------------

                              Commitment Amount:

                              $30,000,000


                              Lending Office (all Types of Loans):

                              The Chase Manhattan Bank
                              1 Chase Manhattan Plaza, 8/th/ Floor
                              New York, New York  10081
                              Attn:  Thierry Le Jouan
                                     Assistant Treasurer
                              Telecopier: (212) 552-5701
                              Telephone:  (212) 552-7469

                              Address for Notices:

                              The Chase Manhattan Bank
                              270 Park Avenue, 31/st/ Floor
                              New York, New York  10017-2070
                              Attn:  Alan C. Breindel
                                     Managing Director
                              Telecopier: (212) 270-3513
                              Telephone:  (212) 270-9538

                   [Signatures Continued on Following Page]

     [Signature Page to Amended and Restated Credit Agreement dated as of
                    June 9, 1999 with CNL APF Partners, LP]


                              SUNTRUST BANK, CENTRAL
                               FLORIDA, N.A.


                              By: /s/ [SIGNATURE ILLEGIBLE]^^
                                  ---------------------------
                                Name: /s/ DAVID J. EDGE
                                      -----------------------
                                Title: Vice President
                                       ----------------------

                              Commitment Amount:

                              $25,000,000


                              Lending Office (all Types of Loans):

                              SunTrust Bank, Central Florida, N.A.
                              200 South Orange Avenue
                              Orlando, Florida  32801
                              Attn:  William C. Barr III
                                     First Vice President
                              Telecopy:  407-237-4076
                              Telephone: 407-237-4636


                   [Signatures Continued on Following Page]

     [Signature Page to Amended and Restated Credit Agreement dated as of
                    June 9, 1999 with CNL APF Partners, LP]


                              CITIZENS BANK OF RHODE ISLAND


                              By: /s/ Craig E. Schermerhorn
                                  -------------------------------
                                Name: /s/ Craig e. Shermerhorn
                                      ---------------------------
                                Title: VICE PRESIDENT
                                       --------------------------

                              Commitment Amount:

                              $20,000,000


                              Lending Office (all Types of Loans):

                              Citizens Bank of Rhode Island
                              One Citizens Plaza CC-4
                              Providence, Rhode Island  02903
                              Attn:  Benita Petres
                                     CRE Administration Manager
                              Telecopier: 401-282-4485
                              Telephone:  401-455-5423

                              Address for Notices:

                              Citizens Bank of Rhode Island
                              One Citizens Plaza CC-4
                              Providence, Rhode Island  02903
                              Attn:  Craig E. Schermerhorn
                                     Vice President
                              Telecopier: 401-282-4485
                              Telephone:  401-455-5425


                   [Signatures Continued on Following Page]

     [Signature Page to Amended and Restated Credit Agreement dated as of
                    June 9, 1999 with CNL APF Partners, LP]


                              COMPASS BANK


                              By: /s/ Johanna Duke Paley
                                  ---------------------------
                                 Name: /s/ JOHANNA DUKE PALEY
                                       ----------------------
                                 Title: SVP
                                        ---------------------

                              Commitment Amount:

                              $20,000,000


                              Lending Office (all Types of Loans):

                              Compass Bank
                              15 South 20/th/ Street
                              Birmingham, Alabama  35233
                              Attn:  Johanna Duke Paley
                                     Senior Vice President
                              Telecopier:  205-715-7994
                              Telephone:   205-933-3851


                   [Signatures Continued on Following Page]

     [Signature Page to Amended and Restated Credit Agreement dated as of
                    June 9, 1999 with CNL APF Partners, LP]


                              THE HUNTINGTON NATIONAL BANK


                              By: /s/ Daniel J. Weng
                                  --------------------------
                                Name: /s/ DANIEL J. WENG
                                      ----------------------
                                Title: VICE PRESIDENT
                                       ---------------------

                              Commitment Amount:

                              $20,000,000


                              Lending Office (all Types of Loans):

                              The Huntington National Bank
                              360 West State Road 436
                              Altamonte Springs, Florida  32714
                              Attn:  Elaine Kirkwood
                                     Account Relationship Associate
                              Telecopier: 407-774-8267
                              Telephone:  407-774-1209

                              Address for Notices:

                              The Huntington National Bank
                              360 West State Road 436
                              Altamonte Springs, Florida  32714
                              Attn:  Stewart A. Grashoff
                                     Vice President
                              Telecopier: 407-774-8267
                              Telephone:  407-774-1396


                   [Signatures Continued on Following Page]

     [Signature Page to Amended and Restated Credit Agreement dated as of
                    June 9, 1999 with CNL APF Partners, LP]


                              COOPERATIEVE CENTRALE RAIFFEISEN-
                               BOERENLEENBANK B.A., "RABOBANK
                               INTERNATIONAL", NEW YORK BRANCH


                              By: /s/ Ian Reece
                                  ----------------------------
                                 Name: /s/ IAN REECE
                                       -----------------------
                                 Title: Senior Credit Officer
                                        ----------------------

                              By: /s/ Leigh R. Reed
                                  ----------------------------
                                 Name: /s/ Leigh R. Reed
                                       -----------------------
                                 Title: Vice President
                                        ----------------------

                              Commitment Amount:

                              $10,000,000


                              Lending Office (all Types of Loans):

                              Rabobank Nederland New York Branch
                              245 Park Avenue
                              New York, New York 10167
                              Attn:  Corporate Services
                              Telecopier: (212) 818-0233
     `                        Telephone:  (212) 916-7800

                              Address for Notices:

                              Rabobank International
                              One Atlantic Center, Suite 3450
                              1201 West Peachtree Street
                              Atlanta, Georgia  30309-3400
                              Attn:  Thomas Dawe
                              Telecopier: (404) 877-9150
                              Telephone:  (404) 877-9100

                      [Signatures Continued on Next Page]

     [Signature Page to Amended and Restated Credit Agreement dated as of
                    June 9, 1999 with CNL APF Partners, LP]


                              SOUTHTRUST BANK, NATIONAL
                               ASSOCIATION


                              By: /s/ Steven W Davis
                                  -------------------------
                                Name: /s/ Steven W Davis
                                      ---------------------
                                Title: V P
                                       --------------------

                              Commitment Amount:

                              $10,000,000


                              Lending Office (all Types of Loans):

                              SouthTrust Bank, National Association
                              420 North 20/th/ Street
                              Birmingham, Alabama  35203
                              Attn:  Corporate Banking (St. Petersburg)
                              Telecopier: 727-898-5419
                              Telephone:  727-898-2809

                                   EXHIBIT A

                  FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

          THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT dated as of ___________, _____ (the "Agreement") by and among _________________________ (the "Assignor"),
_________________________ (the "Assignee"), and FIRST UNION NATIONAL BANK, as Administrative Agent (the "Administrative Agent").

          WHEREAS, the Assignor is a Lender under that certain Amended and Restated Credit Agreement dated as of June 9, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among CNL APF Partners, LP (the "Borrower"), CNL American Properties Fund, Inc., the financial institutions party thereto and their assignees under
Section 12.5.(d) thereof (the "Lenders"), each of First Union Capital Markets Group and Banc of America Securities LLC, as Joint Lead Arrangers and Book Managers, NationsBank, N.A., as Syndication Agent, The Chase Manhattan Bank, as Documentation Agent, and the Administrative Agent;

          WHEREAS, the Assignor desires to assign to the Assignee all or a portion of the Assignor's Commitment under the Credit Agreement, all on the terms and conditions set forth herein;

          WHEREAS, [the Borrower and] the Administrative Agent consent[s] to such assignment on the terms and conditions set forth herein.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the parties hereto, the parties hereto hereby agree as follows:

          Section 1.  Assignment.
                      ----------

          (a) Subject to the terms and conditions of this Agreement and in consideration of the payment to be made by the Assignee to the Assignor pursuant to Section 2 of this Agreement, effective as of ____________, _____ (the "Assignment Date"), the Assignor hereby irrevocably sells, transfers and assigns to the Assignee, without recourse, a $__________ interest in and to the Assignor's Commitment (the "Assigned Commitment") and all of the other rights and obligations of the Assignor under the Credit Agreement, such Assignor's Revolving Note and the other Loan Documents (representing ______% in respect of the aggregate amount of all Lenders' Commitments), including without limitation, a principal amount of outstanding Revolving Loans equal to $_________ and all voting rights of the Assignor, associated with the Assigned Commitment, all rights to receive interest on such amount of Loans and all commitment and other Fees with respect to the Assigned Commitment and other rights of the Assignor under the Credit Agreement and the other Loan Documents with respect to the Assigned Commitment, all as if the Assignee were an original Lender under and signatory to the Credit Agreement having a Commitment equal to the amount of the Assigned Commitment. The Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of the Assignor with respect to the

Assigned Commitment as if the Assignee were an original Lender under and signatory to the Credit Agreement having a Commitment equal to the Assigned Commitment, which obligations shall include, but shall not be limited to, the obligation of the Assignor to make Revolving Loans to the Borrower with respect to the Assigned Commitment and the obligation to indemnify the Administrative Agent as provided therein (the foregoing enumerated obligations, together with all other similar obligations more particularly set forth in the Credit Agreement and the other Loan Documents, shall be referred to hereinafter, collectively, as the "Assigned Obligations"). The Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Obligations or the Assigned Commitment from and after the Assignment Date.

          (b) The assignment by the Assignor to the Assignee hereunder is without recourse to the Assignor. The Assignee makes and confirms to the Administrative Agent, the Assignor, the Arrangers and the other Lenders all of the representations, warranties and covenants of a Lender under Article XI. of the Credit Agreement. Not in limitation of the foregoing, the Assignee acknowledges and agrees that, except as set forth in Section 4 below, the Assignor is making no representations or warranties with respect to, and the Assignee hereby releases and discharges the Assignor for any responsibility or liability for: (i) the present or future solvency or financial condition of the Borrower or any other loan party, (ii) any representations, warranties, statements or information made or furnished by the Borrower or any other Loan Party in connection with the Credit Agreement or otherwise, (iii) the validity, efficacy, sufficiency, or enforceability of the Credit Agreement, any Loan Document or any other document or instrument executed in connection therewith, or the collectibility of the Assigned Obligations, (iv) the perfection, priority or validity of any Lien with respect to any collateral at any time securing the Obligations or the Assigned Obligations under the Notes or the Credit Agreement and (v) the performance or failure to perform by the Borrower or any other Loan Party of any obligation under the Credit Agreement or any other Loan Document to which it is a party. Further, the Assignee acknowledges that it has, independently and without reliance upon the Administrative Agent, or on any affiliate or subsidiary thereof, either Arranger, or any other Lender and based on the financial statements supplied by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to become a Lender under the Credit Agreement. The Assignee also acknowledges that it will, independently and without reliance upon the Administrative Agent, either Arranger, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any Note or pursuant to any other obligation. Except as expressly provided in the Credit Agreement, the Administrative Agent shall have no duty or responsibility whatsoever, either initially or on a continuing basis, to provide the Assignee with any credit or other information with respect to the Borrower or to notify the Assignee of any Default or Event of Default. The Assignee has not relied on the Administrative Agent as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder.

          Section 2.  Payment by Assignee.  In consideration of the assignment
                      -------------------
made pursuant to Section 1 of this Agreement, the Assignee agrees to pay to the Assignor on the Assignment Date, an amount equal to $_________ representing (i) the aggregate principal amount outstanding of the Revolving Loans owing to the Assignor under the Credit Agreement and the other Loan Documents being assigned hereby plus (ii) the aggregate amount of payments previously made by Assignor under Section 2.9(j) of the Credit Agreement which have not been repaid and which are being assigned hereby.

          Section 3.  Payments by Assignor.  The Assignor agrees to pay to the
                      --------------------
Administrative Agent on the Assignment Date the administration fee, if any, payable under the applicable provisions of the Credit Agreement.

          Section 4.  Representations and Warranties of Assignor.  The Assignor
                      ------------------------------------------
hereby represents and warrants to the Assignee that (a) as of the Assignment Date (i) the Assignor is a Lender under the Credit Agreement having a Commitment under the Credit Agreement (without reduction by any assignments thereof which have not yet become effective), equal to $____________, and that the Assignor is not in default of its obligations under the Credit Agreement; and (ii) the outstanding balance of Revolving Loans owing to the Assignor (without reduction by any assignments thereof which have not yet become effective) is $____________; and (b) it is the legal and beneficial owner of the Assigned Commitment which is free and clear of any adverse claim created by the Assignor.

          Section 5.  Representations, Warranties and Agreements of Assignee.
                      ------------------------------------------------------
The Assignee (a) represents and warrants that it is (i) legally authorized to enter into this Agreement and (ii) an "accredited investor" (as such term is used in Regulation D of the Securities Act) and an Eligible Assignee; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information (including without limitation the Loan Documents) as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) appoints and authorizes the Administrative Agent to take such action as contractual representative on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof together with such powers as are reasonably incidental thereto; and (d) agrees that it will become a party to and shall be bound by the Credit Agreement, the other Loan Documents to which the other Lenders are a party on the Assignment Date and will perform in accordance therewith all of the obligations which are required to be performed by it as a Lender.

          Section 6.  Recording and Acknowledgment by the Administrative Agent.
                      --------------------------------------------------------
Following the execution of this Agreement, the Assignor will deliver to the Administrative Agent (a) a duly executed copy of this Agreement for acknowledgment and recording by the Administrative Agent and (b) the Assignor's Revolving Note. The Borrower agrees to exchange such Note for a new Note as provided in Section 12.5.(d) of the Credit Agreement. Upon such acknowledgment and recording, from and after the Assignment Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, Fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Assignment Date directly between themselves.

          Section 7.  Addresses.  The Assignee specifies as its address for
                      ---------
notices and its Lending Office for all Loans, the offices set forth below:

          Notice Address:
                                        _______________________
                                        _______________________
                                        _______________________
                                        Telephone No.: ________
                                        Telecopy No.: _________

          Domestic Lending Office:
                                        _______________________
                                        _______________________
                                        _______________________
                                        Telephone No.: ________
                                        Telecopy No.: _________

          LIBOR Lending Office:
                                        _______________________
                                        _______________________
                                        _______________________
                                        Telephone No.: ________
                                        Telecopy No.: _________

     Section 8.  Payment Instructions.  All payments to be made to the Assignee
                 --------------------
under this Agreement by the Assignor, and all payments to be made to the Assignee under the Credit Agreement, shall be made as provided in the Credit Agreement in accordance with the following instructions:


     _______________________
     _______________________

     Section 9.  Effectiveness of Assignment.  This Agreement, and the
                 ---------------------------
assignment and assumption contemplated herein, shall not be effective until (a) this Agreement is executed and delivered by each of the Assignor, the Assignee, the Administrative Agent, and if required under Section 12.5.(d) of the Credit Agreement, the Borrower, and (b) the payment to the Assignor of the amounts, if any, owing by the Assignee pursuant to Section 2 hereof and (c) the payment to the Administrative Agent of the amounts owing by the Assignor pursuant to
Section 3 hereof. Upon recording and acknowledgment of this Agreement by the Administrative Agent, from and after the Assignment Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Agreement, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Agreement, relinquish its rights and be released from its obligations under the Credit Agreement; provided,
                                                                 --------
however, that if the Assignor does not assign its entire interest under the Loan
-------
Documents, it shall remain a Lender entitled to all of the benefits and subject to all of the obligations thereunder with respect to its Commitment.

     Section 10.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
                  -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK

APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

     Section 11.  Counterparts.  This Agreement may be executed in any number of
                  ------------
counterparts each of which, when taken together, shall constitute one and the same agreement.

     Section 12.  Headings.  Section headings have been inserted herein for
                  --------
convenience only and shall not be construed to be a part hereof.

     Section 13.  Amendments; Waivers.  This Agreement may not be amended,
                  -------------------
changed, waived or modified except by a writing executed by the Assignee and the Assignor; provided, however, any amendment, waiver or consent which shall affect
          --------  -------
the rights or duties of the Administrative Agent under this Agreement shall not be effective unless signed by the Administrative Agent.

     Section 14.  Entire Agreement.  This Agreement embodies the entire
                  ----------------
agreement between the Assignor and the Assignee with respect to the subject matter hereof and supersedes all other prior arrangements and understandings relating to the subject matter hereof.

     Section 15.  Binding Effect.  This Agreement shall be binding upon and
                  --------------
inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     Section 16.  Definitions.  Terms not otherwise defined herein are used
                  -----------
herein with the respective meanings given them in the Credit Agreement.

     [Include this Section only if Borrower's consent is required under Section 12.5.(d) Section 17. Agreements of the Borrower. The Borrower hereby agrees
                      --------------------------
that the Assignee shall be a Lender under the Credit Agreement having a Commitment equal to the Assigned Commitment. The Borrower agrees that the Assignee shall have all of the rights and remedies of a Lender under the Credit Agreement and the other Loan Documents as if the Assignee were an original Lender under and signatory to the Credit Agreement, including, but not limited to, the right of a Lender to receive payments of principal and interest with respect to the Assigned Obligations, and to the Revolving Loans made by the Lenders after the date hereof and to receive the commitment and other Fees payable to the Lenders as provided in the Credit Agreement. Further, the Assignee shall be entitled to the indemnification provisions from the Borrower in favor of the Lenders as provided in the Credit Agreement and the other Loan Documents. The Borrower further agrees, upon the execution and delivery of this Agreement, to execute in favor of the Assignee Notes as required by Section 12.5(d) of the Credit Agreement. Upon receipt by the Assignor of the amounts due the Assignor under Section 2, the Assignor agrees to surrender to the Borrower such Assignor's Notes.]

                        [Signatures on Following Pages]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment and Acceptance Agreement as of the date and year first written above.

                              ASSIGNOR:

                              [NAME OF ASSIGNOR]


                              By:_______________________
                                 Name:__________________
                                 Title:_________________


                              ASSIGNEE:

                              [NAME OF ASSIGNEE]


                              By:_______________________
                                 Name:__________________
                                 Title:_________________

[Include signature of the Borrower only if required under Section 12.5.(d) of the Credit Agreement]
Agreed and consented to as of the
date first written above.

BORROWER:

CNL APF PARTNERS, LP
By: CNL APF GP Corp., its sole general partner


    By:_______________________
      Name:___________________
      Title:__________________


                   [Signatures Continued on Following Page]

Accepted as of the date first written above.

ADMINISTRATIVE AGENT:

FIRST UNION NATIONAL BANK, as
  Administrative Agent


By:_______________________
   Name:__________________
   Title:_________________

                                   EXHIBIT B

                               FORM OF GUARANTY


     THIS GUARANTY dated as of June 9, 1999, executed and delivered by each of the undersigned and the other Persons from time to time party hereto pursuant to the execution and delivery of an Accession Agreement in the form of Annex I hereto (all of the undersigned, together with such other Persons each a "Guarantor" and collectively, the "Guarantors") in favor of (a) FIRST UNION NATIONAL BANK, in its capacity as Administrative Agent (the "Administrative Agent") for the Lenders under that certain that certain Amended and Restated Credit Agreement dated as of June 9, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among CNL APF Partners, LP (the "Borrower"), CNL American Properties Fund, Inc., the financial institutions party thereto and their assignees under Section 12.5.(d) thereof (the "Lenders"), each of First Union Capital Markets Group and Banc of America Securities LLC, as Joint Lead Arrangers and Book Managers, NationsBank, N.A., as Syndication Agent, The Chase Manhattan Bank, as Documentation Agent, and the Administrative Agent and (b) the Lenders.

     WHEREAS, pursuant to the Credit Agreement, the Administrative Agent and the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

     WHEREAS, the Parent owns, directly or indirectly, all of the issued and outstanding capital stock of, or other equity interest in, the Borrower and each other Guarantor;

     WHEREAS, the Borrower, the Parent and each of the other Guarantors, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Administrative Agent and the Lenders through their collective efforts;

     WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Administrative Agent and the Lenders making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, each Guarantor is willing to guarantee the Borrower's obligations to the Administrative Agent and the Lenders on the terms and conditions contained herein; and

     WHEREAS, each Guarantor's execution and delivery of this Guaranty is a condition to the Administrative Agent and the Lenders making such financial accommodations to the Borrower.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees as follows:

     Section 1.  Guaranty.  Each Guarantor hereby absolutely, irrevocably and
                 --------
unconditionally guaranties the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the "Guarantied Obligations"): (a) all indebtedness and obligations owing by the Borrower to any Lender or the Administrative Agent under or in connection with the Credit Agreement and any other Loan Document, including without limitation, the repayment of all principal of the Revolving Loans and the Reimbursement Obligations, and the payment of all interest, Fees, charges, attorneys fees and other amounts payable to any Lender or the Administrative Agent thereunder or in connection therewith; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all expenses, including, without limitation, reasonable attorneys' fees and disbursements, that are incurred by the Lenders and the Administrative Agent in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder and (d) all other Obligations.

     Section 2.  Guaranty of Payment and Not of Collection.  This Guaranty is a
                 -----------------------------------------
guaranty of payment, and not of collection, and a debt of each Guarantor for its own account. Accordingly, neither the Lenders nor the Administrative Agent shall be obligated or required before enforcing this Guaranty against any
Guarantor: (a) to pursue any right or remedy the Lenders or the Administrative Agent may have against the Borrower, any other Guarantor or any other Person or commence any suit or other proceeding against the Borrower, any other Guarantor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower, any other Guarantor or any other Person; or (c) to make demand of the Borrower, any other Guarantor or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Lenders or the Administrative Agent which may secure any of the Guarantied Obligations.

     Section 3.  Guaranty Absolute.  Each Guarantor guarantees that the
                 -----------------
Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or the Lenders with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

     (a) (i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Guarantied Obligations, or
(iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

     (b) any lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents, or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

     (c) any furnishing to the Administrative Agent or the Lenders of any additional security for the Guarantied Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing any of the Obligations;

     (d) any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the payment of the Guarantied Obligations to the payment of any other liability of the Borrower or any other Guarantor;

     (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Guarantor, the Borrower, any other Guarantor or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

     (f) any act or failure to act by the Borrower, any other Guarantor or any other Person which may adversely affect such Guarantor's subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;

     (g) any nonperfection of any security interest or other Lien on any collateral, if any, securing in any way any of the Obligations;

     (h) any application of sums paid by the Borrower, any other Guarantor or any other Person with respect to the liabilities of the Borrower to the Administrative Agent or the Lenders, regardless of what liabilities of the Borrower remain unpaid;

     (i) any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof; or

     (j) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Guarantor hereunder (other than indefeasible payment in full).

     Section 4.  Action with Respect to Guarantied Obligations.  The Lenders and
                 ---------------------------------------------
the Administrative Agent may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder take any and all actions described in Section 3 and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Loan Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Obligations; (d) release any other Guarantor or other Person liable in any manner for the payment or collection of the Guarantied Obligations;

(e) exercise, or refrain from exercising, any rights against the Borrower, any other Guarantor or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Lenders shall elect.

     Section 5.  Representations and Warranties.  Each Guarantor hereby makes to
                 ------------------------------
the Administrative Agent and the Lenders all of the representations and warranties made by the Borrower with respect to or in any way relating to such Guarantor in the Credit Agreement and the other Loan Documents, as if the same were set forth herein in full.

     Section 6.  Covenants.  Each Guarantor will comply with all covenants which
                 ---------
the Borrower is to cause such Guarantor to comply with under the terms of the Credit Agreement or any of the other Loan Documents.

     Section 7.  Waiver.  Each Guarantor, to the fullest extent permitted by
                 ------
Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder and hereby waives all rights such Guarantor may now or in the future have under any statute or other Applicable Law.

     Section 8.  Inability to Accelerate Loan.  If the Administrative Agent
                 ----------------------------
and/or the Lenders are prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations by reason of any automatic stay or otherwise, the Administrative Agent and/or the Lenders shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

     Section 9.  Reinstatement of Guarantied Obligations.  If claim is ever made
                 ---------------------------------------
on the Administrative Agent or any Lender for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and the Administrative Agent or such Lender repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by the Administrative Agent or such Lender with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Credit Agreement, any of the other Loan Documents, or any other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the Administrative Agent or such Lender for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Administrative Agent or such Lender.

     Section 10. Subrogation.  Upon the making by any Guarantor of any payment
                 -----------
hereunder for the account of the Borrower, such Guarantor shall be subrogated to the rights of the payee against the Borrower; provided, however, that such
                                              --------  -------
Guarantor shall not enforce any right or receive any payment by way of subrogation or otherwise take any action in respect of any other claim or cause of action such Guarantor may have against the Borrower arising by reason of any payment or performance by such Guarantor pursuant to this Guaranty, unless and until all of the Guarantied Obligations have been indefeasibly paid and performed in full. If any amount shall be paid to such Guarantor on account of or in respect of such subrogation rights or other claims or causes of action, such Guarantor shall hold such amount in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith pay such amount to the Administrative Agent to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or to be held by the Administrative Agent as collateral security for any Guarantied Obligations existing.

     Section 11.  Payments Free and Clear.  All sums payable by each Guarantor
                  -----------------------
hereunder, whether of principal, interest, Fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any taxes or liability imposed by any Governmental Authority, or any Applicable Law promulgated thereby), and if any Guarantor is required by such Applicable Law or by such Governmental Authority to make any such deduction or withholding, such Guarantor shall pay to the Administrative Agent and the Lenders such additional amount as will result in the receipt by the Administrative Agent and the Lenders of the full amount payable hereunder had such deduction or withholding not occurred or been required.

     Section 12.  Set-off.  In addition to any rights now or hereafter granted
                  -------
under any of the other Loan Documents or Applicable Law and not by way of limitation of any such rights, each Guarantor hereby authorizes the Administrative Agent, at any time during the continuance of an Event of Default, without any prior notice to such Guarantor or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, or any affiliate of the Administrative Agent, to or for the credit or the account of such Guarantor against and on account of any of the Guarantied Obligations, although such obligations shall be contingent or unmatured.

     Section 13.  Subordination.  Each Guarantor hereby expressly covenants and
                  -------------
agrees for the benefit of the Administrative Agent and the Lenders that all obligations and liabilities of the Borrower to such Guarantor of whatever description, including without limitation, all intercompany receivables of such Guarantor from the Borrower (collectively, the "Junior Claims") shall be subordinate and junior in right of payment to all Guarantied Obligations. If an Event of Default shall have occurred and be continuing, then no Guarantor shall accept any direct or indirect payment (in cash, property, securities by setoff or otherwise) from the Borrower on account of or in any manner in respect of any Junior Claim until all of the Guarantied Obligations have been indefeasibly paid in full.

     Section 14.  Avoidance Provisions.  It is the intent of each Guarantor, the
                  --------------------
Administrative Agent and the Lenders that in any Proceeding, such Guarantor's maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Administrative Agent and the Lenders) to be avoidable or unenforceable against such Guarantor in such Proceeding as a result of Applicable Law, including without limitation,
(a) Section 548 of the Bankruptcy Code of 1978, as amended (the "Bankruptcy Code") and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Administrative Agent and the Lenders) shall be determined in any such Proceeding are referred to as the "Avoidance Provisions". Accordingly, to the extent that the obligations of any Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guarantied Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Guarantied Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Administrative Agent and the Lenders), to be subject to avoidance under the Avoidance Provisions. This
Section is intended solely to preserve the rights of the Administrative Agent and the Lenders hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor or any other Person shall have any right or claim under this Section as against the Administrative Agent and the Lenders that would not otherwise be available to such Person under the Avoidance Provisions.

     Section 15.  Information.  Each Guarantor assumes all responsibility for
                  -----------
being and keeping itself informed of the financial condition of the Borrower and the other Guarantors, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any Lender shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.

     Section 16.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
                  -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

     SECTION 17.  WAIVER OF JURY TRIAL; ARBITRATION.
                  ---------------------------------

     (a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG ANY GUARANTOR, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE ADMINISTRATIVE AGENT AND EACH GUARANTOR HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE

WHATSOEVER BETWEEN OR AMONG THE BORROWER, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE.

     (b) EACH OF THE GUARANTORS, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY AGREES THAT ANY FEDERAL DISTRICT COURT IN NEW YORK OR, AT THE OPTION OF THE ADMINISTRATIVE AGENT, ANY STATE COURT LOCATED IN NEW YORK, NEW YORK, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG ANY GUARANTOR, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE LOANS, THE NOTES OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. EACH GUARANTOR AND EACH OF THE LENDERS EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

     (c) EACH GUARANTOR, AND THE ADMINISTRATIVE AGENT AND EACH LENDER BY ACCEPTING THE BENEFITS OF THIS GUARANTY, AGREES THAT UPON DEMAND OF THE ADMINISTRATIVE AGENT OR ANY LENDER, WHETHER MADE BEFORE OR AFTER INSTITUTION OF ANY JUDICIAL PROCEEDING, AND SUBJECT TO RECEIPT OF THE PRIOR WRITTEN CONSENT OF THE REQUISITE LENDERS, ANY CLAIM OR CONTROVERSY ARISING OUT OF, OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENTS ("DISPUTES") BETWEEN OR AMONG THE ADMINISTRATIVE AGENT OR ANY LENDER ON THE ONE HAND, AND ANY GUARANTOR ON THE OTHER, SHALL BE RESOLVED BY BINDING ARBITRATION CONDUCTED UNDER AND GOVERNED BY THE COMMERCIAL FINANCIAL DISPUTES ARBITRATION RULES (THE "ARBITRATION RULES") OF THE AMERICAN ARBITRATION ASSOCIATION (THE "AAA") AND THE FEDERAL ARBITRATION ACT. DISPUTES MAY INCLUDE, WITHOUT LIMITATION, TORT CLAIMS, COUNTERCLAIMS, DISPUTES AS TO WHETHER A MATTER IS SUBJECT TO ARBITRATION, CLAIMS BROUGHT AS CLASS ACTIONS, AND CLAIMS ARISING FROM LOAN DOCUMENTS EXECUTED IN THE FUTURE. A JUDGMENT UPON THE AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. NOTWITHSTANDING THE FOREGOING, THIS ARBITRATION PROVISION DOES NOT APPLY TO DISPUTES UNDER OR RELATED TO INTEREST RATE AGREEMENTS TO WHICH ANY LENDER IS A PARTY. ALL ARBITRATION HEARINGS SHALL BE CONDUCTED IN NEW YORK, NEW YORK. A HEARING SHALL BEGIN WITHIN 90

DAYS OF DEMAND FOR ARBITRATION AND ALL HEARINGS SHALL CONCLUDED WITHIN 120 DAYS OF DEMAND FOR ARBITRATION. THESE TIME LIMITATIONS MAY NOT BE EXTENDED UNLESS A PARTY SHOWS CAUSE FOR EXTENSION AND THEN NO MORE THAN A TOTAL EXTENSION OF 60 DAYS. THE EXPEDITED PROCEDURES SET FORTH IN RULE 51 ET. SEQ. OF THE ARBITRATION RULES SHALL BE APPLICABLE TO CLAIMS OF LESS THAN $1,000,000. ARBITRATORS SHALL BE LICENSED ATTORNEYS SELECTED FROM THE COMMERCIAL FINANCIAL DISPUTE ARBITRATION PANEL OF THE AAA. THE PARTIES DO NOT WAIVE ANY APPLICABLE LAWS EXCEPT AS PROVIDED HEREIN. NOTWITHSTANDING THE PRECEDING BINDING ARBITRATION PROVISIONS, THE PARTIES AGREE TO PRESERVE, WITHOUT DIMINUTION, THE FOLLOWING REMEDIES THAT THE ADMINISTRATIVE AGENT OR THE LENDERS MAY EXERCISE BEFORE OR AFTER AN ARBITRATION PROCEEDING IS BROUGHT. SUBJECT TO THE OTHER TERMS HEREOF, THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO PROCEED IN ANY COURT OF PROPER JURISDICTION OR BY SELF-HELP TO EXERCISE OR PROSECUTE THE FOLLOWING REMEDIES, AS APPLICABLE: (I) ALL RIGHTS TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY OR OTHER SECURITY BY EXERCISING A POWER OF SALE OR UNDER APPLICABLE LAW BY JUDICIAL FORECLOSURE INCLUDING A PROCEEDING TO CONFIRM THE SALE; (II) ALL RIGHTS OF SELF-HELP INCLUDING PEACEFUL OCCUPATION OF REAL PROPERTY AND COLLECTION OF RENTS, SET-OFF, AND PEACEFUL POSSESSION OF PERSONAL PROPERTY; (III) OBTAINING PROVISIONAL OR ANCILLARY REMEDIES INCLUDING INJUNCTIVE RELIEF, SEQUESTRATION, GARNISHMENT, ATTACHMENT, APPOINTMENT OF RECEIVER AND FILING AN INVOLUNTARY BANKRUPTCY PROCEEDING; AND (IV) WHEN APPLICABLE, A JUDGMENT BY CONFESSION OF JUDGMENT. ANY CLAIM OR CONTROVERSY WITH REGARD TO PARTIES ENTITLEMENT TO SUCH REMEDIES IS A DISPUTE. THE PARTIES HERETO ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED ANY RIGHT THEY MAY HAVE TO A JURY TRIAL WITH REGARD TO A DISPUTE.

     Section 18.  Loan Accounts.  The Administrative Agent and each Lender may
                  -------------
maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guarantied Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of the Guarantied Obligation or otherwise, the entries in such books and accounts shall deemed prima facie evidence of the amounts and other matters set forth herein. The failure of the Administrative Agent or any Lender to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.

     Section 19.  Waiver of Remedies.  No delay or failure on the part of the
                  ------------------
Administrative Agent or any Lender in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent or any Lender of any such right or remedy shall preclude other or further exercise thereof or the exercise of any other such right or remedy.

     Section 20.  Termination.  This Guaranty shall remain in full force and
                  -----------
effect until indefeasible payment in full of the Guarantied Obligations and the other Obligations and the termination or cancellation of the Credit Agreement.

     Section 21.  Successors and Assigns.  Each reference herein to the
                  ----------------------
Administrative Agent or the Lenders shall be deemed to include such Person's respective successors and assigns (including, but not limited to, any holder of the Guarantied Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to each Guarantor shall be deemed to include such Guarantor's successors and assigns, upon whom this Guaranty also shall be binding. The Lenders may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Guarantied Obligation, or grant or sell participation in any Guarantied Obligations, to any Person without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying any Guarantor's obligations hereunder. Each Guarantor hereby consents to the delivery by the Administrative Agent or any Lender to any Assignee or Participant (or any prospective Assignee or Participant) of any financial or other information regarding the Borrower or any Guarantor. No Guarantor may assign or transfer its obligations hereunder to any Person.

     Section 22.  JOINT AND SEVERAL OBLIGATIONS.  THE OBLIGATIONS OF THE
                  -----------------------------
GUARANTORS HEREUNDER SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH GUARANTOR CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE "GUARANTIED OBLIGATIONS" AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS HEREUNDER.

     Section 23.  Amendments.  This Guaranty may not be amended except in
                  ----------
writing signed by the Requisite Lenders (or all of the Lenders if required under the terms of the Credit Agreement), the Administrative Agent and each Guarantor.

     Section 24.  Payments.  All payments to be made by any Guarantor pursuant
                  --------
to this Guaranty shall be made in Dollars, in immediately available funds to the Administrative Agent at the Principal Office, not later than 2:00 p.m. on the date of demand therefor.

     Section 25.  Notices.  All notices, requests and other communications
                  -------
hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to each Guarantor at its address set forth below its signature hereto, (b) to the Administrative Agent, any Lender or the Arrangers at its address for notices provided for in the Credit Agreement, or
(c) as to each such party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not
--------  -------
be effective until received.

     Section 26.  Severability.  In case any provision of this Guaranty shall be
                  ------------
invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 27.  Headings.  Section headings used in this Guaranty are for
                  --------
convenience only and shall not affect the construction of this Guaranty.

     Section 28.  Definitions.  (a) For the purposes of this Guaranty:
                  -----------

     "Proceeding" means any of the following: (i) a voluntary or involuntary
      ----------
case concerning any Guarantor shall be commenced under the Bankruptcy Code of 1978, as amended; (ii) a custodian (as defined in such Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of any Guarantor; (iii) any other proceeding under any Applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to any Guarantor; (iv) any Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) any Guarantor makes a general assignment for the benefit of creditors; (vii) any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts;
(ix) any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by any Guarantor for the purpose of effecting any of the foregoing.

     (b) Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

     Section 29.  NO NOVATION.  THE PARTIES HERETO HAVE ENTERED INTO THIS
                  -----------
GUARANTY SOLELY TO AMEND AND RESTATE THE TERMS OF THE GUARANTY DATED AS OF MARCH 22, 1999 (THE "EXISTING GUARANTY"), EXECUTED BY THE GUARANTORS IN FAVOR OF THE ADMINISTRATIVE AGENT AND CERTAIN OF THE LENDERS. THE PARTIES DO NOT INTEND THIS AGREEMENT, NOR THE TRANSACTIONS CONTEMPLATED HEREBY, TO BE, AND THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OR WAIVER OF ANY OF THE OBLIGATIONS OWING BY ANY EXISTING GUARANTOR UNDER OR IN CONNECTION WITH THE EXISTING GUARANTY.

                           [Signature on Next Page]

     IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.

                              CNL AMERICAN PROPERTIES FUND, INC.


                              By:__________________________
                                 Name:_____________________
                                 Title:____________________

                              CNL APF GP CORP.


                              By:__________________________
                                 Name:_____________________
                                 Title:____________________

                              CNL APF LP CORP.


                              By:__________________________
                                 Name:_____________________
                                 Title:____________________

                              Address for Notices:

                              400 East South Street
                              Orlando, Florida  32801
                              Attention:  Steven D. Shackelford
                              Telecopy Number:  (407) 650-1290
                              Telephone Number:  (407) 650-1115

                                    ANNEX I

                          FORM OF ACCESSION AGREEMENT

     THIS ACCESSION AGREEMENT dated as of ____________, ____, executed and delivered by ______________________, a _____________ (the "New Subsidiary") in
favor of (a) FIRST UNION NATIONAL BANK, in its capacity as Administrative Agent (the "Administrative Agent") for the Lenders under that certain Amended and Restated Credit Agreement dated as of June 9, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among CNL APF Partners, LP (the "Borrower"), CNL American Properties Fund, Inc., the financial institutions party thereto and their assignees under
Section 12.5.(d) thereof (the "Lenders"), each of First Union Capital Markets Group and Banc of America Securities LLC, as Joint Lead Arrangers and Book Managers, NationsBank, N.A., as Syndication Agent, The Chase Manhattan Bank, as Documentation Agent, and the Administrative Agent.

     WHEREAS, pursuant to the Credit Agreement, the Administrative Agent and the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

     WHEREAS, the Parent owns, directly or indirectly, a majority of the issued and outstanding capital stock of, or other equity interest in, the New Subsidiary;

     WHEREAS, the Borrower, the New Subsidiary, the Parent and the other Guarantors, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Administrative Agent and the Lenders through their collective efforts;

     WHEREAS, the New Subsidiary acknowledges that it will receive direct and indirect benefits from the Administrative Agent and the Lenders making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, the New Subsidiary is willing to guarantee the Borrower's obligations to the Administrative Agent and the Lenders on the terms and conditions contained herein; and

     WHEREAS, the New Subsidiary's execution and delivery of this Agreement is a condition to the Administrative Agent and the Lenders continuing to make such financial accommodations to the Borrower.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Subsidiary, the New Subsidiary agrees as follows:

     Section 1.  Accession to Guaranty.  The New Subsidiary hereby agrees that
                 ---------------------
it is a "Guarantor" under that certain Guaranty dated as of June 9, 1999 (as amended, supplemented, restated or otherwise modified from time to time, the "Guaranty"), made by each Subsidiary of the Parent a party thereto in favor of the Administrative Agent and the Lenders and assumes all obligations of a "Guarantor" thereunder, all as if the New Subsidiary had been an original signatory to the Guaranty. Without limiting the generality of the foregoing, the New Subsidiary hereby:

     (a) irrevocably and unconditionally guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all Guarantied Obligations (as defined in the Guaranty);

     (b) makes to the Administrative Agent and the Lenders as of the date hereof each of the representations and warranties contained in Section 5 of the Guaranty and agrees to be bound by each of the covenants contained in Section 6 of the Guaranty; and

     (c)  consents and agrees to each provision set forth in the Guaranty.

     SECTION 2.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
                 -------------
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

     Section 3.  Definitions.  Capitalized terms used herein and not otherwise
                 -----------
defined herein shall have their respective defined meanings given them in the Credit Agreement.


                           [Signatures on Next Page]

     IN WITNESS WHEREOF, the New Subsidiary has caused this Accession Agreement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.

                                        [NEW SUBSIDIARY]


                                        By:____________________________
                                           Name:_______________________
                                           Title:______________________

                                        Address for Notices:

                                        ________________________
                                        ________________________
                                        ________________________
                                        Attention:  ____________
                                        Telecopy Number:  _____________
                                        Telephone Number:  _____________

Accepted:

FIRST UNION NATIONAL BANK,
 as Administrative Agent


By:_______________________
  Name:___________________
  Title:__________________

                                   EXHIBIT C

                          FORM OF NOTICE OF BORROWING

                              ____________, _____

First Union National Bank, as Administrative
  Agent
One First Union Center, TW-6
301 South College Street
Mail Code:  NC0166
Charlotte, North Carolina  28288-0166
Attention:  Jane Hurley

Ladies and Gentlemen:

     Reference is made to that certain Amended and Restated Credit Agreement dated as of June 9, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among CNL APF Partners, LP (the "Borrower"), CNL American Properties Fund, Inc., the financial institutions party thereto and their assignees under Section 12.5.(d) thereof (the "Lenders"), each of First Union Capital Markets Group and Banc of America Securities LLC, as Joint Lead Arrangers and Book Managers, NationsBank, N.A., as Syndication Agent, The Chase Manhattan Bank, as Documentation Agent, and First Union National Bank, as Administrative Agent (the "Administrative Agent"). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

     1. Pursuant to Section 2.1.(b) of the Credit Agreement, the Borrower hereby requests that the Lenders make Revolving Loans to the Borrower in an aggregate amount equal to $___________________.

     2. The Borrower requests that such Revolving Loans be made available to the Borrower on ____________, _____.

     3. The Borrower hereby requests that the requested Revolving Loans all be of the following Type:

          [Check one box only]

               [_]  Base Rate Loans
               [_] LIBOR Loans, each with an initial Interest Period for a duration of:

               [Check one box only]   [_] one month
                                      [_] two months
                                      [_] three months
                                      [_] six months

                                      [_] other: ____ days (Requires prior
                                          approval of Administrative Agent)

     4. The proceeds of this borrowing of Revolving Loans will be used for the following purpose: ___________________________________________________
          ____________________________________________________________.

     5. The Borrower requests that the proceeds of this borrowing of Revolving Loans be made available to the Borrower by __________________________.

     The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof and as of the date of the making of the requested Revolving Loans and after giving effect thereto, (a) no Default or Event of Default has or shall have occurred and be continuing, and (b) the representations and warranties made or deemed made by the Borrower and the Parent are and shall be true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement.

     If notice of the requested borrowing of Revolving Loans was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.1.(b) of the Credit Agreement.

                              CNL APF PARTNERS, LP

                              By: CNL APF GP Corp., its sole general partner


                                  By:______________________________
                                     Name:_________________________
                                     Title:________________________

                                   EXHIBIT D

                        FORM OF NOTICE OF CONTINUATION

                              ____________, _____

First Union National Bank, as Administrative
  Agent
One First Union Center, TW-6
301 South College Street
Mail Code:  NC0166
Charlotte, North Carolina  28288-0166
Attention:  Jane Hurley

Ladies and Gentlemen:

     Reference is made to that certain Amended and Restated Credit Agreement dated as of June 9, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among CNL APF Partners, LP (the "Borrower"), CNL American Properties Fund, Inc., the financial institutions party thereto and their assignees under Section 12.5.(d) thereof (the "Lenders"), each of First Union Capital Markets Group and Banc of America Securities LLC, as Joint Lead Arrangers and Book Managers, NationsBank, N.A., as Syndication Agent, The Chase Manhattan Bank, as Documentation Agent, and First Union National Bank, as Administrative Agent (the "Administrative Agent"). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

     Pursuant to Section 2.6. of the Credit Agreement, the Borrower hereby requests a Continuation of a borrowing of Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation as required by such Section of the Credit Agreement:

     1.   The proposed date of such Continuation is ____________, _____.

     2. The aggregate principal amount of Loans subject to the requested Continuation is $________________________ and was originally borrowed by the Borrower on ____________, ______.

     3. The portion of such principal amount subject to such Continuation is $__________________________.

     4. The current Interest Period for each of the Loans subject to such Continuation ends on ________________, _____.

     5. The duration of the new Interest Period for each of such Loans or portion thereof subject to such Continuation is:

               [Check one box only]   [_] one month
                                      [_] two months
                                      [_] three months
                                      [_] six months
                                      [_] other: ____ days (Requires prior
                                          approval of Administrative Agent)


     The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Continuation, and after giving effect to such Continuation, no Default or Event of Default has or shall have occurred and be continuing.

     If notice of the requested Continuation was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.6. of the Credit Agreement.

                              CNL APF PARTNERS, LP

                              By: CNL APF GP Corp., its sole general partner


                                   By:_______________________________
                                      Name:__________________________
                                      Title:_________________________

                                   EXHIBIT E

                         FORM OF NOTICE OF CONVERSION

                              ____________, _____

First Union National Bank, as Administrative
  Agent
One First Union Center, TW-6
301 South College Street
Mail Code:  NC0166
Charlotte, North Carolina  28288-0166
Attention:  Jane Hurley

Ladies and Gentlemen:

     Reference is made to that certain Amended and Restated Credit Agreement dated as of June 9, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among CNL APF Partners, LP (the "Borrower"), CNL American Properties Fund, Inc., the financial institutions party thereto and their assignees under Section 12.5.(d) thereof (the "Lenders"), each of First Union Capital Markets Group and Banc of America Securities LLC, as Joint Lead Arrangers and Book Managers, NationsBank, N.A., as Syndication Agent, The Chase Manhattan Bank, as Documentation Agent, and First Union National Bank, as Administrative Agent (the "Administrative Agent"). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

     Pursuant to Section 2.7. of the Credit Agreement, the Borrower hereby requests a Conversion of a borrowing of Loans of one Type into Loans of another Type under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion as required by such Section of the Credit Agreement:

     1.   The proposed date of such Conversion is ______________, _____.

     2.   The Loans to be Converted pursuant hereto are currently:

          [Check one box only]    [_]  Base Rate Loans
                                  [_]  LIBOR Loans

     3. The aggregate principal amount of Loans subject to the requested Conversion is $_____________________ and was originally borrowed by the Borrower on ____________, ______.

     4. The portion of such principal amount subject to such Conversion is $___________________.

     5. The amount of such Loans to be so Converted is to be converted into Loans of the following Type:

          [Check one box only]

               [_]  Base Rate Loans
               [_] LIBOR Loans, each with an initial Interest Period for a duration of:

               [Check one box only]   [_] one month
                                      [_] two months
                                      [_] three months
                                      [_] six months
                                      [_] other: ____ days (Requires prior
                                          approval of Administrative Agent)


     The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof and as of the date of the requested Conversion and after giving effect thereto, (a) no Default or Event of Default has or shall have occurred and be continuing, and (b) the representations and warranties made or deemed made by the Borrower and the Parent are and shall be true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement.

     If notice of the requested Conversion was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.7. of the Credit Agreement.

                              CNL APF PARTNERS, LP

                              By: CNL APF GP Corp., its sole general partner


                                   By:________________________________
                                      Name:___________________________
                                      Title:__________________________

                                   EXHIBIT F

                             FORM OF REVOLVING NOTE

$____________________                                      _______________, 19__


     FOR VALUE RECEIVED, the undersigned, CNL APF PARTNERS, LP, a Delaware limited partnership (the "Borrower"), hereby promises to pay to the order of ____________________ (the "Lender"), in care of First Union National Bank, as Administrative Agent (the "Administrative Agent") to First Union National Bank, One First Union Center, Charlotte, North Carolina 28288, or at such other address as may be specified in writing by the Administrative Agent to the Borrower, the principal sum of ________________ AND ____/100 DOLLARS ($____________) (or such lesser amount as shall equal the aggregate unpaid principal amount of Revolving Loans made by the Lender to the Borrower under the Credit Agreement (as herein defined)), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.

     The date, amount of each Revolving Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided
                                                                    --------
that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Revolving Loans made by the Lender.

     This Note is one of the Revolving Notes referred to in the Amended and Restated Credit Agreement dated as of June 9, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among the Borrower, CNL American Properties Fund, Inc., the financial institutions party thereto and their assignees under Section 12.5.(d) thereof (the "Lenders"), each of First Union Capital Markets Group and Banc of America Securities LLC, as Joint Lead Arrangers and Book Managers, NationsBank, N.A., as Syndication Agent, The Chase Manhattan Bank, as Documentation Agent, and First Union National Bank, as Administrative Agent (the "Administrative Agent"). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

     The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

     Except as permitted by Section 12.5.(d) of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

[Include this Paragraph only in Notes issued in favor of NationsBank, N.A.
     The Lender is hereby authorized to disseminate any information it now has or hereafter obtains pertaining to the loan evidenced by this Note, including, without limitation, any security for this Note and credit or other information on the Borrower, any of its principals and any guarantor of this Note, to any Assignee or Participant or prospective Assignee or prospective Participant, to the Lender's affiliates, including without limitation NationsBanc Montgomery Securities LLC, to any regulatory body having jurisdiction over the Lender and to any other parties as necessary or appropriate in the reasonable judgment of the Lender. Nothing contained in this paragraph is intended to be inconsistent with the Credit Agreement including, without limitation, Section 12.8 thereof, and in the event of any inconsistency, the provisions of the Credit Agreement shall control.]

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

     [The following text is to be included in only those Revolving Notes executed in favor of the Lenders who were a party to the Existing Credit Agreement at the time of the amendment and restatement thereof --This Note amends and restates that certain Revolving Note dated March 22, 1999, in the original principal amount of $75,000,000 executed and delivered by the Borrower, payable to the order of the Lender. THIS NOTE IS NOT INTENDED TO BE, AND SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH SUCH OTHER NOTE.]

     Time is of the essence for this Note.


                           [Signature on Next Page]

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Revolving Note under seal as of the date first written above.

                         CNL APF PARTNERS, LP

                         By: CNL APF GP Corp., its sole general partner


                             By:_____________________________________
                                Name:________________________________
                                Title:_______________________________


STATE OF GEORGIA

COUNTY OF FULTON


     BEFORE ME, a Notary Public in and for said County, personally appeared _____________________, known to me to be a person who, as
____________________________ of CNL APF GP Corp., as the general partner of CNL APF Partners, L.P., the entity which executed the foregoing Revolving Note, signed the same, and acknowledged to me that he did so sign said instrument in the name and upon behalf of said corporation as an officer of said corporation.

     IN TESTIMONY WHEREOF, I have hereunto subscribed my name, and affixed my official seal, this ____ day of June, 1999.


                     ____________________________________________
                     Notary Public

                     My Commission Expires:

                                   EXHIBIT G

                          FORM OF OPINION OF COUNSEL



                                To be Delivered

                                   EXHIBIT H

                        FORM OF COMPLIANCE CERTIFICATE

First Union National Bank, as Administrative Agent
One First Union Center, TW-6
301 South College Street
Mail Code:  NC0166
Charlotte, North Carolina  28288-0166

Each of the Lenders Party to the Credit
  Agreement referred to below

Ladies and Gentlemen:

     Reference is made to that certain Amended and Restated Credit Agreement dated as of June 9, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among CNL APF Partners, LP (the "Borrower"), CNL American Properties Fund, Inc., the financial institutions party thereto and their assignees under Section 12.5.(d) thereof (the "Lenders"), each of First Union Capital Markets Group and Banc of America Securities LLC, as Joint Lead Arrangers and Book Managers, NationsBank, N.A., as Syndication Agent, The Chase Manhattan Bank, as Documentation Agent, and First Union National Bank, as Administrative Agent (the "Administrative Agent"). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

     Pursuant to Section 8.3. of the Credit Agreement, the undersigned hereby certifies to the Administrative Agent and the Lenders as follows:

     (1)  The undersigned is the chief financial officer of the Parent.

     (2) The undersigned has examined the books and records of the Borrower and the Parent and has conducted such other examinations and investigations as are reasonably necessary to provide this Compliance Certificate.

     (3) To the best of the undersigned's knowledge, information and belief, no Default or Event of Default exists [if such is not the case, specify such Default or Event of Default and its nature, when it occurred and whether it is continuing and the steps being taken by the Parent with respect to such event, condition or failure].

     (4) To the best of the undersigned's knowledge, information and belief, the representations and warranties made or deemed made by the Parent and the Borrower in the Loan Documents to which either is a party, are true and correct in all material respects on and as of the date hereof except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement.

     (5) Attached hereto as Schedule 1 are reasonably detailed calculations establishing whether or not the Borrower and the Parent were in compliance with the covenants contained in Sections 9.1, 9.2, 9.4, 9.5(f), (g) and (j), 9.7, 9.8, 9.10 and 9.16 of the Credit Agreement.

     (6) There have been no material modifications to the terms of the Consolidation as described in the writing delivered to the Lenders under Section
5.1 of the Credit Agreement, other than those which have been approved in writing by the Requisite Lenders and the Arrangers as of the following dates:_____________________________________________________.


     IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.



                                   _______________________________________
                                      Title:______________________________ of
                                           CNL American Properties Fund, Inc.

                                  Schedule 1
                                  ----------

                         [Calculations to be Attached]

                                                                  Execution Copy

                                   GUARANTY


          THIS GUARANTY dated as of June 9, 1999, executed and delivered by each of the undersigned and the other Persons from time to time party hereto pursuant to the execution and delivery of an Accession Agreement in the form of Annex I hereto (all of the undersigned, together with such other Persons each a "Guarantor" and collectively, the "Guarantors") in favor of (a) FIRST UNION NATIONAL BANK, in its capacity as Administrative Agent (the "Administrative Agent") for the Lenders under that certain that certain Amended and Restated Credit Agreement dated as of June 9, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among CNL APF Partners, LP (the "Borrower"), CNL American Properties Fund, Inc., the financial institutions party thereto and their assignees under Section 12.5.(d) thereof (the "Lenders"), each of First Union Capital Markets Group and Banc of America Securities LLC, as Joint Lead Arrangers and Book Managers, NationsBank, N.A., as Syndication Agent, The Chase Manhattan Bank, as Documentation Agent, and the Administrative Agent and (b) the Lenders.

     WHEREAS, pursuant to the Credit Agreement, the Administrative Agent and the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

     WHEREAS, the Parent owns, directly or indirectly, all of the issued and outstanding capital stock of, or other equity interest in, the Borrower and each other Guarantor;

     WHEREAS, the Borrower, the Parent and each of the other Guarantors, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Administrative Agent and the Lenders through their collective efforts;

     WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Administrative Agent and the Lenders making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, each Guarantor is willing to guarantee the Borrower's obligations to the Administrative Agent and the Lenders on the terms and conditions contained herein; and

     WHEREAS, each Guarantor's execution and delivery of this Guaranty is a condition to the Administrative Agent and the Lenders making such financial accommodations to the Borrower.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees as follows:

     Section 1.  Guaranty.  Each Guarantor hereby absolutely, irrevocably and
                 --------
unconditionally guaranties the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the "Guarantied Obligations"): (a) all indebtedness and obligations owing by the Borrower to any Lender or the Administrative Agent under or in connection with the Credit Agreement and any other Loan Document, including without limitation, the repayment of all principal of the Revolving Loans and the Reimbursement Obligations, and the payment of all interest, Fees, charges, attorneys fees and other amounts payable to any Lender or the Administrative Agent thereunder or in connection therewith;
(b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all expenses, including, without limitation, reasonable attorneys' fees and disbursements, that are incurred by the Lenders and the Administrative Agent in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder and (d) all other Obligations.

     Section 2.  Guaranty of Payment and Not of Collection.  This Guaranty is a
                 -----------------------------------------
guaranty of payment, and not of collection, and a debt of each Guarantor for its own account. Accordingly, neither the Lenders nor the Administrative Agent shall be obligated or required before enforcing this Guaranty against any
Guarantor: (a) to pursue any right or remedy the Lenders or the Administrative Agent may have against the Borrower, any other Guarantor or any other Person or commence any suit or other proceeding against the Borrower, any other Guarantor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower, any other Guarantor or any other Person; or (c) to make demand of the Borrower, any other Guarantor or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Lenders or the Administrative Agent which may secure any of the Guarantied Obligations.

     Section 3.  Guaranty Absolute.  Each Guarantor guarantees that the
                 -----------------
Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or the Lenders with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

     (a) (i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Guarantied Obligations, or
(iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the

Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

     (b) any lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents, or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

     (c) any furnishing to the Administrative Agent or the Lenders of any additional security for the Guarantied Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing any of the Obligations;

     (d) any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the payment of the Guarantied Obligations to the payment of any other liability of the Borrower or any other Guarantor;

     (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Guarantor, the Borrower, any other Guarantor or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

     (f) any act or failure to act by the Borrower, any other Guarantor or any other Person which may adversely affect such Guarantor's subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;

     (g) any nonperfection of any security interest or other Lien on any collateral, if any, securing in any way any of the Obligations;

     (h) any application of sums paid by the Borrower, any other Guarantor or any other Person with respect to the liabilities of the Borrower to the Administrative Agent or the Lenders, regardless of what liabilities of the Borrower remain unpaid;

     (i) any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof; or

     (j) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Guarantor hereunder (other than indefeasible payment in full).

     Section 4.  Action with Respect to Guarantied Obligations.  The Lenders and
                 ---------------------------------------------
the Administrative Agent may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder take any and all actions described in Section 3 and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Loan Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Obligations; (d) release any other Guarantor or other Person liable in any manner for the payment or collection of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower, any other Guarantor or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Lenders shall elect.

     Section 5.  Representations and Warranties.  Each Guarantor hereby makes to
                 ------------------------------
the Administrative Agent and the Lenders all of the representations and warranties made by the Borrower with respect to or in any way relating to such Guarantor in the Credit Agreement and the other Loan Documents, as if the same were set forth herein in full.

     Section 6.  Covenants.  Each Guarantor will comply with all covenants which
                 ---------
the Borrower is to cause such Guarantor to comply with under the terms of the Credit Agreement or any of the other Loan Documents.

     Section 7.  Waiver.  Each Guarantor, to the fullest extent permitted by
                 ------
Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder and hereby waives all rights such Guarantor may now or in the future have under any statute or other Applicable Law.

     Section 8.  Inability to Accelerate Loan.  If the Administrative Agent
                 ----------------------------
and/or the Lenders are prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations by reason of any automatic stay or otherwise, the Administrative Agent and/or the Lenders shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

     Section 9.  Reinstatement of Guarantied Obligations.  If claim is ever made
                 ---------------------------------------
on the Administrative Agent or any Lender for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and the Administrative Agent or such Lender repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by the Administrative Agent or such Lender with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Credit Agreement, any of the other Loan Documents, or any other instrument evidencing any liability of the

Borrower, and such Guarantor shall be and remain liable to the Administrative Agent or such Lender for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Administrative Agent or such Lender.

     Section 10.  Subrogation.  Upon the making by any Guarantor of any payment
                  -----------
hereunder for the account of the Borrower, such Guarantor shall be subrogated to the rights of the payee against the Borrower; provided, however, that such
                                              --------  -------
Guarantor shall not enforce any right or receive any payment by way of subrogation or otherwise take any action in respect of any other claim or cause of action such Guarantor may have against the Borrower arising by reason of any payment or performance by such Guarantor pursuant to this Guaranty, unless and until all of the Guarantied Obligations have been indefeasibly paid and performed in full. If any amount shall be paid to such Guarantor on account of or in respect of such subrogation rights or other claims or causes of action, such Guarantor shall hold such amount in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith pay such amount to the Administrative Agent to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or to be held by the Administrative Agent as collateral security for any Guarantied Obligations existing.

     Section 11.  Payments Free and Clear.  All sums payable by each Guarantor
                  -----------------------
hereunder, whether of principal, interest, Fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any taxes or liability imposed by any Governmental Authority, or any Applicable Law promulgated thereby), and if any Guarantor is required by such Applicable Law or by such Governmental Authority to make any such deduction or withholding, such Guarantor shall pay to the Administrative Agent and the Lenders such additional amount as will result in the receipt by the Administrative Agent and the Lenders of the full amount payable hereunder had such deduction or withholding not occurred or been required.

     Section 12.  Set-off.  In addition to any rights now or hereafter granted
                  -------
under any of the other Loan Documents or Applicable Law and not by way of limitation of any such rights, each Guarantor hereby authorizes the Administrative Agent, at any time during the continuance of an Event of Default, without any prior notice to such Guarantor or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, or any affiliate of the Administrative Agent, to or for the credit or the account of such Guarantor against and on account of any of the Guarantied Obligations, although such obligations shall be contingent or unmatured.

     Section 13.  Subordination.  Each Guarantor hereby expressly covenants and
                  -------------
agrees for the benefit of the Administrative Agent and the Lenders that all obligations and liabilities of the Borrower to such Guarantor of whatever description, including without limitation, all intercompany receivables of such Guarantor from the Borrower

(collectively, the "Junior Claims") shall be subordinate and junior in right of payment to all Guarantied Obligations. If an Event of Default shall have occurred and be continuing, then no Guarantor shall accept any direct or indirect payment (in cash, property, securities by setoff or otherwise) from the Borrower on account of or in any manner in respect of any Junior Claim until all of the Guarantied Obligations have been indefeasibly paid in full.

     Section 14.  Avoidance Provisions.  It is the intent of each Guarantor, the
                  --------------------
Administrative Agent and the Lenders that in any Proceeding, such Guarantor's maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Administrative Agent and the Lenders) to be avoidable or unenforceable against such Guarantor in such Proceeding as a result of Applicable Law, including without limitation, (a)
Section 548 of the Bankruptcy Code of 1978, as amended (the "Bankruptcy Code") and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Administrative Agent and the Lenders) shall be determined in any such Proceeding are referred to as the "Avoidance Provisions". Accordingly, to the extent that the obligations of any Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guarantied Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Guarantied Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Administrative Agent and the Lenders), to be subject to avoidance under the Avoidance Provisions. This
Section is intended solely to preserve the rights of the Administrative Agent and the Lenders hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor or any other Person shall have any right or claim under this Section as against the Administrative Agent and the Lenders that would not otherwise be available to such Person under the Avoidance Provisions.

     Section 15.  Information.  Each Guarantor assumes all responsibility for
                  -----------
being and keeping itself informed of the financial condition of the Borrower and the other Guarantors, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any Lender shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.

     Section 16.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
                  -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

     SECTION 17.  WAIVER OF JURY TRIAL; ARBITRATION.
                  ---------------------------------

     (a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG ANY GUARANTOR, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE ADMINISTRATIVE AGENT AND EACH GUARANTOR HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE.

     (b) EACH OF THE GUARANTORS, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY AGREES THAT ANY FEDERAL DISTRICT COURT IN NEW YORK OR, AT THE OPTION OF THE ADMINISTRATIVE AGENT, ANY STATE COURT LOCATED IN NEW YORK, NEW YORK, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG ANY GUARANTOR, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE LOANS, THE NOTES OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. EACH GUARANTOR AND EACH OF THE LENDERS EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

     (c) EACH GUARANTOR, AND THE ADMINISTRATIVE AGENT AND EACH LENDER BY ACCEPTING THE BENEFITS OF THIS GUARANTY, AGREES THAT UPON DEMAND OF THE ADMINISTRATIVE AGENT OR ANY LENDER, WHETHER MADE BEFORE OR AFTER INSTITUTION OF ANY JUDICIAL PROCEEDING, AND SUBJECT TO RECEIPT OF THE PRIOR WRITTEN CONSENT OF THE REQUISITE LENDERS, ANY CLAIM OR CONTROVERSY ARISING OUT

OF, OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENTS ("DISPUTES") BETWEEN OR AMONG THE ADMINISTRATIVE AGENT OR ANY LENDER ON THE ONE HAND, AND ANY GUARANTOR ON THE OTHER, SHALL BE RESOLVED BY BINDING ARBITRATION CONDUCTED UNDER AND GOVERNED BY THE COMMERCIAL FINANCIAL DISPUTES ARBITRATION RULES (THE "ARBITRATION RULES") OF THE AMERICAN ARBITRATION ASSOCIATION (THE "AAA") AND THE FEDERAL ARBITRATION ACT. DISPUTES MAY INCLUDE, WITHOUT LIMITATION, TORT CLAIMS, COUNTERCLAIMS, DISPUTES AS TO WHETHER A MATTER IS SUBJECT TO ARBITRATION, CLAIMS BROUGHT AS CLASS ACTIONS, AND CLAIMS ARISING FROM LOAN DOCUMENTS EXECUTED IN THE FUTURE. A JUDGMENT UPON THE AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. NOTWITHSTANDING THE FOREGOING, THIS ARBITRATION PROVISION DOES NOT APPLY TO DISPUTES UNDER OR RELATED TO INTEREST RATE AGREEMENTS TO WHICH ANY LENDER IS A PARTY. ALL ARBITRATION HEARINGS SHALL BE CONDUCTED IN NEW YORK, NEW YORK. A HEARING SHALL BEGIN WITHIN 90 DAYS OF DEMAND FOR ARBITRATION AND ALL HEARINGS SHALL BE CONCLUDED WITHIN 120 DAYS OF DEMAND FOR ARBITRATION. THESE TIME LIMITATIONS MAY NOT BE EXTENDED UNLESS A PARTY SHOWS CAUSE FOR EXTENSION AND THEN NO MORE THAN A TOTAL EXTENSION OF 60 DAYS. THE EXPEDITED PROCEDURES SET FORTH IN RULE 51 ET. SEQ. OF THE ARBITRATION RULES SHALL BE APPLICABLE TO CLAIMS OF LESS THAN $1,000,000. ARBITRATORS SHALL BE LICENSED ATTORNEYS SELECTED FROM THE COMMERCIAL FINANCIAL DISPUTE ARBITRATION PANEL OF THE AAA. THE PARTIES DO NOT WAIVE ANY APPLICABLE LAWS EXCEPT AS PROVIDED HEREIN. NOTWITHSTANDING THE PRECEDING BINDING ARBITRATION PROVISIONS, THE PARTIES AGREE TO PRESERVE, WITHOUT DIMINUTION, THE FOLLOWING REMEDIES THAT THE ADMINISTRATIVE AGENT OR THE LENDERS MAY EXERCISE BEFORE OR AFTER AN ARBITRATION PROCEEDING IS BROUGHT. SUBJECT TO THE OTHER TERMS HEREOF, THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO PROCEED IN ANY COURT OF PROPER JURISDICTION OR BY SELF-HELP TO EXERCISE OR PROSECUTE THE FOLLOWING REMEDIES, AS APPLICABLE: (I) ALL RIGHTS TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY OR OTHER SECURITY BY EXERCISING A POWER OF SALE OR UNDER APPLICABLE LAW BY JUDICIAL FORECLOSURE INCLUDING A PROCEEDING TO CONFIRM THE SALE; (II) ALL RIGHTS OF SELF-HELP INCLUDING PEACEFUL OCCUPATION OF REAL PROPERTY AND COLLECTION OF RENTS, SET-OFF, AND PEACEFUL POSSESSION OF PERSONAL PROPERTY; (III) OBTAINING PROVISIONAL OR ANCILLARY REMEDIES INCLUDING INJUNCTIVE RELIEF, SEQUESTRATION, GARNISHMENT, ATTACHMENT, APPOINTMENT OF RECEIVER AND FILING AN INVOLUNTARY BANKRUPTCY PROCEEDING; AND (IV) WHEN APPLICABLE, A JUDGMENT BY CONFESSION OF JUDGMENT. ANY CLAIM OR CONTROVERSY WITH REGARD TO PARTIES ENTITLEMENT TO SUCH

REMEDIES IS A DISPUTE. THE PARTIES HERETO ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED ANY RIGHT THEY MAY HAVE TO A JURY TRIAL WITH REGARD TO A DISPUTE.

     Section 18.  Loan Accounts.  The Administrative Agent and each Lender may
                  -------------
maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guarantied Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of the Guarantied Obligation or otherwise, the entries in such books and accounts shall be deemed prima facie evidence of the amounts and other matters set forth herein. The failure of the Administrative Agent or any Lender to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.

     Section 19.  Waiver of Remedies.  No delay or failure on the part of the
                  ------------------
Administrative Agent or any Lender in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent or any Lender of any such right or remedy shall preclude other or further exercise thereof or the exercise of any other such right or remedy.

     Section 20.  Termination.  This Guaranty shall remain in full force and
                  -----------
effect until indefeasible payment in full of the Guarantied Obligations and the other Obligations and the termination or cancellation of the Credit Agreement.

     Section 21.  Successors and Assigns.  Each reference herein to the
                  ----------------------
Administrative Agent or the Lenders shall be deemed to include such Person's respective successors and assigns (including, but not limited to, any holder of the Guarantied Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to each Guarantor shall be deemed to include such Guarantor's successors and assigns, upon whom this Guaranty also shall be binding. The Lenders may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Guarantied Obligation, or grant or sell participation in any Guarantied Obligations, to any Person without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying any Guarantor's obligations hereunder. Each Guarantor hereby consents to the delivery by the Administrative Agent or any Lender to any Assignee or Participant (or any prospective Assignee or Participant) of any financial or other information regarding the Borrower or any Guarantor. No Guarantor may assign or transfer its obligations hereunder to any Person.

     Section 22.  JOINT AND SEVERAL OBLIGATIONS.  THE OBLIGATIONS OF THE
                  -----------------------------
GUARANTORS HEREUNDER SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH GUARANTOR CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE "GUARANTIED OBLIGATIONS" AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS HEREUNDER.

     Section 23.  Amendments.  This Guaranty may not be amended except in
                  ----------
writing signed by the Requisite Lenders (or all of the Lenders if required under the terms of the Credit Agreement), the Administrative Agent and each Guarantor.

     Section 24.  Payments.  All payments to be made by any Guarantor pursuant
                  --------
to this Guaranty shall be made in Dollars, in immediately available funds to the Administrative Agent at the Principal Office, not later than 2:00 p.m. on the date of demand therefor.

     Section 25.  Notices.  All notices, requests and other communications
                  -------
hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to each Guarantor at its address set forth below its signature hereto, (b) to the Administrative Agent, any Lender or the Arrangers at its address for notices provided for in the Credit Agreement, or
(c) as to each such party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not
--------  -------
be effective until received.

     Section 26.  Severability.  In case any provision of this Guaranty shall be
                  ------------
invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 27.  Headings.  Section headings used in this Guaranty are for
                  --------
convenience only and shall not affect the construction of this Guaranty.

     Section 28.  Definitions.  (a) For the purposes of this Guaranty:
                  -----------

     "Proceeding" means any of the following: (i) a voluntary or involuntary
      ----------
case concerning any Guarantor shall be commenced under the Bankruptcy Code of 1978, as amended; (ii) a custodian (as defined in such Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of any Guarantor; (iii) any other proceeding under any Applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to any Guarantor; (iv) any Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) any Guarantor makes a general assignment for the benefit of creditors; (vii) any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts;
(ix) any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by any Guarantor for the purpose of effecting any of the foregoing.

     (b) Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

     Section 29.  NO NOVATION.  THE PARTIES HERETO HAVE ENTERED INTO THIS
                  -----------
GUARANTY SOLELY TO AMEND AND RESTATE THE TERMS OF THE GUARANTY DATED AS OF MARCH 22, 1999 (THE "EXISTING GUARANTY"), EXECUTED BY THE GUARANTORS IN FAVOR OF THE ADMINISTRATIVE AGENT AND CERTAIN OF THE LENDERS. THE PARTIES DO NOT INTEND THIS AGREEMENT, NOR THE TRANSACTIONS CONTEMPLATED HEREBY, TO BE, AND THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OR WAIVER OF ANY OF THE OBLIGATIONS OWING BY ANY EXISTING GUARANTOR UNDER OR IN CONNECTION WITH THE EXISTING GUARANTY.


                           [Signature on Next Page]

     IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.

                         CNL AMERICAN PROPERTIES FUND, INC.


                         By:/s/ Steven D. Shackelford
                            ------------------------------
                            Name: Steven D. Shackelford
                                 -------------------------
                            Title:Chief Financial Officer
                                  ------------------------
                         CNL APF GP CORP.


                         By:/s/ Steven D. Shackelford
                            ------------------------------
                            Name: Steven D. Shackelford
                                 -------------------------
                            Title:Chief Financial Officer
                                  ------------------------

                         CNL APF LP CORP.


                         By:/s/ Steven D. Shackelford
                            ------------------------------
                            Name: Steven D. Shackelford
                                 -------------------------
                            Title:Chief Financial Officer
                                  ------------------------

                         Address for Notices:

                         400 East South Street
                         Orlando, Florida  32801
                         Attention:  Steven D. Shackelford
                         Telecopy Number:  (407) 650-1290
                         Telephone Number:  (407) 650-1115

                                      -12

                              ACCESSION AGREEMENT

     THIS ACCESSION AGREEMENT dated as of ____________, ____, executed and delivered by ______________________, a _____________ (the "New Subsidiary") in
favor of (a) FIRST UNION NATIONAL BANK, in its capacity as Administrative Agent (the "Administrative Agent") for the Lenders under that certain Amended and Restated Credit Agreement dated as of June 9, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among CNL APF Partners, LP (the "Borrower"), CNL American Properties Fund, Inc., the financial institutions party thereto and their assignees under
Section 12.5.(d) thereof (the "Lenders"), each of First Union Capital Markets Group and Banc of America Securities LLC, as Joint Lead Arrangers and Book Managers, NationsBank, N.A., as Syndication Agent, The Chase Manhattan Bank, as Documentation Agent, and the Administrative Agent.

     WHEREAS, pursuant to the Credit Agreement, the Administrative Agent and the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

     WHEREAS, the Parent owns, directly or indirectly, a majority of the issued and outstanding capital stock of, or other equity interest in, the New Subsidiary;

     WHEREAS, the Borrower, the New Subsidiary, the Parent and the other Guarantors, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Administrative Agent and the Lenders through their collective efforts;

     WHEREAS, the New Subsidiary acknowledges that it will receive direct and indirect benefits from the Administrative Agent and the Lenders making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, the New Subsidiary is willing to guarantee the Borrower's obligations to the Administrative Agent and the Lenders on the terms and conditions contained herein; and

     WHEREAS, the New Subsidiary's execution and delivery of this Agreement is a condition to the Administrative Agent and the Lenders continuing to make such financial accommodations to the Borrower.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Subsidiary, the New Subsidiary agrees as follows:

     Section 1.  Accession to Guaranty.  The New Subsidiary hereby agrees that
                 ---------------------
it is a "Guarantor" under that certain Guaranty dated as of June 9, 1999 (as amended, supplemented, restated or otherwise modified from time to time, the "Guaranty"), made by each Subsidiary of the Parent a party thereto in favor of the Administrative Agent and the Lenders and assumes all obligations of a "Guarantor" thereunder, all as if the New Subsidiary had been an original signatory to the Guaranty. Without limiting the generality of the foregoing, the New Subsidiary hereby:

     (a) irrevocably and unconditionally guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all Guarantied Obligations (as defined in the Guaranty);

     (b) makes to the Administrative Agent and the Lenders as of the date hereof each of the representations and warranties contained in Section 5 of the Guaranty and agrees to be bound by each of the covenants contained in Section 6 of the Guaranty; and

     (c) consents and agrees to each provision set forth in the Guaranty.

     SECTION 2.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
                 -------------
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

     Section 3.  Definitions.  Capitalized terms used herein and not otherwise
                 -----------
defined herein shall have their respective defined meanings given them in the Credit Agreement.

                           [Signatures on Next Page]

     IN WITNESS WHEREOF, the New Subsidiary has caused this Accession Agreement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.

                                      [NEW SUBSIDIARY]


                                      By:_____________________________
                                         Name:________________________
                                         Title:_______________________

                                      Address for Notices:

                                      ________________________
                                      ________________________
                                      ________________________
                                      Attention:  _______________
                                      Telecopy Number:  _____________
                                      Telephone Number:  _____________

Accepted:

FIRST UNION NATIONAL BANK,
 as Administrative Agent


By:_______________________
  Name:___________________
  Title:__________________

                                     -15-